Exhibit 10.96

RENAISSANCE TOWER

OFFICE LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made as of the Effective Date between BINYAN REALTY LP , a Delaware limited partnership (hereinafter called “Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (hereinafter called “Tenant”). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider and schedule attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.

BASIC LEASE PROVISIONS

1.	Building:

a. Name: The “Building” is the structure commonly known as Renaissance Tower located at 1201 Elm Street, Dallas, Texas 75270 and is located on the land more particularly described in Exhibit A attached to the Supplemental Lease Provisions (the “Land”).

b. Agreed Rentable Area of the Building: 1,735,285 square feet.

c. The Building, the Land, the parking garage located on the Land and serving the Building (the “Garage”) and all improvements and appurtenances to the Building, the Garage and the Land are referred to collectively in this Lease as the “Property”.

2.	Premises:

a. The “Premises” shall consist of all leasable space on the 3rd and 4th floors of the Building and that portion of the 5th floor of the Building, as more particularly identified on Exhibit B attached to the Supplemental Lease Provisions.1 If the Premises include, now or hereafter, one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

b. Agreed Rentable Area of the Premises: 78,060 square feet.

3.	“Basic Rent” (See Article 2, Supplemental Lease Provisions):

Rental Period	Rate Per Square Foot of Agreed Rentable Area	Basic Annual Rent	Basic Monthly Rent
Lease Months 1–36	$13.25	$1,034,295.00	$86,191.25
Lease Months 37–60	$14.25	$1,112,355.00	$92,696.25
Lease Months 61–66	$0.00	$0.00	$0.00
Lease Months 67–84	$15.25	$1,190,415.00	$99,201.25
Lease Months 85–108	$16.25	$1,268,475.00	$105,706.25
Lease Months 109–126	$17.25	$1,346,535.00	$112,211.25

“Monthly Anniversary of the Commencement Date” shall mean the numeric day of any calendar month that is the same numeric day as the Commencement Date. The first “Lease Month” shall commence on the Commencement Date and end on the last day of the month in which the day before the first Monthly Anniversary of the Commencement Date occurs. Each other “Lease Month” shall commence on the first day of the month and end on and include the last day of the same month. Each “Lease Year” shall be twelve (12) Lease Months. If the Commencement Date occurs on a day other than the first day of a

[1]	Subject to adjustment as provided in Section A.5 of Rider 2 hereto.

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calendar month, the first Lease Month shall include the period from the first Monthly Anniversary of the Commencement Date to the last day of the month in which such monthly anniversary date occurs and Tenant shall pay Basic Monthly Rent and Additional Rent (at the rates in effect on the Commencement Date) for such extended period. The Basic Annual Rent and Basic Monthly Rent shall be increased at such time as the Premises are expanded in accordance with the terms of this Lease or by the mutual written agreement of Landlord and Tenant.

4. “Tenant’s Pro Rata Share Percentage”: The Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage. As of the Commencement Date, Tenant’s Pro Rata Share Percentage shall be 4.4984%.

5. “Tenant’s Operating Expense Stop”: Tenant’s Operating Expense Stop shall be equal to actual Operating Expenses for the calendar year 2012 (the “Base Year”), grossed up in accordance with subsection 2.202 of the Supplemental Lease Provisions.

6. “Tenant’s Pro Rata Share of Electrical Expenses”: Tenant’s Pro Rata Share of Electrical Expenses shall be equal to the Electrical Expenses (as defined in the Supplemental Lease Provisions) for the applicable period of time, multiplied by Tenant’s Pro Rata Share Percentage.

7. “Tenant’s Real Estate Taxes Stop”: Tenant’s Real Estate Taxes Stop shall be equal to actual Real Estate Taxes for the Base Year; provided, however, that if Real Estate Taxes assessed for the Base Year do not reflect an assessment attributable to a 95% occupied building, then Tenant’s Real Estate Taxes Stop amount shall be adjusted upward to reflect an amount equal to reflect such assessment, as reasonably determined by Landlord.

8. “Term”: The Term of this Lease shall be equal to 126 Lease Months; provided, however, if the Commencement Date is a day other than the first day of a calendar month, the first Lease Month shall be in excess of a full calendar month as provided in item 3 of these Basic Lease Provisions.

9. “Commencement Date”: April 1, 2012.

10. “Expiration Date”: September 30, 2022.

11. “Security Deposit”: $86,191.25.

11A. “Prepaid Rent”: $86,191.25.

12. “Broker”: Cushman & Wakefield of Texas, Inc.

13. “Permitted Use”: As a call center (including related training rooms) and for general and administrative offices and uses ancillary thereto (provided such ancillary uses are consistent with the character of first class multi-tenant office buildings in the Dallas central business district), subject to Section 4.101 of the Supplemental Lease Provisions.

14. All payments shall be made payable to Landlord and sent to Landlord at P.O. Box 3085, Hicksville, NY 11802-3085 or to such other place and/or person or entity as Landlord may designate from time to time. All payments shall be in the form of check or in such other form as shall be mutually acceptable to Landlord and Tenant, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

15. Parking: See Exhibit E attached to the Supplemental Lease Provisions.

16. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):

LANDLORD:	TENANT:
1201 Elm Street	Priority Fulfillment Services, Inc.
Suite 2550	500 North Central Expressway
Dallas, TX 75270	Plano, TX 75074
Attention: Property Manager	Attention: Chief Financial Officer

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and	with a copy to:
c/o The Moinian Group	Wolff & Samson PC
530 Fifth Avenue, Suite 1800	One Boland Drive
New York, NY 10036	West Orange, New Jersey 07052
Attention: Harry Dreizen, Esq.	Attention: Morris Bienenfeld, Esq.

with a copy to:
Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202
Attention: Wayne F. Malecha

17. “Effective Date”: The date of Landlord’s execution and delivery of this Lease to Tenant as inserted by Landlord below Landlord’s signature on the signature page hereof.

18. Guarantor”: PFSweb, Inc., a Delaware corporation

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LIST OF EXHIBITS AND RIDERS

TO

SUPPLEMENTAL LEASE PROVISIONS

Exhibit A	Land Legal Description
Exhibit B	Floor Plan
Exhibit C	Work Letter
Exhibit D	Commencement Date Memorandum
Exhibit E	Parking Agreement
Exhibit F	Rules and Regulations
Exhibit G	SNDA
Exhibit H	Janitorial Specifications
Exhibit I	Location of Emergency Generator

Rider 1	Renewal Option
Rider 2	Expansion Option
Rider 3	Right of Refusal
Rider 4	Termination Option
Rider 5	Contraction Option

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TABLE OF CONTENTS

FOR

SUPPLEMENTAL LEASE PROVISIONS

Renaissance Tower/ Priority Fulfillment Services, Inc.

Renaissance Tower/ Priority Fulfillment Services, Inc.

SUPPLEMENTAL LEASE PROVISIONS

ARTICLE 1 — TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES.

1.101 Lease of Premises.

In consideration of the mutual covenants herein and subject to all the terms and conditions of this Lease, Landlord hereby leases, demises and lets to Tenant and Tenant hereby leases and takes from Landlord, the Premises (herein so called) as defined in Item 2 of the Basic Lease Provisions.

1.102 Agreed Rentable Area.

The agreed rentable area of the Premises is hereby stipulated to be the “Agreed Rentable Area” of the Premises set forth in Item 2b of the Basic Lease Provisions. The agreed rentable area of the Building is hereby stipulated to be the “Agreed Rentable Area” of the Building set forth in Item 1b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction or repair of the Building. For purposes of computing the Agreed Rentable Area in connection with any expansion of the Premises pursuant to Rider 2 or any contraction pursuant to Rider 5, the term “Agreed Rentable Area” shall mean the rentable square footage, on either a single tenancy floor or a floor to be occupied by more than one tenant, that is determined by measuring and computing the rentable area on each type of floor in accordance with the Standard Method for Measuring Floor Area in Office Buildings promulgated by Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996) (“BOMA”), with an add-on factor for single tenant floors of 5% and an add-on factor for multi-tenant floors equal to the greater of (i) 15%, or (ii) the lesser of the Building’s then-standard modified multi-tenant factor or the multi-tenant add-on factor as determined in accordance with BOMA.

1.103 Initial Term and Commencement.

The initial term of this Lease shall be the period of time specified in Item 8 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 9 of the Basic Lease Provisions and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 10 of the Basic Lease Provisions.

SECTION 1.2 DELIVERY OF PREMISES; COMPLETION OF WORK.

1.201 Delivery.

Upon the Effective Date, Landlord shall deliver possession of the Premises to Tenant, and Tenant shall thereafter have the right to access the Premises prior to the Commencement Date for the sole purpose of constructing improvements and installing Tenant’s fixtures, furniture, equipment and cabling in accordance with the Work Letter attached hereto as Exhibit C. Such access shall be subject to all terms and conditions of the Lease except that no Basic Rent or Additional Rent shall be payable prior to the Commencement Date, provided that in no event shall Tenant be permitted to occupy or access the Premises prior to the Commencement Date for any purpose other than as set forth in the preceding sentence. Tenant hereby accepts delivery of the Premises in their “as-is” condition for all purposes, subject only to Landlord’s completion of its obligations under the Work Letter (provided that the foregoing shall not relieve Landlord from any of its express repair or maintenance obligations under this Lease). Tenant acknowledges that Tenant has inspected the Premises and, subject only to Landlord’s completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes. Tenant hereby acknowledges and agrees that Landlord shall not be required to make any modifications or alterations to the Common Areas (hereinafter defined), provided that the foregoing shall not relieve Landlord from any of its express repair and maintenance obligations under this Lease. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES, THE BUILDING OR THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF SUITABILITY OF THE PREMISES FOR THE PERMITTED USE.

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1.202 Commencement Date Memorandum.

Promptly following the Commencement Date, Landlord and Tenant shall complete and execute a “Commencement Date Memorandum” (herein so called) in the form attached hereto as Exhibit D. If Tenant fails or refuses to execute a completed Commencement Date Memorandum within fifteen (15) days after the Commencement Date Memorandum is delivered to Tenant, the Commencement Date and Expiration Date shall be deemed to be the dates for same set forth in Commencement Date Memorandum as prepared by Landlord.

SECTION 1.3 REDELIVERY OF THE PREMISES.

1.301 Obligation to Deliver.

Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease and subject to Tenant’s remaining obligations under this Section, Tenant shall immediately deliver to Landlord the Premises in vacant, broom clean, good condition and with all maintenance and repairs required under this Lease to be performed by Tenant completed (ordinary wear and tear and damage caused by condemnation or casualty excepted), together with all keys and parking and access cards or devices (it being understood that each parking card or device not returned to Landlord shall be treated as lost and Tenant shall pay Landlord an amount reasonably determined in accordance with Exhibit E attached to these Supplemental Lease Provisions). Tenant shall, upon the expiration or earlier termination of this Lease or of Tenant’s right of possession, at the sole expense of Tenant, remove from the Premises (i) any equipment, appliances, machinery, trade fixtures, furnishings and personalty installed or placed in the Premises by or on behalf of Tenant, and (ii) at Tenant’s option, but without obligation of removal, any above-Building standard fixtures, equipment and improvements, such as a raised flooring system, UPS systems, backup generators, supplemental HVAC units, and any other fixtures and equipment installed by or at the direction of Tenant. Notwithstanding any other provision hereof, Tenant shall not be required to remove any alterations, improvements, cable trays, signs conduit, cabling or wiring from the Premises upon Lease termination or expiration. All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted in a fashion so as not to damage the Premises or the Building or any portion thereof or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant’s expense (not to exceed the actual, reasonable out-of-pocket cost to Landlord of performing such work). All property required to be removed pursuant to this Section not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (x) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or at such other address which Tenant provides to Landlord in accordance with the provisions of Article 14 below or (y) at the sole cost and expense of Tenant (not to exceed the actual, reasonable out-of-pocket cost to Landlord), remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

1.302 Failure to Deliver.

Intentionally omitted.

SECTION 1.4 HOLDING OVER.

In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease or the termination of Tenant’s right of possession hereunder, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord

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as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis, together with all Additional Rent (as hereinafter defined) which would have otherwise been due and payable by Tenant if such period of holdover had occurred during the Term. Tenant shall also pay any and all actual damages sustained by Landlord as a result of such holdover; provided, however, that except for the payment of holdover rent as set forth in this Section 1.4, Tenant shall not, during the first thirty (30) days after the expiration or earlier termination of this Lease or of Tenant’s right of possession hereunder, be liable for or obligated to pay any actual damages as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. In addition, Tenant agrees that Landlord shall be entitled to the payment of its actual, reasonable out-of-pocket legal fees in the event that Landlord prevails in a forcible detainer action brought by Landlord.

ARTICLE 2 — RENT

SECTION 2.1 BASIC RENT.

Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction other than as expressly set forth in this Lease, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter; provided that Tenant shall deliver the Prepaid Rent to Landlord simultaneously with Tenant’s execution and delivery of this Lease. The Prepaid Rent shall be applied to Tenant’s first Basic Monthly Rent payment coming due under this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated.

SECTION 2.2 ADDITIONAL RENT.

2.201 Definitions.

For purposes of this Lease, the following definitions shall apply:

(a) “Additional Rent”, for a particular calendar year, shall equal the sum of (i) Tenant’s Pro Rata Share of Electrical Expenses for such calendar year plus (ii) Tenant’s Pro Rata Share Percentage multiplied by the amount by which Real Estate Taxes (as hereinafter defined) for such year exceeds Tenant’s Real Estate Taxes Stop (as set forth in Item 7 of the Basic Lease Provisions) plus (iii) Tenant’s Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed Tenant’s Operating Expense Stop (as set forth in Item 5 of the Basic Lease Provisions) plus (iv) Tenant’s Pro Rata Share Percentage multiplied by Additional Pass Through Costs (as hereinafter defined) for such calendar year. Tenant shall not be entitled to any credit in Rent if Operating Expenses for any calendar year are less than Tenant’s Operating Expense Stop or Real Estate Taxes for any calendar year are less than Tenant’s Real Estate Taxes Stop.

(b) “Operating Expenses” shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles, including, but not limited to, the following: (i) insurance premiums

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(“Insurance Premiums”); (ii) water, sewer and other utility charges (“Utility Expenses”); (iii) service, testing and other charges incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning system; (iv) cleaning and other janitorial services inclusive of window cleaning); (v) tools and supplies costs; (vi) repair costs; (vii) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (viii) security and alarm services; (ix) license, permit and inspection fees; (x) management fees; (xi) wages and related benefits payable to employees, including taxes and insurance relating thereto; (xii) accounting services; (xiii) legal services, unless incurred in connection with tenant defaults or lease negotiations; (xiv) trash removal; (xv) garage and parking maintenance, repair and operating costs; and (xvi) the charges assessed against Landlord and /or the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property. Notwithstanding any contrary provision in subsection 2.201 of the Supplemental Lease Provisions or any other provisions of this Lease, “Operating Expenses” shall not include any of the following: fines, late fees, or penalties levied by any governmental or quasi-governmental agency and any awards of damages against the Landlord; Real Estate Taxes or other taxes payable by Landlord, including income, capital stock, estate, inheritance, franchise or excess profits taxes (provided that sales taxes shall be included in Operating Expenses); Additional Pass Through Costs; any of those Utility Expenses which constitute Electrical Expenses; costs which are paid by insurance proceeds (or which would have been paid by insurance proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease) or costs which are paid by condemnation awards received by Landlord or as a direct reimbursement by a Building tenant (other than as a shared operating expense or as a direct payment in lieu of a shared operating expense); costs of capital improvements which are not treatable as expenses under generally accepted accounting principles; expenses incurred in leasing or procuring or attempting to procure new tenants, including advertising expenses or leasing commissions paid to agents of Landlord or other brokers; depreciation of the Building or Landlord’s personal property at the Building or any other improvements to the Property; interest, late fees and other charges on debt or amortization payments on any mortgage or deed of trust; costs for repairs or maintenance that are reimbursed directly by others, including reimbursement made on warranty claims; costs for renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building or any other vacant leasable space; expenses relating to the sale, financing or refinancing of the Building; costs relating to disputes between Landlord and a specific tenant of the Building; costs of removal or disposal of Hazardous Materials in the Property that were not caused by the actions of Tenant, its agents, employees, contractors, subtenants, assignees or invitees; rent payable under any ground lease pertaining to the Land on which the Building is located; salaries or other compensation paid to executive employees above the grade of Senior Real Estate Manager; costs in connection with services, items or other benefits of a type which are not standard for the Building and which are not available to Tenant, but which are provided to another tenant of the Building with or without a specific charge therefor by Landlord; the annual fee for any property management services for the Property to the extent it exceeds three percent (3%) of the aggregate annual gross revenue for the Property; compensation paid to employees of Landlord who are not employed solely in connection with the Property, to the extent of the pro rata portion of such compensation attributable to the portion of such employees’ duties that are unrelated to the Property; compensation paid by Landlord to clerks, attendants or other persons in commercial concessions other than the parking facilities associated with the Building (such as a snack bar, restaurant or newsstand); payments to any affiliate of Landlord for services, goods, supplies or other materials constituting Operating Expenses to the extent that such payments are in excess of that which would have been paid had the services, goods, supplies or materials been provided by unaffiliated third parties of similar skill, competence and experience; the costs incurred related to maintaining Landlord’s existence, either as a corporation, partnership or other entity, or with respect to the operation of the business of the entity which constitutes Landlord, including without limitation partnership or corporate accounting and legal matters; costs of correcting defects in the construction of the Building (including latent defects); costs incurred with respect to purchasing investment-grade paintings, sculptures or other works of art for display at the Property; costs of installing, operating or maintaining any specialty service operated by Landlord, such as but not limited to an observatory, beacon, public broadcasting facility, heliport, or luncheon or recreational club (but expressly excluding a health or fitness club or facility); contributions to Operating Expense reserves; costs of repairs, replacements, alterations or improvements necessary to make the Property comply with

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applicable Law effective as of the Effective Date; costs of repairs, replacements, alterations and/or improvements, the need for which arises out of the gross negligence or willful misconduct of Landlord, its employees or agents; any bad debt loss, rent loss, or reserves for bad debts or rent loss; cash contributions for charitable or political purposes; or costs associated with the operation of the “Crystal Court”.

(c) “Electrical Expenses” shall mean all Utility Expenses incurred in the form of charges for electrical current supplied to the Property.

(d) “Real Estate Taxes” shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises (including without limitation any franchise or gross margins tax payable by Landlord which is attributable to rent or other revenue derived from the Property); provided, however, that if Real Estate Taxes assessed for the Base Year or any other Lease Year during the Term do not reflect an assessment attributable to a 95% occupied building, then Real Estate Taxes shall be adjusted upward to reflect an amount equal to reflect such assessment, as reasonably determined by Landlord. Notwithstanding any contrary provision in subsection 2.201 of the Supplemental Lease Provisions or any other provisions of this Lease, “Real Estate Taxes” shall not include (1) income tax, excise tax or inheritance tax, gift tax, transfer tax or estate tax, (2) interest or penalties imposed upon Landlord for late payment of Real Estate Taxes, or (3) special assessments and separately assessed Real Estate Taxes relating to the expansion or renovation of the Project or from a tenant’s improvements.

(e) “Additional Pass Through Costs” shall mean the following costs and expenses incurred by Landlord from and after the Commencement Date: (i) subject to the limitations of clause (ii) following, the cost of any improvement made to the Property by Landlord that is required under any governmental Law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, as of the Effective Date, amortized over a reasonable period of time within the guidelines set forth first by generally accepted accounting principles, consistently applied (“GAAP”), and if not applicable, in accordance with sound real estate accounting principles consistently applied, together with an amount equal to interest at the average rate of the prime rate of interest per annum charged by the nation’s thirty (30) largest banks as published in The Wall Street Journal on the date the applicable expense is incurred plus three hundred basis points (the “Amortization Rate”) on the unamortized balance thereof; (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102, the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213, or any other applicable law, statute, ordinance, order, rule, regulation or other Law relating to access to the Property by disabled individuals (collectively, the “Disability Acts”), amortized over a reasonable period of time within the guidelines set forth first by GAAP, and if not applicable, in accordance with sound real estate accounting principles consistently applied, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over a reasonable period of time within the guidelines set forth first by GAAP, and if not applicable, in accordance with sound real estate accounting principles consistently applied, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof.

2.202 Gross-Up.

Operating Expenses and Electrical Expenses for the Base Year and all other Lease Years during the Term shall be grossed up to include all Operating Expenses and Electrical Expenses (as applicable) which Landlord would have incurred, paid or been obligated to pay during such year if the Building had been one hundred percent (100%) occupied. When any Building systems are under warranty during the Base Year such that a service contract is not required for such system, such adjustment for the Base Year shall also include the cost that would have been incurred for such service contract in the absence of the applicable warranty.

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2.203 Payment Obligation.

Commencing with the Commencement Date and continuing until the expiration of this Lease, Tenant shall pay to Landlord the Additional Rent, in monthly installments as hereinafter provided. By December 1 of each calendar year during the term of this Lease (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Landlord’s estimate of Additional Rent for the following calendar year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment of Additional Rent, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within ninety (90) days after the end of (i) each calendar year and (ii) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year together with a reasonably detailed breakout of Real Estate Taxes, Electrical Expenses and major items of Operating Expenses, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (y) Landlord shall have the right to reasonably estimate the actual Additional Rent allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant’s total monthly payments of Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall credit against the next Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord, within thirty (30) days of determination. Unless Tenant takes written exception to any item within one hundred twenty (120) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. During the Term, any amount due Landlord as shown on any such statement shall be paid by Tenant by the date on which its next Basic Monthly Rent payment is due (provided that if Tenant receives Landlord’s statement less than thirty (30) days before such payment is due, then Tenant’s payment shall be due on the date on which the following Basic Monthly Rent payment is due). Following the expiration or earlier termination of this Lease, any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant (which obligation shall survive the expiration or the earlier termination of this Lease). For purposes of calculating Additional Rent, the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating Additional Rent for each calendar year after 2012 shall be limited to 6% per calendar year on a cumulative basis; for example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of Additional Rent for each calendar year after 2012 shall equal the product of the Controllable Operating Expenses for the calendar year 2012 and the following percentages for the following calendar years: 106% for 2013, 112% for 2014, 118% for 2015, etc. The term “Controllable Operating Expenses” shall mean all items of Operating Expenses (adjusted as provided in subsection 2.202) that are within the reasonable control of Landlord, but shall specifically exclude Utility Expenses, insurance costs and costs incurred because of force majeure. Any invoice or statement provided to Tenant reflecting Additional Rent or other amounts due under this Lease shall include a breakout of any sales tax included in the amounts set forth in such invoice or statement.

Tenant shall have the right to perform, no more than once in any calendar year, an annual audit on Landlord’s books and records which reflect Additional Rent to verify Landlord’s calculation of actual Additional Rent for the prior calendar year, provided that (i) such audit shall be requested, if at all, within one hundred eighty (180) days after the receipt of the annual statement of actual Additional Rent from Landlord, (ii) such audit shall be performed during Landlord’s normal business hours, at the place in Dallas, Texas where Landlord maintains its records (or if such records are not maintained in Dallas, Texas, then Landlord shall deliver the appropriate records to the Building’s management office) and only after Landlord has received thirty (30) days prior written notice, (iii) such audit shall be conducted by a certified public accountant or real estate services firm reasonably acceptable to Landlord, which accountant or firm

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shall not perform the audit on a contingency fee basis, (iv) the auditor’s report reflecting the results of such audit shall be promptly delivered to Landlord, (v) such audit and/or inspection shall commence promptly after Landlord makes such books and records available to Tenant’s auditor and thereafter proceed reasonably to conclusion, (vi) such audit and/or inspection shall not unreasonably interfere with the conduct of Landlord’s business, (vii) both Tenant and the accounting firm conducting the audit and/or inspection shall execute a confidentiality agreement for the benefit of Landlord, in the form reasonably requested by Landlord, prior to the commencement of the audit or inspection, and (viii) in no event shall Tenant be permitted to audit or review Landlord’s other leases or agreements with other Building tenants or occupants. This paragraph shall not be construed to limit or abate Tenant’s obligation to pay the Additional Rent when due as set forth in this Lease. If such audit conducted by Tenant discloses that Tenant has overpaid Additional Rent, then, after review of such audit by Landlord or by accountants selected by Landlord, any overpayment shall be refunded to Tenant (provided that if Tenant is then in default in the payment of any Rent, such overpayment shall be applied against any amount Tenant owes as a result of such default) within thirty (30) days after the verification of the audit (such verification to be completed within sixty (60) days after Landlord’s receipt of Tenant’s audit report). Failure by Tenant to contest or dispute the allocation of Additional Rent within one hundred eighty (180) days of the date any annual statement for Additional Rent is submitted to Tenant (a) shall be deemed a waiver of the applicable audit or dispute right and any right to contest the Additional Rent for the applicable calendar year; and (b) shall be deemed acceptance of the Additional Rent charges as submitted to and reviewed by Tenant. The foregoing provisions shall survive termination or expiration of this Lease. Tenant shall not be entitled to conduct such an audit if Tenant is in monetary default under this Lease beyond the expiration of any applicable notice and cure period. If the audit proves that Landlord’s calculation of Operating Expenses for the calendar year under inspection was overstated by more than five percent (5%), then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees (but specifically excluding any travel and lodging expenses) applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor.

2.204 Billing Disputes.

If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord’s calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant’s position. If an Additional Rent Dispute is resolved in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment of Additional Rent, together with interest from the time of such overpayment at the annual rate of ten percent (10%) and attorneys’ fees in accordance with Section 15.18. If an Additional Rent Dispute is resolved in favor of Landlord, Tenant shall forthwith pay to Landlord attorneys’ fees in accordance with Section 15.18.

2.205 Revisions in Estimated Additional Rent.

If Real Estate Taxes, Insurance Premiums, Utility Expenses or Additional Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may reasonably revise the estimated Additional Rent during such year by giving Tenant no less than thirty (30) days written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

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2.206 Real Estate Tax Protest.

Tenant waives all rights pursuant to applicable Law to protest appraised values or receive notice of reappraisal regarding the Property (including Landlord’s personalty), irrespective of whether Landlord contests same.

SECTION 2.3 RENT DEFINED AND NO OFFSETS.

Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff except as expressly set forth in this Lease.

SECTION 2.4 LATE CHARGES.

If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a “Late Charge” of four cents ($.04) per dollar so overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand. Notwithstanding the foregoing, Landlord shall not impose a Late Charge against Tenant for the first time in any Lease Year Tenant fails to pay any amount when due under this Lease, provided such amount is paid within five (5) days after notice from Landlord that the same is overdue.

ARTICLE 3 — SECURITY DEPOSIT

Tenant will pay Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 11 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Landlord shall deposit the Security Deposit into a segregated money market or savings account with a national banking association or a bank chartered with the Texas Department of Banking, but Tenant shall not be entitled to interest thereon. Landlord may not commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. If Tenant defaults beyond any applicable notice and cure periods with respect to any provision of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other actual, reasonable out-of-pocket amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including, without limitation, actual and reasonable out-of-pocket costs and actual and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises. If Landlord ever uses, applies or retains all or any portion of the Security Deposit pursuant to the preceding sentence, Tenant will, within ten (10) days after receipt of a written demand from Landlord, deliver to Landlord an amount which will increase the balance of the Security Deposit to its original level. The Security Deposit, or so much thereof, if any, as shall not have been applied by Landlord in accordance with the terms of this Article 3, shall be returned to Tenant within sixty (60) days after the Expiration Date. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof. To the fullest extent permitted by applicable law, Tenant agrees that the provisions of this Article 3 shall supersede and replace all statutory rights under applicable law regarding the retention, application or return of security deposits.

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ARTICLE 4 — OCCUPANCY AND USE

SECTION 4.1 USE OF PREMISES.

4.101 General.

The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 13 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any Law, ordinance or governmental or municipal regulation, order, or certificate of occupancy (including any use which would create a population density within the Premises which is in excess of one person per 75 square feet of usable area), or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which disturbs the quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which emits unreasonable offensive odors or conditions from the Premises; or commit or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant’s employees only; or use any apparatus which makes undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents (excluding any such increase resulting solely from use of the Premises for the Permitted Use) and, if there is any increase in such rate by reason of acts of Tenant (in addition to any such increase, if any, resulting solely from the use of the Premises for the Permitted Use), then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith. Tenant shall keep the Premises reasonably neat and clean at all times.

4.102 Hazardous and Toxic Materials.

(a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials (“ACM”) and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable Laws or that are subject to any right-to-know laws or requirements.

(b) Neither Tenant nor any of its contractors nor any of their respective employees, agents or contractors shall knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials at or on the Premises or the Property except for Tenant’s use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable Laws. Upon reasonable advance notice to Tenant, and so long as same is done in a manner as to minimize any unreasonable interference with Tenant’s normal business operations in the Premises, Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Tenant shall have the right to have a representative present at all times Landlord or its employees, agents, contractors or representatives are present in the Premises for such purposes, and Landlord, at its sole cost and expense, shall promptly repair and restore any damage caused by the acts or omissions of Landlord or its employees, agents, contractors or representatives while present in the Premises. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Property in a manner that will not materially and adversely affect Tenant’s access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge. Landlord has notified Tenant of the existence of ACM encapsulated in existing pipe chases running through the Premises, and Tenant shall not permit its employees, agents or contractors to disturb such existing materials.

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(c) If Tenant or its employees, agents or contractors ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable Laws and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant’s obligations under this subsection 4.102(c) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable Laws.

(d) To the extent such action is required by applicable Law, Landlord shall be responsible for the removal or remediation of any hazardous or toxic materials (i) located in any portion of the Premises prior to Landlord’s delivery thereof to Tenant, or (ii) located in the Common Areas, Garage, Service Areas or Service Corridors to the extent the presence or release thereof was not necessitated by the conduct of any Tenant Party. Landlord has not, to its current, actual knowledge, received any written notice of the existence of hazardous or toxic materials currently located in, on or under the Land or the Building in violation of any applicable Law. Notwithstanding the foregoing representation, Landlord’s compliance with the first sentence of this Section 4.102(d) shall be Landlord’s sole obligation with respect to any remediation requirements and Tenant’s sole remedy therefor.

SECTION 4.2 PERMITS.

If any governmental license, certificate or permit shall be required for occupancy of the Premises or the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license, certificate or permit. Additionally, if any alterations or improvements made to the Premises by Tenant or Tenant’s use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

SECTION 4.3 COMPLIANCE WITH LAWS.

4.301 Tenant’s Compliance Obligation.

(a) Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations of governmental and quasi-governmental authorities exercising jurisdiction (each a “Law” and collectively “Laws”) affecting (i) Tenant’s use and occupancy of the Premises, (ii) any improvements constructed within the Building by Tenant or by a party other than Landlord on behalf of Tenant and (iii) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant, provided, however, Tenant’s compliance obligations with respect to the Disability Acts shall be governed by paragraph (b) following.

(b) Tenant, at Tenant’s expense, shall be responsible for the compliance of the Premises with all requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant’s employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant’s business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant’s business, or its employees, or Tenant’s business operations that triggers an obligation under the Disability Acts.

(c) If any Law with which Tenant is required to comply pursuant to this Lease is violated, Tenant shall promptly take such corrective action as is necessary to cause compliance.

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4.302 Landlord’s Compliance Obligation.

(a) Except for Laws with which Tenant is required to comply under subsection 4.301, Landlord shall be responsible for compliance with all Laws (including, without limitation, environmental laws) relating to the Property.

(b) Landlord shall be responsible for the compliance of the Common Areas with the Disability Act requirements that are in effect on the Commencement Date or are hereinafter imposed to the extent and at the times required under the Disability Acts. Without limitation of the foregoing, Landlord’s compliance obligation shall expressly include maintaining the path of travel to the Premises in compliance with the Disabilities Act and other applicable Laws.

(c) If any Law with which Landlord is required to comply pursuant to this Lease is violated, Landlord shall promptly take such corrective action as is necessary to cause compliance.

SECTION 4.4 RULES AND REGULATIONS.

Tenant will comply with such rules and regulations (the “Rules and Regulations”) generally applying to tenants in the Building as may be adopted from time to time by Landlord acting reasonably for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are attached hereto as Exhibit F attached hereto. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease. Landlord shall enforce the Rules and Regulations in a reasonably nondiscriminatory manner, taking prevailing circumstances into account.

SECTION 4.5 ACCESS.

Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers or, during the last twelve (12) months of the Term, prospective tenants and to fulfill Landlord’s obligations or exercise its rights (including without limitation Landlord’s Reserved Right [as hereinafter defined]) under this Lease. Landlord shall use reasonable efforts to coordinate any access pursuant to this Section with Tenant in order to minimize any interference with Tenant’s use of the Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby, except that such waiver shall not apply to the extent resulting from Landlord’s gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s vaults, safes and any other secured areas designated and reasonably approved by Landlord. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor. Other than in the event of an emergency, Tenant shall have the right to have a representative present at all times Landlord or any of its employees, agents, contractors or representatives are present in the Premises.

SECTION 4.6 QUIET POSSESSION.

So long as this Lease is in full force and effect and Tenant’s right of possession has not been terminated, Landlord covenants that Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all deeds of trust, mortgages, security agreements, Laws and restrictive covenants which now or hereafter affect the Property.

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ARTICLE 5 — UTILITIES AND SERVICES

SECTION 5.1 SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.108 below, subject to all other provisions of this Lease. Unless otherwise expressly provided herein, all such services shall be provided in a manner substantially consistent with such services provided in other comparable Class “A” multi-tenant office buildings of similar size and quality in the general vicinity of the Building.

5.101 Elevator Service.

Landlord shall provide automatic passenger elevator to service the Premises at all times, subject to Landlord’s reasonable procedures for use outside of Standard Building Hours so long as such procedures shall not deprive Tenant of commercially reasonable access to and egress from the Premises twenty four (24) hours per day, seven (7) days per week (except in cases of emergency). Other than in the event of an emergency, Landlord agrees that there shall at all times be a minimum of two (2) passenger elevators servicing the Premises outside of Standard Building Hours and (ii) a minimum of four (4) passenger elevators servicing the Premises during Standard Building Hours. Additionally, Landlord shall provide automatic freight elevator service (in addition to passenger elevator service) to the Premises during Standard Building Hours, with such freight elevator service to be available at other times upon reasonable prior notice to Landlord and subject to the Building’s Rules and Regulations regarding the use thereof. The term “Standard Building Hours” shall mean 7:00 a.m. to 6:00 p.m. (Dallas, Texas time) Monday through Friday (excluding Building Holidays), and 8:00 a.m. to 1:00 p.m. (Dallas, Texas time) on Saturdays (excluding Building Holidays). The term “Building Holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. Subject to applicable events of emergency and events of casualty or condemnation, and further subject to Tenant’s compliance with Building security procedures and Rules and Regulations, Tenant shall be permitted access to the Premises on a 24 hour, 7 day per week basis.

5.102 Heat and Air Conditioning.

Except for Lease Holidays, Landlord shall, each day during all Lease HVAC Hours, ventilate the Premises and furnish heat or air conditioning (collectively, “HVAC Services”), at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises (but not less than 68 degrees Fahrenheit dry bulb and not more than 76 degrees Fahrenheit dry bulb when, for cooling purposes, outside temperatures are not more than 102 degrees Fahrenheit dry bulb, and when, for heating purposes, outside temperatures are not less than 10 degrees Fahrenheit dry bulb) and with ventilation at all times not less than that required by ASHRAE 62.1-2004 (but only to the extent the duct work then serving the Premises is sufficient to enable Landlord to meet this standard given the population density within the Premises), subject to events of force majeure and any Laws relating to, among other things, energy conservation. The term “Lease Holidays” shall mean New Year’s Day and Christmas Day. The term “Lease HVAC Hours” shall mean (i) 24 hour service for the portion of the Premises located on the 4th floor of the Building, and (ii) from 6:00 a.m. to 11:59 p.m. for the remainder of the Premises. Notwithstanding anything herein to the contrary, with respect to the portion of the Premises located on the 4th floor of the Building between the hours of 12:01 a.m. to 6:00 a.m., the permissible temperature range for HVAC Services provided above shall not require Landlord to cool such space below 80 degrees Fahrenheit dry bulb nor heat such space above 65 degrees Fahrenheit dry bulb.

5.103 Electricity.

Landlord shall furnish to the Premises electrical service of not less than 5 watts per rentable square foot of connected load, consisting of 2 watts per rentable square foot for lighting (277 volt) and 3 watts per rentable square foot convenience outlet service (120 volt); provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) (i) by equipment which requires a voltage other than 120 volts single phase (excluding Building standard overhead lighting), (ii) in excess of that currently supplied to the Premises, or (iii) by any single piece of equipment in excess of 0.5 kilowatts

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at rated capacity (such consumption is herein referred to as “Excess Consumption” and the costs of Excess Consumption are herein referred to as “Excess Consumption Costs”). Without in any way limiting Tenant’s responsibility for Excess Consumption Costs, Tenant shall not (i) without the express prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), install or use or permit the installation or use of any computer or electronic data processing equipment or any other electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase or otherwise has high electrical consumption or (ii) use electric current in excess of the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord may determine Excess Consumption by a survey performed by a reputable consultant or by an additional separate meter in the Premises (provided that Tenant shall have the right to dispute such determination of Excess Consumption). If such survey reveals that there has been Excess Consumption at the Premises, Tenant shall be responsible for (i) the actual, reasonable out-of-pocket cost of any such survey performed by Landlord, and (ii) if Landlord installs a meter to measure Excess Consumption, all actual, reasonable out-of-pocket costs associated with such separate metering including, but not limited to, the cost of installing, maintaining, repairing and reading the separate metering devices and subpanels. Excess Consumption Costs shall be billed to Tenant at the bulk or wholesale rate charged to Landlord for the entire Building without markup or surcharge, but Tenant shall additionally be responsible for a 10% administrative fee and a monthly meter reading fee of $25 per meter (which fees shall be included in Excess Consumption Costs). All Excess Consumption Costs shall be due and payable by Tenant within thirty (30) days after receipt of Landlord’s invoice for same. Following any determination that Excess Consumption is occurring at the Premises, Tenant may elect to modify its usage or equipment in the Premises such that Excess Consumption is no longer occurring at the Premises, in which event Tenant shall not be charged for any further such Excess Consumption following confirmation by Landlord.

5.104 Water.

Landlord shall furnish water to those points of supply provided for the general use of Building tenants, for drinking, cleaning and lavatory purposes only.

5.105 Janitorial Services.

Landlord shall provide janitorial services to the Premises comparable to that provided in other Class “A” multi-tenant office buildings of similar size and quality in the general vicinity of the Building, provided the Premises are used for the Permitted Use only and further provided Tenant complies with subsection 6.201 below. Such janitorial services shall include cleaning of the exterior surface of the Building’s perimeter windows twice per year and cleaning of the interior surface of the Building’s perimeter windows once per year. Landlord currently provides janitorial services in accordance with the janitorial specifications for the Building attached as Exhibit H hereto.

5.106 Common Areas.

Landlord shall maintain and repair the Common Areas (hereinafter defined) in a manner reasonably comparable to that provided in other Class “A” multi-tenant office buildings of similar size and quality in the general vicinity of the Building.

5.107 Bulbs and Ballasts.

Landlord shall provide Building standard bulbs and ballasts as necessary in the Premises. Any light bulbs and/or tubes and ballast which are used in the in any lighting in the Premises which are not the same as those light bulbs and/or tubes and ballast which are provided by Landlord to all other tenants of the Building, shall be replaced by Landlord upon Tenant’s request therefor, but shall be obtained by Tenant at Tenant’s sole cost.

5.108 Security Services.

Landlord shall provide, on a 24 hours per day, 7 days per week basis, manned security services in a manner substantially consistent with such services provided in other comparable Class “A” multi-tenant office buildings of similar size and quality in the general vicinity of the Building. Landlord has delivered to Tenant a general description of such current Building security services and same are acceptable to Tenant.

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Tenant acknowledges and agrees that such security services may not ensure the prevention of injury, theft or damage to Tenant or Tenant’s partners, officers, employees, invitees, agents or contractors or their property.

SECTION 5.2 ADDITIONAL SERVICES.

Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current and water, provided by Landlord by reason of any use of the HVAC Services at any time other than the Lease HVAC Hours or by reason of any use of services beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant’s computer, telecommunications or other equipment. During the first two Lease Years, Landlord agrees to offer Tenant a reduced rate of $50.00 per hour per floor (or portion thereof) for Tenant’s use of HVAC Services outside of the Lease HVAC Hours; thereafter, such rate shall be subject to increases in proportion to any increases in Landlord’s cost of electricity over the current rate of $0.06 per kilowatt hour. In no event will Landlord be required to provide any additional services if Tenant is in breach beyond applicable notice and cure periods of its obligation to pay any Rent hereunder as and when due and payable. Landlord shall invoice Tenant for any charges for any additional services, and Tenant shall pay same by the date on which its next Basic Monthly Rent payment is due (provided that if Tenant receives Landlord’s invoice less than thirty (30) days before such payment is due, then Tenant’s payment for such charges shall be due on the date on which the following Basic Monthly Rent payment is due).

SECTION 5.3 TENANT’S OBLIGATION.

Tenant agrees to cooperate at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services.

SECTION 5.4 SERVICE INTERRUPTION.

5.401 Service Failure.

Landlord shall not be liable for and, except as provided in subsection 5.402 below, Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord’s failure to maintain temperature or electrical constancy levels or to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or by any cause, nor shall any such failure or results or effects thereof be construed as an eviction (constructive or actual) of Tenant or as a breach of any implied warranty of suitability or habitability, or relieve Tenant from the obligation to perform any covenant or agreement herein and in no event shall Landlord be liable for damage to persons or property (including, without limitation, business interruption) or be in default hereunder, as a result of any such uncontrollable event or results or effects thereof.

5.402 Limited Right to Abatement of Rent.

If any portion of the Premises is rendered Untenantable because (i) Landlord fails to deliver any service as required under subsection 5.101 through 5.104 above, (ii) Tenant’s access to the Premises is prevented or severely impaired, or (iii) any voice or data cabling serving the Premises is severed or otherwise compromised by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors (such failure, lack of access or impairment of cabling, an “Interruption”) for any reason for any period (other than a reconstruction period pursuant to Section 7.1 or Article 8 below, in which event the terms of such provisions shall control) exceeding five (5) consecutive days after written notice by Tenant to Landlord thereof, and provided such failure or lack of access is not caused by the act or omission of any Tenant Party, Tenant shall be entitled to a fair partial abatement of Basic Rent and Additional Rent for any portion of the Premises affected by such Interruption from the expiration of such five (5) consecutive day period until such service or access is restored. In addition, if any Interruption shall result in the Premises being rendered Untenantable for ten (10) non-consecutive days in any given thirty (30) day period, then even if no abatement would be available under the preceding sentence, Tenant shall be entitled

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to a fair partial abatement of Basic Rent and Additional Rent for any portion of the Premises affected by such Interruption for each day the Premises or any portion thereof is so rendered Untenantable. For purposes of this subsection 5.402, the term “Untenantable” shall mean that the Interruption renders the Premises unfit for reasonable occupancy for the use permitted hereunder so that Tenant is not reasonably able to occupy the Premises for the purposes necessary to the operation of its business.

SECTION 5.5 SUPPLEMENTAL HVAC.

Subject to Landlord’s reasonable approval, Tenant shall be permitted to install self-contained units for HVAC and humidity control (not to exceed five tons of cooling per floor) (“Supplemental Systems”) for areas that require supplemental cooling. The cost of the electricity to run such Supplemental Systems will constitute Excess Consumption as set forth in Section 5.103. In addition, Landlord shall make available to Tenant chilled water (for heat rejection purposes only) if required for any such Supplemental Systems, at the Building’s standard charge for same (to be paid by Tenant in accordance with Section 5.2 above).

ARTICLE 6 — MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR.

Landlord shall (subject to Section 7.1, Section 7.4, Section 7.5, Article 8 below and Landlord’s rights under Section 2.2 above and except for ordinary wear and tear) maintain and repair the exterior walls and windows, roof and load bearing elements and other structural elements of the Building and the Building’s mechanical, electrical, plumbing and heating, ventilation and air conditioning (“HVAC”) system, and fire/life safety systems, Common Area restrooms and Common Areas in a manner substantially equivalent to that provided in other comparable Class “A” multi-tenant office buildings of similar size and quality in the general vicinity of the Building. Except for load bearing elements of the Building and the existing components of the Building systems located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.

6.201 Tenant’s Obligation.

Subject to Sections 6.1, 7.1, 7.4 and 7.6 and Article 8 of this Lease, Tenant shall, at Tenant’s sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures (other than those that are a part of base building systems), walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances and equipment which are part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including actual, reasonable attorneys’ fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury. All maintenance, repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that maintenance, repairs or replacements are performed or required to be performed by Tenant under this Section 6.2. Notwithstanding anything herein to the contrary, Tenant shall have no obligation to perform any maintenance or repairs necessitated by the gross negligence or willful misconduct of Landlord or its employees, agents, contractors or representatives.

6.202 Rights of Landlord.

Landlord shall have the same rights with respect to maintenance, repairs and/or replacements performed by Tenant as Landlord has with respect to Installations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order,

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condition and repair, or otherwise satisfy its maintenance, repair and replacement obligations under subsection 6.201 above or subsection 6.203 below, Landlord shall have the right to deliver notice of Landlord’s intention to perform such work on Tenant’s behalf and at Tenant’s expense, and unless Tenant shall commence such work within thirty (30) days of Landlord’s delivery of such notice, and thereafter prosecute such work with commercially reasonable diligence, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant’s expense (provided that Landlord shall be entitled to perform any such work without prior notice to Tenant in the event of an emergency). Tenant shall pay to Landlord on demand the actual, reasonable out-of-pocket amount of any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid and an administrative fee equal to ten percent (10%) of the costs incurred by Landlord.

6.203 Tenant Service Equipment.

Tenant shall maintain and repair all supplemental HVAC units, data and phone cabling, and any and all other installations and equipment installed in the Premises, above the acoustical ceiling tiles of the Premises or elsewhere in the Building (such equipment and installations collectively referred to as the “Tenant Service Equipment”), which Tenant Service Equipment is installed by or on behalf of Tenant and services only the Premises. Tenant shall notify Landlord prior to performing any repair, maintenance or replacement of the Tenant Service Equipment and the same shall be performed in accordance with the standards and conditions applicable to maintenance, repairs and replacements performed by Tenant pursuant to subsection 6.201 above. Landlord shall have no liability for any repair, maintenance or replacement cost incurred in connection with the Tenant Service Equipment unless same shall be damaged due to the gross negligence or intentional misconduct of Landlord or its employees, agents contractors or representatives. Subject to Tenant’s right and option (without obligation of removal) to remove Tenant Service Equipment pursuant to Section 1.301 above, all Tenant Service Equipment shall become property of the Landlord at the expiration or earlier termination of the Lease. All removals shall be accomplished in accordance with the standards for removals under Section 1.301 hereof. Unless caused by or resulting from the gross negligence or intentional misconduct of Landlord or its employees, agents contractors or representatives, Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including actual, reasonable attorneys’ fees), claims and causes of action arising from or incurred by and/or asserted in connection with the (i) maintenance, repair, replacement of the Tenant Service Equipment and (ii) any damage or injury arising out of or resulting from or in connection with the Tenant Service Equipment.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 Landlord’s Construction Obligation.

Excluding Landlord’s maintenance, repair and restoration obligations set forth elsewhere in this Lease, Landlord’s sole construction obligation under this Lease is as set forth in the Work Letter, if any (provided that the foregoing shall not relieve Landlord from any of its express repair or maintenance obligations under this Lease).

6.302 Alteration of Building.

LANDLORD HEREBY RESERVES THE RIGHT AND AT ALL TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE “RESERVED RIGHT”). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD’S RESERVED RIGHT SHALL INCLUDE, BUT NOT BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the

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nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas, (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. Any pipes, conduit or other installations within the Premises shall be installed within columns, behind walls, under finished floors or above finished ceilings where at all possible. When exercising the Reserved Right, Landlord shall not enter into the Premises except at reasonable times and upon reasonable prior notice to Tenant (except in the case of emergency), and Landlord will interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable. Landlord shall use reasonable efforts to schedule any Reserved Right work at such times as to minimize unreasonable interference with Tenant’s business operations.

6.303 Alterations, Additions, Improvements and Installations by Tenant.

Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements to, or install any equipment or machinery (other than office equipment, unattached personal property, and computer and telecommunications equipment that do not create any special electrical, cooling or ventilating needs) on, the Premises (all such changes, modifications, alterations, additions, improvements and installations approved by Landlord are herein collectively referred to as “Installations”) if any such Installations would (i) affect any structural or load bearing portions of the Building, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant’s usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord’s ability to deliver Building services to other tenants of the Building or (viii) violate any provision in Article 4 above. As to Installations not covered by the preceding sentence (including the installation of computer or telecommunications equipment that creates any special electrical, cooling or ventilating needs), Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All Installations shall be at Tenant’s sole cost and expense. Without in any way limiting Landlord’s consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor’s insurance coverage to be provided in connection with the work, such approval not to be unreasonably withheld, conditioned or delayed, (b) Landlord approves final and complete plans and specifications for the work, such approval not to be unreasonably withheld, conditioned or delayed and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. Subject to Section 4.302, all work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental Laws, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans or construction drawings marked to show variations from same. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus ten percent (10%) as reimbursement for Landlord’s overhead. Each payment shall be made to Landlord within thirty (30) days after receipt of an invoice from Landlord. Subject to Tenant’s removal rights under Section 1.301, all Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease. Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including actual, reasonable attorneys’ fees), demands, claims, causes of action and liens arising from or in connection with any Installations performed by or on behalf of Tenant. All Installations performed by or on behalf of Tenant

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will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable Laws, and/or Tenant’s and Landlord’s insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work. Notwithstanding anything in this Lease to the contrary, Landlord’s consent shall not be required for any Installation that satisfies all of the following criteria (a “Minor Installation”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from outside the Premises or Building; (c) will not affect the systems or structure of the Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises (except to run cabling); and (e) does not require the issuance of a building permit. Prior to starting work on any Minor Installation, Tenant shall furnish to Landlord a copy of plans and specifications, if any; names of proposed contractors; copies of contracts; and evidence of contractors’ and subcontractors’ insurance.

6.304 Approvals.

Any approval by Landlord (or Landlord’s architect and/or engineers) of any of Tenant’s contractors or Tenant’s drawings, plans or specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

ARTICLE 7 — INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES.

In the event the Building or the Premises should be damaged by fire or other casualty, then within ninety (90) days of the date of such casualty, Landlord shall deliver written notice of its determination of whether repairs can or cannot be completed within two hundred forty (240) days of the date of such casualty. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within such two hundred forty (240) day period, Landlord may, at its option, terminate this Lease (so long as Landlord likewise terminates the leases for all other similarly affected tenants in the Building, to the extent contractually permitted), in which event Tenant’s obligation to pay Basic Annual Rent and Additional Rent with respect to the unexpired portion of this Lease shall be terminated effective as of the date of such casualty. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ninety (90) days after the casualty at issue. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within two hundred forty (240) days after the casualty, Tenant may, at its option terminate this Lease, in which event Tenant’s obligation to pay Basic Annual Rent and Additional Rent during the unexpired portion of this Lease shall be terminated, effective as of the date of casualty. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within twenty (20) days after receiving a copy of Landlord’s determination that the repairs cannot be completed within such two hundred forty (240) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord’s reasonable opinion, the rebuilding or repairs can be completed within two hundred forty (240) days after the casualty, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within ninety (90) days after the date of the casualty, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises, but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other interior tenant-finish improvements, which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a prorated diminution of Basic Annual Rent and Additional Rent based upon the portion of the Premises that is Untenantable; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the

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extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Subject to the provisions of subsection 7.201(c) below, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Notwithstanding anything in this Lease to the contrary, if Tenant shall not have the right to terminate this Lease because Landlord determined that the necessary repairs and restoration could be completed within two hundred forty (240) days of the date of the casualty, but the necessary repairs and restoration are not substantially completed within such two hundred forty (240) day period, then until Landlord delivers the Premises to Tenant with all necessary repairs and restoration substantially completed, Tenant shall have the right and option to terminate this Lease upon sixty (60) days notice to Landlord and, unless Landlord shall substantially complete the required repairs and restoration within such sixty (60) day period, this Lease shall automatically terminate upon the expiration of such sixty (60) day period. Upon any termination of this Lease pursuant to this Section 7.1, the parties shall be relieved from further obligation or liability to the other, except for such indemnity and other obligations which expressly survive the expiration or sooner termination of the Term.

SECTION 7.2 TENANT’S INSURANCE.

7.201 Types of Coverage.

Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.

(a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $5,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a commercially reasonable deductible acceptable to Landlord. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

(b) Property insurance on an all-risk basis (including, without limitation, coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all Installations, fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. The property insurance may provide for a commercially reasonable deductible acceptable to Landlord. Landlord acknowledges and agrees that Tenant’s current deductible of $50,000 is a commercially reasonable deductible and is acceptable to Landlord.

(c) Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation Laws of the State of Texas, together with employer’s liability insurance in an amount not less than $1,000,000.00.

7.202 Other Requirements of Insurance.

All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company endeavoring to give Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in

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the event of payment of any loss covered by such policy, Landlord or Landlord’s designees will be paid first by the insurance company for Landlord’s loss and (d) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord. Any insurance provided for in subsection 7.201 above may be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.2 are otherwise satisfied.

7.203 Proof of Insurance.

Prior to the Commencement Date, Tenant shall deliver to Landlord duly executed originals of the certificates of such insurance evidencing in-force coverage (and, if requested by Landlord, Tenant shall make available for Landlord’s review at the Premises true and correct copies of all such insurance policies). Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD’S INSURANCE.

7.301 Types of Coverage.

Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

(a) Commercial General Liability Insurance insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas (including contractual indemnity and liability coverage) to afford protection to the limit of not less than $5,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

(b) Landlord shall at all times during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to be insured by Tenant) and the Garage and all improvements, fixtures, equipment and personalty of Landlord located therein and endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy (including, without limitation, coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage), together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine. The property insurance may provide for a commercially reasonable deductible.

7.302 Self Insurance.

Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord. If Landlord elects to provide insurance through blanket insurance, then Landlord shall be permitted to allocate a fair portion of the premiums of the blanket insurance to Operating Expenses. If Landlord self insures pursuant to this subsection, Landlord shall be entitled to include in Operating Expenses an amount equal to the cost that would have been incurred by Landlord if Landlord had provided such coverage through a third party insurer.

SECTION 7.4 WAIVER OF SUBROGATION.

LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF (X) SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS,

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SUBTENANTS OR INVITEES AND/OR (Y) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK ONE HUNDRED PERCENT REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTIONS 7.201(b) AND 7.301(b) ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the all risk one hundred percent replacement cost property insurance required by Sections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable Law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5 TENANT’S INDEMNITY.

Subject to the limitation and exclusions set forth below in this subsection, Tenant hereby agrees to and will indemnify and hold harmless Landlord, Property Manager, their respective officers, directors, and employees and any other parties for whom Landlord and/or Property Manager are legally responsible (each a “Landlord Indemnified Party”) from, and shall reimburse each Landlord Indemnified Party for and with respect to, any and all costs, expenses (including, without limitation, actual, reasonable attorneys fees), claims, demands, actions, proceedings, judgments, hearings, damages, losses and liabilities brought or asserted by or payable to any third party on account of personal injury, death, property damage or any other form of injury or damage (each a “Claim” and collectively the “Claims”) arising out of or relating to (a) an incident or event which occurred within or on the Premises, (b) the use or occupancy of the Premises, or (c) any breach of this Lease by Tenant and which resulted in a Claim. The indemnification and reimbursement obligations of Tenant under this subsection shall not apply to a Claim (i) waived by Landlord under Section 7.4 above or any other provision of this Lease, or (ii) arising primarily out of the negligence or intentional misconduct of the Landlord Indemnified Party. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant’s indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. TENANT ACKNOWLEDGES THAT TENANT’S INDEMNITY OBLIGATIONS UNDER THIS SECTION 7.5 MAY APPLY TO CLAIMS RESULTING FROM THE PARTIAL (BUT NOT PRIMARY) NEGLIGENCE OF A LANDLORD INDEMNIFIED PARTY. Tenant’s obligations under this subsection shall survive the termination of this Lease.

SECTION 7.6 LANDLORD’S INDEMNITY.

Landlord will indemnify and hold Tenant and its partners, officers, directors, agents, contractors, representatives or employees (each a “Tenant Party” and collectively “Tenant Parties”) harmless from, and reimburse the Tenant Parties for and with respect to all Claims to the extent any Claim is suffered by, recovered from or asserted against such Tenant Party and arises from or in connection with any damage or

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injury occurring in the Common Areas. The indemnification and reimbursement obligations of Landlord under this subsection shall not apply to a Claim (i) waived by Tenant under Section 7.4 above or any other provision of this Lease, or (ii) arising primarily out of the negligence or intentional misconduct of a Tenant Party. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Party and that is covered by Landlord’s indemnity, then Landlord, upon notice from the Tenant Party, shall resist and defend such Claim through counsel selected by Landlord’s insurance carrier or, if selected by Landlord, reasonably satisfactory to the Tenant Party. LANDLORD ACKNOWLEDGES THAT LANDLORD’S INDEMNITY OBLIGATIONS UNDER THIS SECTION 7.6 MAY APPLY TO CLAIMS RESULTING FROM THE PARTIAL (BUT NOT PRIMARY) NEGLIGENCE OF A TENANT PARTY. This Section 7.6 shall survive the expiration or earlier termination of this Lease.

ARTICLE 8 — CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE.

If the Property or any portion thereof that, in Landlord’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate so long as Landlord likewise terminates the leases for all other similarly affected tenants in the Building, to the extent contractually permitted.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES.

In the event that all or substantially all of the Premises (or access thereto) is taken or condemned or sold in lieu thereof, or if by reason of a temporary taking Tenant will be unable to conduct its normal business operations in the Premises (whether due to a taking of a portion of the Premises or other area(s) of the Building on which Tenant’s operations are dependent or due to a taking that deprives Tenant of commercially reasonable access to the Premises) for a period reasonably anticipated to exceed one hundred eighty (180) consecutive days, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within thirty (30) days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION.

If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises or renders any portion of the Premises Untenantable, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises that is not Untenantable. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken. In the event the Premises, the Building, or the Garage, as so restored and reconstructed by Landlord, is materially unsuitable for Tenant to conduct its normal business operations, Tenant shall have the right to terminate this Lease upon thirty (30) days’ notice to Landlord. Such notice shall identify with reasonable detail the aspects of Landlord’s restoration and reconstruction which renders the Premises, Building and/or Garage materially unsuitable for Tenant to conduct its normal business operations. If Landlord shall correct such aspects within such thirty (30) day period, Tenant’s termination notice shall deemed to be null and void. If Landlord shall not substantially correct such aspects within such thirty (30) day period, this Lease shall automatically terminate upon the

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expiration of such thirty (30) day period and neither party shall owe any further obligation or liability to the other with respect to this Lease other than for such obligations and liabilities as shall expressly survive the expiration or sooner termination of this Lease.

SECTION 8.4 CONDEMNATION PROCEEDS.

Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award with respect to its leasehold interest in the Premises. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s physical property or otherwise.

ARTICLE 9 — LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and Tenant shall indemnify and hold harmless Landlord from and against, and reimburse Landlord for and with respect to, any and all Claims, causes of action, damages, expenses (including actual, reasonable attorneys’ fees), arising from or in connection with any such Liens. In the event that Tenant shall not, within thirty (30) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance reasonably acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by Law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All actual and reasonable out-of-pocket amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Property or the Premises.

ARTICLE 10 — TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements constructed in the Premises by or on behalf of Tenant; but only to the extent such increase can reasonably be attributed to such fixtures or improvements, as reflected in a separate assessment or other documentation prepared by the Dallas Central Appraisal District (or any successor entity thereto or other applicable authority). In the event Landlord pays any such additional taxes or increases, Tenant will, within thirty (30) days after demand, reimburse Landlord for the amount thereof.

ARTICLE 11 — SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT.

Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of Law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the

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Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed in accordance with Section 11.2 below). Notwithstanding the foregoing, if any permitted assignee of Tenant is a public corporation, the transfer of a majority interest of the stock of such assignee shall not be deemed to be an assignment of this Lease and shall not require Landlord’s consent or any notification to Landlord. Notwithstanding any subletting or assignment by Tenant hereunder or any provision herein to the contrary, Tenant shall remain fully liable for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed, including without limitation, Tenant’s obligation to pay Basic Rent and Additional Rent during the entire Term. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof, whether or not Landlord’s consent is required in connection therewith. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and/or sublettings. Any assignment made by Tenant shall be in recordable form and shall contain a covenant of assumption of obligations accruing thereafter by the assignee running to Landlord. All actual, reasonable, out-of-pocket legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord; provided, however, that in no event shall Tenant be required to pay any such legal fees in connection with a single assignment or sublease transaction which are in excess of $1,500. In addition, in consideration for Landlord’s review of any requested assignment or sublease, Tenant will pay to Landlord an administrative overhead fee of $1,000.00 at the time of such request.

Notwithstanding the foregoing, but subject to the provisions set forth below, Tenant may, without the prior written consent of Landlord, but only after giving Landlord at least ten (10) days prior written notice, sublet the Premises or any part thereof to an Affiliate (hereinafter defined) or assign this Lease to an Affiliate unless: (i) the sublessee’s or assignee’s use of the Premises conflicts with the Permitted Use or any exclusive or non-compete clause then affecting the Building (but only to the extent same apply to the portion of the Building that includes the Premises); (ii) the nature, business or activities of the sublessee or assignee (or their respective principals, employees or invitees) is not reasonably acceptable to Landlord; (iii) such sublease or assignment adversely affects the real estate investment trust (or pension fund) qualification tests (if any) applicable to Landlord or its affiliates; (iv) a default exists under this Lease beyond any applicable cure period(s); or (v) the sublessee or assignee fails to execute Landlord’s then-standard but reasonable form of consent document (containing, in the event of an assignment, an assumption by the assignee of all obligations of Tenant under this Lease accruing after the date of the assignment), or fails to execute a sublease or assignment in form and substance reasonably satisfactory to Landlord. Tenant’s notice shall include the identity of the Affiliate and the relationship of the Affiliate to Tenant and if the Affiliate is a merged or acquiring entity covered by clause (ii) below, the notice shall be accompanied by then current financial statements of the merged or acquiring entity, as applicable. The term “Affiliate” shall mean (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with the original Tenant executing this Lease (the “Original Tenant”), or (ii) an entity which results from the merger of the Original Tenant with another entity or an entity which acquires substantially all of the assets or stock of the Original Tenant, provided such merged or acquiring entity, as applicable, has total assets and a tangible net worth at least equal to the greater of Original Tenant’s tangible net worth at the commencement date of this Lease or Tenant’s tangible net worth as of the day prior to the merger, as evidenced by such financial statements as Landlord may reasonably request. For purposes of this subsection, (i) “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities by contract or otherwise, and ownership of the liabilities, losses, profits and tax benefits for such entity, and (ii) “tangible net worth” shall mean the excess of total assets over total liabilities (in each case, determined in accordance with generally accepted accounting principles) excluding from such determination any assets which would be classified as intangible assets under generally accepted accounting principles.

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SECTION 11.2 LANDLORD’S CONSENT.

If Tenant desires to sublease or assign any portion of the Premises (excluding assignments or subleases to Affiliates), Tenant shall submit to Landlord in writing (a) the name of the proposed transferee, the nature of the proposed transferee’s business and, for proposed subleases, the portion of the Premises which Tenant desires to sublease (if the proposed sublease space is less than all of the Premises, such portion is herein referred to as the “Proposed Sublease Space”), (b) such financial information on the proposed transferee as is reasonably available, (c) a copy of the proposed form of sublease or assignment, or, at Tenant’s option, a letter of intent setting forth the material financial and other terms of the proposed transaction, and (d) such other information as Landlord may reasonably request (collectively, the “Required Transfer Information”). Landlord shall, within fourteen (14) days after Landlord’s receipt of the Required Transfer Information, deliver to Tenant a written notice (each such notice, a “Landlord Response”) in which Landlord either (i) consents to the proposed sublease or assignment, or (ii) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld or conditioned so long as Landlord has received all Required Transfer Information. Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment if (A) Landlord determines that such transferee is not of the character or quality of a tenant to whom Landlord would generally lease space in the Building, (B) such proposed transferee fails to execute a consent document in form and of substance reasonably satisfactory to Landlord, or such proposed sublease or assignment is not in form and of substance reasonably satisfactory to Landlord, (C) such sublease or assignment conflicts in any manner with this Lease, (D) the proposed transferee is a governmental entity, or the proposed transferee is a medical office that provides client or patient services, (E) the proposed transferee’s primary business is prohibited by any exclusive or non-compete clause then affecting the Building (but only to the extent same apply to the portion of the Building that includes the Premises), (F) the proposed transferee (or any affiliate of same) is an occupant of the Building (unless Landlord is unable to accommodate the additional space needs of such proposed transferee with an equal amount of contiguous space as required by such proposed transferee) or Landlord is negotiating with the proposed transferee to become a tenant in the Building (as evidenced by the exchange of written correspondence between Landlord and such proposed transferee or its broker or agent relating to the terms of a proposed lease transaction), (G) an uncured default exists under this Lease (after expiry of any applicable notice and cure period), (H) such assignment or sublease adversely affects the real estate investment trust (or pension fund) qualification tests (if any) applicable to Landlord or its affiliates, or (I) the proposed transferee is or has been involved in litigation with Landlord or its affiliates. The foregoing factors shall not be deemed to be the exclusive grounds for which Landlord may reasonably withhold its consent. If Landlord fails to timely provide a Landlord Response, then Landlord shall be deemed to have withheld its consent. In the event Landlord consents to a proposed sublease or assignment, such transfer shall not be effective unless and until (i) Tenant and the proposed transferee execute Landlord’s reasonable form of consent document, and (ii) Guarantor executes such documentation as Landlord may reasonably require to evidence Guarantor’s reaffirmation of its guaranty of this Lease, notwithstanding such assignment or sublease. Landlord shall from time to time advise Tenant of any exclusive or non-compete clauses then affecting the portion of the Building that includes Premises promptly following Tenant’s written request for such information. There are no such exclusive or non-compete clauses presently affecting the initial Premises, the Headway Space or the Expansion Space as of the Effective Date.

SECTION 11.3 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT.

Without limiting Landlord’s consent rights and as a condition to obtaining Landlord’s consent, (i) each assignee must assume all obligations under this Lease arising from and after the effective date of its assumption of the Lease, and (ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease. To the extent the rentals or income derived from any sublease or assignment (excluding any sublease or assignment to an Affiliate) exceed the rentals due hereunder, 50% of such excess rentals and income (after reimbursement of Tenant’s actual and reasonable out-of-pocket costs and expenses incurred in connection with such sublease or assignment, and after deduction for the unamortized cost of any alterations or improvements made by Tenant to the Premises and the fair market value of any Tenant furniture, fixtures, equipment and other personal property included in any such sublease or assignment transaction) shall be the property of and paid over to Landlord as and when collected in consideration for

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Landlord’s consent to the applicable assignment or sublease. If the Premises or any part thereof are sublet, Landlord may at its option collect directly from such sublessee all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord by Tenant hereunder following any Tenant default which is continuing beyond applicable notice and cure periods. Tenant hereby authorizes and directs any such sublessee to make such payments of rent directly to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by a sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such sublessee. No direct collection by Landlord from any assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. Amounts so collected by Landlord from any assignee or subtenant of Tenant shall be credited in full against the Rents due under this Lease, with any excess (subject to the foregoing profit split) being paid to Tenant promptly upon Landlord’s receipt of such amounts. In the event that, following an assignment or subletting, this Lease or the rights and obligations of Tenant hereunder are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.3, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease; provided, however, that in no event shall any subtenant be obligated by the operation of such provision to pay any rental in excess of the rental reserved under its sublease with Tenant during the term of the sublease.

SECTION 11.4 ASSIGNMENT AND BANKRUPTCY.

11.401 Assignments after Bankruptcy.

If, pursuant to applicable bankruptcy law (as hereinafter defined), Tenant (or its successor in interest hereunder) is permitted to assign this Lease in disregard of the restrictions contained in this Article 11 (or if this Lease shall be assumed by a trustee for such person), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (1) of the source of payment of Basic Annual Rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year’s Basic Annual Rent, Additional Rent and other Rent then reserved hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed) and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with the generally accepted accounting principles, equal to at least ten (10) times the aggregate of the Basic Annual Rent reserved hereunder; and (2) that the use of the Premises shall be in accordance with the requirements of Article 3 hereof and, further, shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under applicable bankruptcy law, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any Basic Annual Rent, Additional Rent and any other Rent, together with any security deposit previously received from the Tenant, and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.

11.402 Bankruptcy of Assignee.

If Tenant assigns this Lease to any party and such party or its successors or representatives causes termination or rejection of this Lease pursuant to applicable bankruptcy law, then, notwithstanding any such termination or rejection, Tenant (A) shall remain fully liable for the performance of all covenants, agreements, terms, provisions and conditions contained in this Lease, as though the assignment never occurred and (B) shall, without in any way limiting the foregoing, in writing ratify the terms of this Lease, as same existed immediately prior to the termination or rejection.

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ARTICLE 12 — TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT’S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY.

In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that (i) if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee, and (ii) if the Reserve Amount has yet to be fully distributed in accordance with the terms of the Reserve Agreement, Landlord shall not be released from liability with respect thereto unless Landlord transfers its right, title and interest to the Reserve Amount to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE.

This Lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgage(s), deed(s) of trust or other lien(s), regardless of whether such lease, mortgage(s), deed(s) of trust or other lien(s) now exist or may hereafter be created with regard to all or any part of the Premises, the Building or the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage(s), deed(s) of trust or other lien(s) and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage(s), deed(s) of trust or other lien(s); provided that the foregoing subordination in respect of any lease wherein Landlord is named as tenant made after the date hereof, or any mortgage, deed of trust or other lien placed on the Property after the date hereof shall not become effective until and unless the holder of same delivers to Tenant a non-disturbance agreement substantially in the form attached hereto as Exhibit G (or in a form otherwise reasonably acceptable to Tenant, which may include Tenant’s agreement to attorn). Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize the purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2 provided same contain provisions reasonably acceptable to Tenant.

Landlord represents that the only mortgage or deed of trust currently affecting the Building or the parcel of the Land upon which the Building is constructed is a deed of trust with Wells Fargo Bank, N.A., Trustee for the Holders of Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-C29 (the “Existing Mortgagee”). Tenant acknowledges its receipt of a fully executed subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit G from the Existing Mortgagee. Tenant shall promptly reimburse Landlord for any costs exceeding $1500 charged by the Existing Mortgagee or its counsel in connection with obtaining such subordination, non-disturbance and attornment agreement.

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SECTION 12.3 TENANT’S ESTOPPEL CERTIFICATE.

Tenant shall, within fifteen (15) days after receiving a written request from Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate for the benefit of Landlord, any mortgagee of Landlord and/or any other party designated by Landlord, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through a specified date; this Lease has not been modified or amended; to Tenant’s actual knowledge (without duty of inquiry), Landlord is not in default and Landlord has fully performed all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the consent of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

Landlord shall, within fifteen (15) days after receiving a written request from Tenant, without additional consideration, deliver an estoppel certificate for the benefit of Tenant and/or any other third party reasonably designated by Tenant, consisting of reasonable statements required by Tenant, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through a specified date; this Lease has not been modified or amended; to Landlord’s actual knowledge (without duty of inquiry) Tenant is not in default and Tenant has fully performed all of Tenant’s obligations hereunder; and such other statements as may reasonably be required. If Landlord is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Landlord shall with specificity state the reason why such statement is untrue.

ARTICLE 13 — DEFAULT

SECTION 13.1 DEFAULTS BY TENANT.

The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.

13.101 Failure to Pay Rent.

With respect to the first two payments of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make either such payment to Landlord within seven (7) days after Tenant receives written notice specifying that the payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102 Failure to Perform.

Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as : (1) Tenant commences to cure the failure within said thirty (30) day period, and (2) Tenant diligently and continuously pursues a course of action that will fully and completely cure the failure as soon as reasonably practicable thereafter.

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13.103 Continual Failure to Perform.

The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.2

13.104 Bankruptcy, Insolvency, Etc.

Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter called “Guarantor”, whether one (1) or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any Law, (iii) makes a transfer in fraud of creditors according to any applicable Law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant’s or Guarantor’s capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105 Abandonment.

The abandonment of the Premises by Tenant and the cessation of payment of Rent or Tenant’s delivery of a written declaration of its intention not to pay Rent accruing under this Lease.

13.106 Vacation.

Intentionally omitted.

13.107 Loss of Right to do Business.

If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable and fails to cure such failure promptly upon receipt from Landlord of notice of such failure.

13.108 Dissolution or Liquidation.

If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable, except to the extent such dissolution shall be in connection with a transfer to an Affiliate permitted under Section 11.1.

With respect to the defaults described in subsections 13.103 (if applicable), 13.104, 13.105 and 13.108, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201 Termination of the Lease.

Upon the occurrence of a default by Tenant hereunder and the expiration of all applicable notice and cure periods, Landlord may terminate this Lease by giving written notice thereof to Tenant and, without further notice and without liability, repossess the Premises in accordance with Section 13.202 below. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

[2]

Provided no default by Tenant beyond the expiration of any applicable notice and cure period occurs under this Lease during the first three Lease Years, then Section 13.103 shall be void and of no force or effect with respect to the Original Tenant only.

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(a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of any construction or refurbishment allowances, brokers’ fees and commissions, actual and reasonable attorneys’ fees, moving allowances and any other actual, reasonable out-of-pocket costs incurred by Landlord in connection with making or executing this Lease, recovering the Premises or reletting the Premises, including, without limitation, actual and reasonable advertising costs, brokerage fees, leasing commissions, attorneys’ fees and refurbishing costs and other costs in readying the Premises for a new tenant (but excluding capital costs of refurbishment and readying the Premises unless reasonably required to put the Premises into the condition required upon surrender as set forth in Section 1.301); and

(b) the present value of the Rent (discounted at a rate of interest equal to eight percent [8%] per annum [the “Discount Rate”]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord’s reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant).

13.202 Repossession and Re-Entry.

Upon the occurrence of a default by Tenant hereunder, Landlord may immediately terminate Tenant’s right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, in accordance with any applicable judicial process, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant’s possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, and (ii) Tenant shall have no further right to possession of the Premises. Landlord may, however, at its sole option relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect (subject to Section 13.207). If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any actual and reasonable cost of such reletting, including, without limitation, actual and reasonable refurbishing costs, attorneys’ fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and, subject to credit thereof to Tenant’s obligations hereunder, Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 Cure of Default.

Upon the occurrence of a default hereunder by Tenant, Landlord may, in accordance with any applicable judicial process, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any actual, reasonable out-of-pocket expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

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13.204 Continuing Obligations.

No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant. Notwithstanding the foregoing, if following any repossession of the Premises Landlord shall use any of the Premises for its own purposes, all Rent shall abate with respect to such portion of the Premises during the period Landlord shall so use such portion for its own purposes.

13.205 Cumulative Remedies.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at Law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at Law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at Law or in equity.

13.206 Limitation on Damages.

Notwithstanding anything herein or in any other provision of the Lease to the contrary, (i) in no event shall Tenant be liable to Landlord for special, punitive or exemplary damages whether by reason of a failure to perform (or a default) by Tenant hereunder or otherwise, (ii) Tenant’s liability for any “holdover” shall be limited to the extent set forth in Section 1.4, and (iii) Tenant shall have no liability to Landlord for any consequential damages that may be suffered by Landlord as a result of a monetary default by Tenant.

13.207 Mitigation of Damages.

Upon termination of Tenant’s right to possess the Premises, Landlord shall, but only to the extent required by applicable Law, use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Article 11, or who (1) is an Affiliate, parent or subsidiary of Tenant; (2) is not acceptable to any mortgagee of Landlord; (3) requires improvements to the Premises to be made at Landlord’s expense; or (4) is unwilling to accept lease terms then proposed by Landlord, including: (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space, and/or (c) taking all or only a part of the Premises. Notwithstanding Landlord’s duty to mitigate its damages as provided herein, Landlord shall not be obligated (i) to give any priority to reletting Tenant’s space in connection with its leasing of space in the Building, or (ii) to accept below market rental rates for the Premises or any rate that would negatively impact the market rates for the Building. To the extent that Landlord is required by applicable Law to mitigate damages, Tenant must plead and prove by clear and convincing evidence that Landlord failed to so mitigate in accordance with the provisions of this Section 13.207, and that such failure resulted in an avoidable and quantifiable detriment to Tenant.

SECTION 13.3 DEFAULTS BY LANDLORD.

Landlord shall be in default under this Lease if and only if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant by written notice, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or

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breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice (and whose address has been provided to Tenant by written notice) or not sent in compliance with Article 14 below shall be of no force or effect. Nothing set forth in this Section 13.3 shall diminish either Tenant’s rights to abatement of rent as provided for in Section 5.402.

SECTION 13.4 LANDLORD’S LIABILITY.

13.401 Tenant’s Rights in Respect of Landlord Default.

Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Articles 7 and 8 above. The liability of Landlord to Tenant for any breach or default under this Lease shall be limited to the interest of Landlord in the Property, and the rents, issues, profits and proceeds thereof, as the same may then be encumbered and Landlord shall not be personally liability for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant’s sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided. Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

13.402 Certain Limitations on Landlord’s Liability.

UNLESS CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building or by occupants of property adjacent to the Property or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Property by reason of theft or burglary.

SECTION 13.5 WAIVER OF CONSUMER RIGHTS.

TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “DTPA”), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

Accordingly, Tenant’s rights and remedies with respect to the transactions contemplated under this Lease, and with respect to all acts or practices of Landlord, past, present or future, in connection with such transactions, shall be governed by legal principles other than the DTPA. The foregoing waiver by Tenant shall also be binding on any permitted assignee or successor of Tenant under this Lease. The provisions of this Section shall survive any termination of this Lease.

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SECTION 13.6 WAIVER OF LANDLORD LIEN.

By its execution and delivery of this Lease, Landlord hereby waives its statutory landlord’s lien with respect to all of Tenant’s inventory, goods, consumer goods and equipment now or hereafter situated in the Premises and all proceeds therefrom, including insurance proceeds. Notwithstanding that such waiver is automatic and self-operative, Landlord shall, at Tenant’s request and at no expense to Landlord, execute and deliver such written confirmations of such waiver as Tenant or any of its lenders shall reasonably require within fifteen (15) days of the delivery of same to Landlord for its execution, provided such confirmations are in form reasonably acceptable to Landlord.

ARTICLE 14 — NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as provided in Item 16 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, whether such delivery is accepted or refused by the intended recipient or cannot be completed due to the intended recipient’s failure to provide notice of a change in address.

ARTICLE 15 — MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS.

Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE.

Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be displayed on or adjacent to the access door or doors to the Premises (and Landlord agrees that tenant identification signage shall be permitted on any full floor leased by Tenant, which signage may include Tenant’s customary logo). Any such signs will be subject to Landlord’s reasonable approval as to exact size, location and/or materials (if upgraded from Building standard materials), which approval will not be unreasonably withheld, conditioned or delayed. In the event Landlord elects to install and maintain a tenant directory in the Building’s main lobby, Landlord agrees to provide Tenant with a proportionate number of entries (based on Tenant’s Pro Rata Share Percentage) in such directory for listing Tenant and its personnel.

SECTION 15.3 NO WAIVER.

No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render

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unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. Tenant’s consent to or approval of any act by Landlord requiring Tenant’s consent or approval shall not be deemed to render unnecessary the obtaining of Tenant’s consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy which may be available to Landlord. No payment by Landlord or receipt by Tenant of a lesser amount than an amount due to be paid by Landlord hereunder shall be deemed to be other than on account of the earliest amount due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction and Tenant may accept such check or payment without prejudice to Tenant’s right to recover the balance of such rent or pursue any other remedy which may be available to Tenant.

SECTION 15.4 APPLICABLE LAW.

This Lease shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law.

SECTION 15.5 COMMON AREAS.

“Common Areas” will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms (as opposed to rest rooms which serve a full floor tenant), Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit B as being part of the Premises. Tenant acknowledges that pipes, ducts, conduits, wires and equipment serving other parts of the Building may be located above the acoustical ceiling surfaces, below floor surfaces or within walls in the Premises.

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SECTION 15.6 SUCCESSORS AND ASSIGNS.

Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS.

Landlord and Tenant each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only Broker as indentified in Item 12 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against, and to reimburse Landlord for and with respect to any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named who claim to be entitled to receive a commission or other compensation in connection with this Lease as a result of claimed dealings with Tenant. Landlord agrees to indemnify and hold harmless Tenant from and against, and to reimburse Tenant for and with respect to any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named who claim to be entitled to receive a commission or other compensation in connection with this Lease as a result of claimed dealings with Landlord. Landlord has agreed to pay a commission (the “Commission”) to Broker (but only Broker) to the extent that Landlord has agreed to do so pursuant to the terms and provisions of a commission agreement (the “Commission Agreement”) executed by and between Landlord and Broker on or before the effective date hereof, which agreement (if any) is incorporated herein by reference for the specific purposes set forth in Section 62.022(b) of the Texas Property Code.

The portion of the Commission payable with respect to that portion of the Term which precedes the last day of the 60th Lease Month shall be payable from the Reserve Account pursuant to Section 15.28 below. As to any remaining portion of the Commission, if Landlord fails to pay Broker all or any portion of same in accordance with the terms of the Commission Agreement and such failure is continuing for 60 days following Landlord’s receipt of a Commission Offset Notice (defined below), then Tenant shall be entitled to assume Landlord’s obligation to pay such unpaid commission, in which event Tenant may offset the amount of such unpaid Commission then payable by Landlord pursuant to the Commission Agreement from the next accruing installment(s) of Basic Rent payable by Tenant under the Lease (provided that, as a condition to such offset, Landlord receives a writing executed by Tenant and Broker in which (i) Tenant assumes such obligation, and (ii) Broker acknowledges same and releases Landlord from any further obligations under the Commission Agreement). The term “Commission Offset Notice” shall mean a written notice of Landlord’s failure to pay Broker any portion of the Commission (to the extent not payable from the Reserve Account) in accordance with the terms of the Commission Agreement, specifying the amount required to be paid and the date on which such payment was required. In order to be valid, the Commission Offset Notice must be captioned “OFFSET NOTICE” in capitalized boldface type, and contain the following statement in capitalized boldface type: “PLEASE BE ADVISED THAT THE FAILURE BY LANDLORD TO PAY LEASING COMMISSIONS IN THE AMOUNT SET FORTH HEREIN MAY RESULT IN OFFSET OF BASIC RENT BY TENANT UNDER ITS LEASE WITH LANDLORD”. If Landlord in good faith disputes the Broker’s right to receive all or any portion of the remaining Commission, Landlord shall notify Tenant of such dispute, and the amount of the Commission which is in dispute, within the aforementioned 60 day period. Landlord’s notice (the “Commission Dispute Notice”) shall include a reasonably detailed description of the basis for Landlord’s dispute of its obligation to pay the remaining Commission or the disputed portion thereof to the Broker. If Landlord shall fail to timely deliver a Commission Dispute Notice to Tenant, Landlord shall have no right, as to Tenant, to dispute either Tenant’s payment of any disputed portion of the Commission or Tenant’s offset of same against the Basic Rent. If, however, Landlord shall timely deliver a Commission Dispute Notice to Tenant and Tenant shall nevertheless pay the disputed amount of the Commission or any portion thereof to the Broker and offset such payment against the Basic Rent, then (i) if Landlord shall then prevail in any dispute with Broker and/or Tenant (either pursuant a final court order or the parties’ voluntary agreement of settlement) concerning whether any of the disputed portion of the Commission was due and owing to the

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Broker pursuant to the terms of the Commission Agreement, Tenant shall promptly repay to Landlord the amount of the offset which is equal to the disputed portion of the Commission that Landlord successfully challenged in its dispute with Tenant and/or the Broker, together with Landlord’s reasonable attorney fees incurred in connection with such dispute, and (ii) if Tenant shall then prevail in any dispute with Landlord (either pursuant to a final court order or the parties’ voluntary agreement of settlement) concerning whether any of the disputed portion of the Commission was due and owing to the Broker pursuant to the terms of the Commission Agreement, Landlord shall promptly repay to Tenant its reasonable attorney fees incurred in connection with such dispute.

SECTION 15.8 SEVERABILITY.

If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the court which makes that determination shall be asked to reform such provision to give effect to the parties’ intention and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

SECTION 15.9 EXAMINATION OF LEASE.

Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON OBLIGATIONS; CALCULATION OF CHARGES.

Any amount due from either party to the other which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) fifteen percent (15%) per annum or (ii) the highest rate from time to time allowed by applicable Law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default. Tenant (i) understands and accepts the methods of calculation for determining charges, amounts and additional rent payable by Tenant under this Lease, and (ii) waives (to the fullest extent permitted by applicable Law) all rights and benefits of Tenant under Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

SECTION 15.11 TIME.

Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS.

The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT AND LANDLORD.

Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the Laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the Laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now

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conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section 15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

Landlord represents to Tenant as follows: Landlord, if a corporation, is duly incorporated and legally existing under the Laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Landlord, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Landlord, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the Laws of a state other than Texas, is qualified under said Texas limited partnership act. Landlord has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Landlord is authorized to do so. The foregoing representations in this Section 15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Landlord.

SECTION 15.14 FORCE MAJEURE.

Except as expressly otherwise set forth to the contrary herein, whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental Laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party (each of the foregoing is herein referred to as an “event of force majeure” or “force majeure”); provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING.

This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord’s expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof. This Section 15.15 shall not preclude Tenant from making any public disclosures required by Law in the event Tenant or Tenant’s parent company is a publicly traded company.

SECTION 15.16 NO RELIANCE ON REPRESENTATIONS.

Tenant has not relied on any warranties, representations or promises made by Landlord and Landlord’s agents (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as expressly set forth in this Lease, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING.

Exhibit E attached hereto sets forth the agreements between Landlord and Tenant relating to parking. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas or in off-site locations.

SECTION 15.18 ATTORNEYS’ FEES.

In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover from the other the actual, reasonable attorneys’ fees

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and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding. A party shall be deemed to be the prevailing party if it shall prevail on the primary issue or issues in dispute via judgment or settlement regardless of whether actual damages are awarded.

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT.

Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.20 RELOCATION.

Landlord shall have no right pursuant to this Section 15.20 to relocate any portion of the Premises located either (A) on a floor entirely leased by Tenant pursuant to this Lease, or (B) on a floor partially leased by Tenant that is contiguous to a floor entirely leased by Tenant pursuant to this Lease (unless such partially leased floor contains less than 15,000 square feet of Agreed Rentable Area as a result of Tenant’s exercise of its rights under Rider 5 hereto). With respect to any other portion of the Premises (if any) (the “Subject Space”), upon sixty (60) days advance written notice to Tenant (the “Relocation Notice”), Landlord shall have the right to relocate the Subject Space to other space in the Building (the “Substitute Space”) provided the Substitute Space (i) has substantially the same amenities and proportion of exterior window space as the Subject Space, and (ii) is equal in size or larger than the Subject Space. Landlord shall pay all actual and reasonable, out-of-pocket expenses of any such relocation, including the expenses of moving (inclusive of Tenant’s costs to relocate and install data and telephone equipment required for Tenant’s normal business operations), and Landlord shall, at Landlord’s sole cost and expense, prior to the date Tenant is required to surrender the Subject Space, construct and finish the Substitute Space to substantially the same configuration and level of finish as the Subject Space. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, except that the Substitute Space shall be the Subject Space. Landlord hereby agrees that the Basic Rent and Tenant’s Pro Rata Share Percentage shall not be increased even if the Substitute Space is larger than the Subject Space. If requested by Landlord, Tenant shall execute an amendment to this Lease evidencing the foregoing.

SECTION 15.21 SURVIVAL OF INDEMNITIES.

Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT.

This Lease contains all of the agreements of the parties hereto with respect to the Premises and any matter covered or mentioned in this Lease with respect to the Premises for the Term herein specified, and no prior or contemporaneous agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 15.23 OFAC LIST REPRESENTATION.

Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its respective officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (the “OFAC List”); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

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SECTION 15.24 RISER SPACE.

Tenant, at Tenant’s sole cost and expense but without any additional fee charged by Landlord, shall be entitled to install, use and maintain a new 4 inch riser in the Building’s chase to serve the initial Premises as well as any Headway Space or Expansion Space that may be incorporated into the Premises (“Dedicated Riser”) in connection with Tenant’s cabling for telecommunications or data transmission (the “Cabling”). All coring and other work required to install the Dedicated Riser shall be subject to Landlord’s approval in accordance with Section 6.303 as if all such work was being performed within the Premises. All Cabling shall be appropriately marked during installation. The Cabling and Dedicated Riser will be used solely by Tenant in the ordinary course of its business within the Premises.

SECTION 15.25 MONUMENT SIGNAGE.

In the event Landlord, in its sole discretion, elects to erect an exterior multi-tenant monument sign for the Building along Elm Street (the “Elm Street Monument”), then Tenant shall be entitled to maintain one panel identifying Tenant’s name (the “Monument Panel”) on the Elm Street Monument, provided (i) the Premises consist of at least 78,060 square feet of Agreed Rentable Area in the Building at all times during the Term, and (ii) no monetary default by Tenant has occurred under this Lease beyond the expiration of any applicable notice and cure period at the time the Elm Street Monument is erected. The design, size, location, composition, content, coloring, lettering and other characteristics of the Monument Panel shall be subject to Landlord’s prior written approval. All costs associated with the Monument Panel (including without limitation the design, fabrication, installation and maintenance thereof) shall be borne solely by Tenant. At the expiration or earlier termination of the Lease or of Tenant’s right to possess the Premises, Tenant’s rights pursuant to this Section shall terminate and Landlord may require that Tenant, at its sole cost, remove the Monument Panel and repair any damage caused by such removal. The rights of Tenant and the obligations of Landlord under this Section shall be subject to all applicable Laws, and any Landlord approval hereunder shall not constitute any representation or warranty that any proposed signage complies with same or is otherwise permitted thereunder. The rights set forth in this Section are personal to the Original Tenant or a successor Tenant who is an Affiliate and, absent Landlord’s prior written approval, shall not inure to the benefit of any other transferee of this Lease or of the Premises, notwithstanding anything to the contrary set forth elsewhere in this Lease (provided that the foregoing shall not prohibit a change necessitated by any Tenant name change). Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

SECTION 15.26 GENERATOR.

A. Subject to all applicable Laws, Tenant shall have the right to install, at its sole cost and expense, equipment to provide an uninterrupted power supply to the Premises on a 24 hour, 7 day per week basis (provided such equipment has been approved by Landlord, which approval not to be unreasonably withheld, conditioned or delayed). In connection therewith, Tenant will have the right and option, but not the obligation, to locate an emergency generator (up to 1000 kW) and a fuel tank to power same in the initial location on the top level of the Garage as shown on Exhibit I attached hereto or such other location as Landlord may reasonably require (but such area shall not exceed three parking spaces). Tenant shall pay the prevailing monthly parking rate for reserved spaces in the Garage (as such rate may be adjusted from time to time) for any parking spaces utilized by Tenant in connection with its use of such space, which shall be payable in the same manner applicable to parking charges; provided that Tenant’s use of any such parking spaces shall not count against the parking spaces allotted to Tenant pursuant to Exhibit E attached hereto. Tenant shall additionally be entitled to reasonable use of the risers and chaises in the Garage and the Building, and in the connections between the two, to deliver all power produced by its emergency generator to the Premises. Landlord represents and warrants to Tenant that the top floor of the Garage is capable of carrying a load of at least 50 pounds per square foot. Such generator shall be screened from public view in a manner reasonably acceptable to Landlord. Landlord shall have the right to require

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Tenant, upon not less than sixty (60) days prior written notice (except in cases of emergency), to relocate such generator to another area reasonably suitable therefor, in which event Landlord shall reimburse Tenant within thirty (30) days after demand for its reasonable and actual out-of-pocket expenses incurred in relocating such generator.

B. Unless and until such time as Tenant shall install an emergency power system pursuant to Section 15.26(A) above and such system being fully operational, Tenant shall, during the initial Term as set forth in Item 8 of the Basic Lease Provisions, have the right to use up to one hundred and forty kilowatts (140kw) of the electricity generated by the existing auxiliary emergency generator located in the loading dock area of the Building or any replacement for such existing generator as Landlord may elect to install (such existing or replacement generator, the “Building Generator”) in situations when Tenant is not receiving electrical power to the Premises, subject to all applicable Laws and the following terms and conditions:

(1) With respect to any remaining Building Generator capacity (as same may become available), Tenant acknowledges and agrees that Landlord shall be entitled to make such remaining capacity available for use by other occupants of the Building.

(2) On or before the Commencement Date, and on or before each anniversary of such date during the Term, Tenant shall pay to Landlord, in advance without notice or demand, an annual sum of $4,900.00 (the “Generator Rental”).

(3) Tenant shall bear any and all costs and expenses related to connecting the Premises to the Building Generator and the existing buss risers.

(4) No irregularity or stoppage of any electrical service from the Building Generator will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property or business activities caused by any such irregularity or stoppage), and Tenant hereby waives all claims against Landlord for and holds Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of the failure of the Building Generator to provide electricity.

(5) The rights set forth in this Section are personal to the Original Tenant and shall not inure to the benefit of any assignee, subtenant or other transferee of this Lease or of the Premises (excluding an assignment or sublease to an Affiliate). Tenant shall not permit the Building Generator to be used by others without Landlord’s prior written consent. Such consent, once obtained, shall not be a waiver of this covenant in its future application.

(6) Tenant reserves the right to discontinue its right to use the Building Generator upon sixty (60) days written notice to Landlord. Upon the effective date such usage right is discontinued, Landlord shall have no further obligations, and Tenant shall have no further rights, under this Section.

(7) At any time the Premises are not connected to the Building Generator, Landlord may notify Tenant in writing of its intent to terminate Tenant’s rights under this Section 15.26(B), and if Tenant fails to connect the Premises to the Building Generator within sixty (60) days after the date of such notice, then Landlord may terminate such rights.

(8) In the event Tenant elects to discontinue its right to use the Building Generator or Landlord elects to terminate such rights as provided in the preceding paragraph, Landlord shall promptly refund to Tenant the unused portion of any prepaid Generator Rental, as prorated from the date on which Tenant disconnects the Premises from the Building Generator and any buss risers (or, if the Premises are not so connected, the date on which such election by Tenant or Landlord is made).

(9) At Landlord’s written request upon the earlier of (i) the expiration or earlier termination of the Lease or of Tenant’s right to possess the Premises, or (ii) the effective date of any election by

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Tenant to discontinue its right to use the Building Generator, Tenant shall promptly disconnect the Premises from the Building Generator and any buss risers. If Tenant fails to promptly perform said disconnection, Landlord may perform same at Tenant’s expense, and Tenant shall reimburse Landlord for any such costs within thirty (30) days after demand therefor. From time to time during the Term, Landlord shall have the right to relocate the Building Generator at Landlord’s expense to another area reasonably suitable therefor.

(10) If (i) the Building Generator should fail to function properly, and (ii) in Landlord’s opinion, repairing the Building Generator is either not feasible or cost prohibitive, then upon Landlord’s written notice to Tenant of same, Landlord shall have no further obligations, and Tenant shall have no further rights, as to the Building Generator following the date of such notice. Notwithstanding the foregoing, if Landlord in its sole discretion elects to install a new Building Generator in replacement of a failed or obsolete Building Generator, then Tenant’s rights under this Section 15.26(B) shall be reinstated upon such installation.

SECTION 15.27 REFURBISHMENT ALLOWANCE.

Upon Tenant’s written request (a “Refurbishment Notice”), which must be received by Landlord not later than the last day of the 66th Lease Month, and provided no default by Tenant under the Lease then exists beyond the expiration of any applicable notice and cure period, Landlord agrees to provide Tenant with a refurbishment allowance of up to $5.00 per square foot of the Agreed Rentable Area in the Premises (the “Refurbishment Allowance”). The Refurbishment Allowance shall (subject to the remaining provisions of this Section) be used solely to pay for design fees and hard construction costs for Installations Tenant elects to perform in the Premises after the expiration of the 52nd Lease Month but prior to the expiration of the 70th Lease Month (the “Refurbishment Work”). All such work shall be performed in accordance with the terms and provisions of the Lease (including without limitation Section 6.303 thereof). Tenant shall be required to utilize the Refurbishment Allowance (if at all) on or before the last day of the 70th Lease Month; Landlord shall have no obligation to advance any portion of the Refurbishment Allowance for alterations or improvements made after such date. Tenant shall repay to Landlord as Rent the Refurbishment Allowance in equal monthly installments computed by fully amortizing the Refurbishment Allowance over the period commencing on the first day of the 67th Lease Month and ending on the last day of the 126th Lease Month, at a per annum interest rate of ten percent (10%). Such monthly installments shall be payable without demand, deduction or offset on the same date that Basic Rent is payable. Such installments shall be payable retroactive to the first day of the 67th Lease Month, and Tenant shall pay any such retroactive installments promptly upon determination of the applicable payment amounts. Upon Landlord’s written request, Tenant agrees to execute a lease amendment prepared by Landlord that memorializes such additional Rent payments. Tenant’s delivery of a Refurbishment Notice to Landlord shall constitute Tenant’s waiver of its right to exercise the termination option set forth in Rider 4 to this Lease.

The Refurbishment Allowance shall (subject to the remaining provisions of this Section) be disbursed by Landlord from time to time, but no more than once monthly, with the first such disbursement being payable no sooner than the first day of the 67th Lease Month (notwithstanding anything to the contrary set forth herein), in an amount equal to the invoices and/or statements submitted to Landlord and for which Tenant has not been previously reimbursed. Landlord shall make disbursements of the Refurbishment Allowance within thirty (30) days after receipt of (1) a request for reimbursement from Tenant setting forth the amount sought to be reimbursed and the approximate cost to complete construction of the Refurbishment Work, (2) acceptable invoices and statements supporting the amount requested by Tenant, (3) fully executed and acknowledged releases and waivers of liens and claims (to the extent of the Refurbishment Work theretofore performed) in form acceptable to Landlord, from each of Tenant’s Contractors (as defined in Section 3 of the Work Letter) and suppliers that is to receive any portion of the amount requested, and (4) any documentation required by Landlord in order to comply with Landlord’s mortgagee’s requirements or conditions to the funding of such disbursement by such mortgagee. Notwithstanding the foregoing, Landlord shall not be required to disburse (A) any amounts from the Refurbishment Allowance if any of Tenant’s Contractors or their respective subcontractors, suppliers and materialmen file or have given notice of intent to file a lien against the Premises and/or the Building which has not been bonded around or

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released in accordance with the requirements of Section 2.4 of the Work Letter, until the time of such bonding or release, or (B) the last installment of the Refurbishment Allowance unless and until Tenant provides Landlord final lien waivers (in form reasonably satisfactory to Landlord) executed by each of Tenant’s Contractors and their respective subcontractors, suppliers and materialmen, releasing and waiving all contractual, statutory and constitutional liens and security interests that they may have against the Premises, the Building, Tenant or Landlord arising out of or relating to the construction or design of the Refurbishment Work.

Time is of the essence in any exercise by Tenant of its rights under this Section.

SECTION 15.28 RESERVE ACCOUNT.

Within ten (10) days after the Effective Date of this Lease, Landlord shall deposit the amount of $3,518,261.78 (the “Reserve Amount”) into a segregated interest-bearing reserve account (the “Reserve Account”) held by Landlord’s existing mortgagee (“Lender”), which Reserve Amount shall be held for the benefit of Tenant pursuant to a reserve agreement entered into simultaneously with this Lease, by and among Landlord, Tenant and Lender (the “Reserve Agreement”). The Reserve Agreement shall provide for the direct payment to Broker of the portion of the Commission (such portion, the “Fully Earned Commission”) payable under the Commission Agreement with respect to the portion of the term preceding the last day of the 60th Lease Month, and for the direct payment of the Finish Allowance (as defined in Section 2.1 of the Work Letter attached hereto as Exhibit C) to Tenant from the Reserve Account, upon satisfaction of all of the conditions and requirements for such payment set forth in this Lease or the Work Letter attached hereto as Exhibit C, as applicable. Landlord agrees to submit to Lender any application for a payment within seven (7) days after receipt of the same. If (A) Landlord fails to timely deposit all or any portion of the Reserve Amount, (B) Landlord fails to timely submit an application for a payment to Lender, or (C) Lender fails to release any payment to the appropriate payee within thirty (30) days after satisfaction of all of the conditions and requirements for such payment, then Tenant shall deliver written notice of such failure to Landlord and Lender. Landlord and/or Lender, as the case may be, will have seven (7) days after receipt of such written notice to cure such failure, failing which Tenant shall, as Tenant’s sole remedy for such failure (but subject to the last sentence of this Section), have the right to (i) offset the amount of the Finish Allowance then due and payable to Tenant from the next accruing installment(s) of Basic Rent and Additional Rent payable by Tenant under the Lease until the entire amount owed to Tenant as a result of such failure has been fully credited to Tenant, and (ii) offset the unpaid amount of the Fully-Earned Commission then payable by Landlord from the next accruing installment(s) of Basic Rent payable by Tenant under the Lease (provided that, as a condition to such offset, Landlord receives a writing executed by Tenant and Broker in which (i) Tenant assumes the obligation to pay the remaining unpaid amount of the Fully-Earned Commission to Broker, and (ii) Broker acknowledges same and releases Landlord from any further obligations under the Commission Agreement with respect to the Fully-Earned Commission only). In addition to Tenant’s other remedies set forth herein, in the event that Landlord fails to deposit the Reserve Amount in the Reserve Account within ten (10) days after the Effective Date of this Lease, then this Lease shall terminate if (i) within ten (10) days after the expiration of such ten day period, Tenant gives written notice to Landlord of its election to terminate this Lease (time being of the essence with respect to such notice) and (ii) Landlord fails to deposit the Reserve Amount in the Reserve Account within ten (10) days after the date of such notice from Tenant (time being of the essence with respect to same).

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

	LANDLORD:	TENANT:

BINYAN REALTY LP,		PRIORITY FULFILLMENT
a Delaware limited partnership		SERVICES, INC., a Delaware corporation

By:	Binyan Realty GP, LLC,
its general partner

By:	By:
Name:	Name:
Title:	Title:

Effective Date: , 2011

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EXHIBIT A

LAND LEGAL DESCRIPTION

TRACT A-1

(Block 60, less parcel leased from V. Shapiro and D. Suhgers)

BEING a tract of land located in Block 60, Official City Number, in the City of Dallas, Texas; and being described more particularly as follows:

BEGINNING at a steel nail in asphalt at the intersection of the Northerly line of Elm Street, 80.0 feet wide, with the Westerly line of N. Field, 62.50 feet wide, as established by City of Dallas Ordinance No 3836, said beginning point being 0.20 foot South 76 degrees, 00 minutes West from the original Westerly line of N. Field Street as conveyed to the City of Dallas, described in Volume 26, Page 87 of the Minutes of Dallas county Court at Law No. 2;

Thence South 76 degrees 00 minutes West, along the Northerly line of Elm Street, at 25.0 feet passing a cross cut in stone walk at the Southwest corner of the Passageway Easement conveyed to the City of Dallas for widening N. Field Street by deed recorded in Volume 74065, Page 1295 of the Deed Records of Dallas County, Texas, in all a distance of 324.80 feet to a point for corner, being 25.0 feet North 76 degrees, 00 minutes East from the intersection of said line of Elm Street with the Easterly line of Griffin Place, formerly Griffin Street;

Thence North 14 degrees 00 minutes 00 seconds West, parallel with the Easterly line of Griffin Place, a distance of 80.00 feet to a point for corner;

Thence South 76 degrees 00 minutes West, parallel with Elm Street, a distance of 25.00 feet to a point for corner on the Easterly line of Griffin Place;

Thence North 14 degrees 00 minutes 00 seconds West, along the Easterly line of Griffin Place, a distance of 120.00 feet to a steel nail for corner of the Southerly line of Pacific Avenue, 80.0 feet wide;

Thence North 76 degrees 00 minutes 00 seconds East, along the Southerly line of Pacific Avenue, at 325.35 feet passing a cross cut in stone walk at the Northwest corner of said City of Dallas Passageway Easement, in all a distance of 350.35 feet to a steel nail in asphalt for corner on said Westerly line of N. Field Street as established by said City Ordinance No. 3836, being 0.35 foot North 76 degrees 00 minutes East from said original Westerly line of N. Field Street;

Thence South 13 degrees, 50 minutes, 30 seconds East, along the Westerly line of N. Field Street, a distance of 200.00 feet to the PLACE OF BEGINNING.

TRACT A-2

(parcel leased from V. Shapiro and D. Suhgers)

BEING a tract of land located in Block 60, Official City Number, in the City of Dallas, Texas, and being described more particularly as follows:

BEGINNING at a steel nail in stone walkway at the intersection of the Northerly line of Elm Street, 80.0 feet wide, with the Easterly line of Griffin Place, formerly Griffin Street, at this point 52.50 feet wide;

Thence North 76 degrees 00 minutes 00 seconds East, along the Northerly line of Elm Street, a distance of 25.00 feet to a point for corner;

Thence North 14 degrees 00 minutes 00 seconds West, parallel with the Easterly line of Griffin Place, a distance of 80.00 feet to a point for corner;

Thence South 76 degrees 00 minutes 00 seconds West, parallel with Elm Street, a distance of 25.00 feet to a point for corner on the Easterly line of Griffin Place;

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Thence South 14 degrees 00 minutes 00 seconds East, along the Easterly line of Griffin Place, a distance of 80.0 feet to the PLACE OF BEGINNING.

TRACT A-3

(parking garage leased parcel)

BEING a tract of land located in the City of Dallas, Texas, being parts of Blocks 224 and 231, Official City Numbers, together with a part of Federal Street adjacent to said Blocks Abandoned by City Ordinance No. 12840, and being described more particularly as follows:

Beginning at a cross cut in concrete at the Southeast corner of said Abandoned part of Federal Street, being the intersection of the present Westerly line of N. Field Street, 39.93 feet Westerly of the City of Dallas survey line therein, with the Northerly line of Pacific Avenue, 80.00 feet wide;

Thence North 14 degrees 00 minutes West, along the Easterly line of said Abandoned part of Federal Street, being the present Westerly line of N. Field Street, a distance of 113.06 feet to a cross cut in concrete at the Northeast corner of said Abandoned part of Federal Street and the Southwest corner of the tract conveyed to the City of Dallas by deed recorded in Volume 1304, Page 474 of the Deed Records of Dallas County, Texas;

Thence North 12 degrees 17 minutes West, along the Westerly line of said City of Dallas tract, being the present Westerly line of N. Field Street, a distance of 164.20 feet to a cross cut in concrete at the Northwest corner of said City of Dallas tract on the Southeast line of Patterson Street;

Thence South 50 degrees 10 minutes West, along the Southeast line of Patterson Street, a distance of 145.60 feet to a steel nail at the Northwest corner of the tract conveyed to First National Bank in Dallas, Trustee, by deed filed May 17, 1967 in said Deed Records;

Thence South 15 degrees 20 minutes 45 seconds East, a distance of 213.80 feet to a steel nail at the Southwest corner of said First National Bank in Dallas, Trustee, tract, on the Northerly line of Pacific Avenue;

Thence North 76 degrees 00 minutes East, along the Northerly line of Pacific Avenue, a distance of 121.10 feet to the PLACE OF BEGINNING.

TRACT A-4

(east half of Griffin Place parcel)

BEING a tract of land, formerly part of Griffin Place, in the City of Dallas, Texas adjoining Block 60, Official City Numbers, and being described more particularly as follows;

Beginning at the Southwest corner of said Block 60 at the intersection of the Northerly line of Elm Street, 80.0 feet wide, with the Easterly line of Griffin Place, abandoned;

Thence South 76 degrees 00 minutes 00 seconds West, along the Northerly line of Elm Street, a distance of 26.25 to a point for corner;

Thence North 14 degrees 07 minutes 30 seconds West, a distance of 180.90 feet to a point for corner on the projection easterly of the southerly line of Pacific Avenue as established in Block 53, Official City Numbers, by City of Dallas Ordinance No. 9000;

Thence North 76 degrees 00 minutes 00 seconds East, along said projection line of Pacific Avenue, being 59.1 feet southerly of and parallel with the City of Dallas survey line therein, a distance of 26.645 feet to a point for corner on the westerly line of Block 60, 19.10 feet South 14 degrees 00 minutes 00 seconds East from its northwest corner on the southerly line of Pacific Avenue, 80.0 feet wide;

Thence South 14 degrees 00 minutes 00 seconds East, along the Westerly line of Block 60, a distance of 180.90 feet to the Place of Beginning.

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EXHIBIT B

FLOOR PLAN FOR THE PREMISES

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[shaded portion of 5th Floor included in Premises]

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EXHIBIT B-1

FLOOR PLAN FOR 5th FLOOR AS OF 25TH LEASE MONTH

[In the event Tenant fails to timely exercise the First Expansion Option]

[shaded portion of 5th Floor included in Premises]

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EXHIBIT C

WORK LETTER

1. Plans.

1.1 Design Professional. Tenant’s architect for the space planning and design of Tenant’s Improvements shall be Corgan Associates or another design professional approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed (Corgan Associates or such other design professional, the “Design Professional”).

1.2 Design Process. Prior to the commencement of any construction work in the Premises:

(a)	Tenant shall cause Tenant’s Design Professional, at Tenant’s expense, to prepare and deliver to Landlord for approval a space plan for the portion of the Premises in which Tenant’s Improvements are to be constructed. Landlord will approve or disapprove in writing the space plan, which written approval or disapproval shall be given within fourteen (14) days after receipt of the space plan. Landlord agrees not to unreasonably withhold, condition or delay its approval of the space plan or any revised space plan. If disapproved, Landlord shall provide Tenant with specific reasons for disapproval sufficient to enable Tenant’s Design Professional to draft a space plan meeting Landlord’s approval, and Tenant shall cause the Design Professional to revise and resubmit same to Landlord for approval. Landlord will approve or disapprove in writing the revised space plan within seven (7) days after receipt of same. The foregoing process shall be repeated if necessary until Landlord has approved the space plan (such space plan, when approved by Landlord, is herein referred to as the “Space Plan”).

(b)	Tenant shall cause Tenant’s Design Professional, at Tenant’s expense, to prepare and deliver to Landlord for approval construction plans and specifications consistent with the Space Plan, which shall include complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the “Proposed Construction Drawings”). Landlord agrees not to unreasonably withhold, condition or delay its approval of the Proposed Construction Drawings or any Revised Construction Drawings (as hereinafter defined). Within fourteen (14) days after receipt, Landlord shall either approve the Proposed Construction Drawings or notify Tenant of the item(s) of the Proposed Construction Drawings that Landlord disapproves and the reason(s) therefor (with items not disapproved being deemed approved). If Landlord disapproves the Proposed Construction Drawings, Tenant shall cause Tenant’s Design Professional to revise and resubmit same to Landlord for approval (the “Revised Construction Drawings”). Within seven (7) days after receipt, Landlord shall either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor (with items not disapproved being deemed approved). Landlord shall provide such specificity as to any disapproval as shall be necessary for Tenant’s Design Professional to draft revisions meeting Landlord’s approval. The foregoing process shall continue until Landlord has approved the Revised Construction Drawings in their entirety. The Proposed Construction Drawings or Revised Construction Drawings, as approved by Landlord, together with all changes and amendments thereto agreed to by Landlord and Tenant in writing, for all of Tenant’s Improvements are hereinafter referred to as the “Construction Drawings” (all improvements required by the Construction Drawings are herein called “Tenant’s Improvements”). Upon approval of the Construction Drawings by Landlord, Tenant’s Design Professional shall deliver to Landlord the Construction Drawings in AutoCAD or compatible format.

(c)

Landlord hereby agrees that Landlord shall not unreasonably withhold, condition or delay its approval of the Construction Drawings; provided that Landlord shall be deemed to have reasonably withheld its approval if such disapproval is based on any of the following reasons: (i) the Construction Drawings do not conform to applicable Laws, (ii) the Construction Drawings will not accommodate Building standard heating, cooling, mechanical, electrical or plumbing improvements (as such determination may be affected by any Supplemental Systems Tenant proposes to install and

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utilize), (iii) the construction required by the Construction Drawings could, in Landlord’s reasonable judgment, adversely affect the structural integrity or any structural member of the Building or any part thereof, or, in Landlord’s reasonable judgment, will adversely affect existing Building standard heating, cooling, mechanical, electrical or plumbing improvements in any part of the Building, (iv) the design and/or color of Tenant’s Improvements (to the extent visible from the interior of any passenger elevator or from any Common Area and assuming the door(s) to the Premises are closed) do not conform to the design and/or color scheme generally acceptable as tenant finish in the Building, (v) the work required by the Construction Drawings affects the exterior of the Premises or the Building, or (vi) the Construction Drawings are substantively incomplete or contain material errors or omissions. Landlord’s approval of the Construction Drawings shall in no event be construed as a representation regarding the Construction Drawings, including, without limitation, the scope or accuracy of such drawings or whether such drawings comply with applicable Laws. Tenant acknowledges that Landlord may engage the Building’s systems engineer and/or structural engineer (collectively, the “Building Engineers”) to review the Space Plans, the Proposed Construction Drawings and any Revised Construction Drawings and prepare comments thereto as part of the approval process. Tenant agrees to reimburse Landlord for the Building Engineers’ actual, reasonable fees in connection with same within thirty (30) days after receipt of an invoice therefor (which fees shall be deemed to be Permitted Costs subject to reimbursement from the Finish Allowance). Tenant shall not be obligated to reimburse Landlord for any fees, costs or expenses of Building Engineers in the employ of Landlord or any of its parents, subsidiaries or affiliates.

2. Construction and Costs of Tenant’s Improvements.

2.1 Construction Obligation and Finish Allowance.

Tenant agrees to construct Tenant’s Improvements, at Tenant’s cost and expense, with contractors approved by Landlord pursuant to Section 3 below, provided, however, Landlord shall provide Tenant with an allowance of $42.00 per square foot of Agreed Rentable Area in the Premises (the “Finish Allowance”), which allowance shall be disbursed by Landlord, from time to time, for payment of the following costs (collectively referred to as the “Permitted Costs”): (i) the contract sum required to be paid to the general contractor engaged to construct Tenant’s Improvements (the “Contract Sum”), (ii) the fees of the Design Professional for the preparation of the Space Plan and Construction Drawings, together with any related fees of engineering consultants engaged by Tenant or the Design Professional (such fees, collectively, the “Planning Fees”); (iii) the Construction Management Fee (hereinafter defined); (iv) voice and data cabling costs (the “Cabling Costs”), (v) Tenant’s actual out-of-pocket moving expenses incurred in connection with its initial occupancy of the Premises, including, without limitation, Tenant’s costs of moving from any other space in the Building to the Premises (“Moving Costs”); (vi) cost of fixtures, furniture and equipment to be located within the Premises for use in connection with Tenant’s business operations (“FF&E Costs”); (vii) Tenant’s third-party project management fees (not to exceed 2% of the sum of the Contract Sum and the Planning Fees); and (viii) fees for permits or inspections required in connection with construction of Tenant’s Improvements; provided that only up to $12.00 per square foot of Agreed Rentable Area in the Premises shall be available for Cabling Costs, Moving Costs and FF&E Costs (collectively), and provided further that only $8.00 per square foot of such $12.00 per square foot maximum amount shall be available for application to FF&E Costs. In consideration of Landlord overseeing the construction of Tenant’s Improvements, Tenant agrees to pay Landlord a fee equal to one percent (1%) of the sum of the Contract Sum and the Planning Fees (the “Construction Management Fee”). The Construction Management Fee shall be paid to Landlord monthly on the basis of Landlord’s reasonable estimate of the percentage of Tenant’s Improvements completed at the time of the payment. The Finish Allowance shall (subject to the remaining provisions of this Section) be disbursed from the Reserve Account (as defined in Section 15.28 of the Lease) from time to time (but no more than once monthly), in an amount equal to the invoices and/or statements submitted to Landlord and for which Tenant has not been previously reimbursed. Landlord shall authorize disbursements from the Reserve Account within ten (10) days after receipt of (1) a request for reimbursement from Tenant setting forth the amount sought to be reimbursed and the approximate cost to complete construction of the Tenant’s Improvements, (2) acceptable invoices and statements supporting the amount requested by Tenant, and (3) fully executed and acknowledged releases and waivers of liens and claims (to the extent of work theretofore performed) in form acceptable to Landlord, from each of Tenant’s Contractors (as defined in Section 3 below) and suppliers that is to receive any portion of the amount requested. Notwithstanding the

Renaissance Tower/ Priority Fulfillment Services, Inc.

foregoing, Landlord shall not be required (A) to authorize disbursements from the Reserve Account if any of Tenant’s Contractors or their respective subcontractors, suppliers and materialmen file or have given notice of intent to file a lien against the Premises and/or the Building which has not been bonded around or released in accordance with the requirements of Section 2.4 below, until the time of such bonding or release, or (B) to authorize disbursements from the Reserve Account for the last installment of the Finish Allowance unless and until Tenant provides Landlord final lien waivers (in form reasonably satisfactory to Landlord) executed by each of Tenant’s Contractors and their respective subcontractors, suppliers and materialmen, releasing and waiving all contractual, statutory and constitutional liens and security interests that they may have against the Premises, the Building, Tenant or Landlord arising out of or relating to the construction or design of the Tenant’s Improvements.

2.2 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs (“Excess Costs”) on or before the earlier of the date on which same are due or the date on which Tenant begins business operations in the Premises, provided that Tenant shall be entitled to withhold payment if Tenant is contesting same (but subject to Section 2.4 below).

2.3 Construction. Tenant shall cause Tenant’s Contractors to perform all work required to complete Tenant’s Improvements in a good and workmanlike manner in accordance with good industry practice and in accordance with the approved Construction Drawings (“Tenant’s Work”). All Tenant’s Work shall comply in all respects with applicable Laws. Prior to commencement of the construction of Tenant’s Improvements, the Construction Drawings will, if required by applicable Laws, be approved by the appropriate governmental agency and all notices required to be given to any governmental agency shall have been given in a timely manner. The costs of any permits and/or inspections required in connection with, or as a prerequisite to, the construction and/or completion of Tenant’s Work shall be obtained by Tenant at Tenant’s expense. Landlord shall have the right to review, inspect and comment upon all portions of the construction of the Tenant’s Improvements that tie into the base Building mechanical, electrical and plumbing systems and structural elements or other areas of the Building, as well as all other aspects of the construction of the Tenant’s Improvements, but any such review, inspection and comments shall be strictly for Landlord’s own purposes and shall not impose upon Landlord any express or implied duty to Tenant or any third party with respect to the Tenant’s Improvements. Notwithstanding the foregoing or any other provision of the Lease to the contrary, in no event shall Tenant or Tenant’s Contractors be required to correct any non-compliance with applicable Laws in areas outside of the Premises unless such non-compliance condition was caused by the acts or omissions of Tenant or Tenant’s Contractors. If any such non-compliance condition for which Tenant or Tenant’s Contractors are not responsible is required to be corrected in order for Tenant or Tenant’s Contractors to secure any permit or other approval of governmental authorities exercising jurisdiction required to complete Tenant’s Work or in order for Tenant to lawfully occupy and use the Premises for the Permitted Use, Landlord at its sole cost and expense shall promptly correct such non-compliance condition upon Tenant’s delivery of notice of same.

2.4 Liens Arising from Tenant’s Improvements. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of construction costs for Tenant’s Improvements. In the event that any such lien is filed and Tenant, within thirty (30) days following Tenant’s receipt of notice of such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien.

2.5 Conduct. Tenant shall maintain the Premises in a clean and orderly condition during construction. Tenant will cause Tenant’s Contractors to promptly remove from the Building, by use of their own trash containers, all rubbish, dirt, debris and flammable waste, as well as all unused construction materials, equipment, shipping containers and packaging generated by Tenant’s Work; neither Tenant nor Tenant’s Contractors shall be permitted to deposit any such materials in Landlord’s trash containers or elsewhere in the Building. Storage of construction materials, tools, equipment and debris shall be confined within the Premises. If, at any time, anyone performing construction work on behalf of Tenant shall cause disharmony or interference with anyone performing construction work in the Building on behalf of Landlord or otherwise, Landlord may, upon twenty-four (24) hours written notice to Tenant, require Tenant to remove from the Premises and from the Building any person or persons performing construction work on behalf of Tenant causing such disharmony or interference. Persons performing construction work on behalf of Tenant shall not be deemed to be causing any such disharmony or interference solely by reason of the fact that such persons or their employees, agents, contractors, subcontractors or representatives shall not belong to a national or local union or other employee organization. Subject to Section 7.4 of the Lease Supplement Provisions, Tenant shall be liable for any

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damage or injury to property or persons caused by persons performing construction work on behalf of Tenant. Subject to the Building’s Rules and Regulations, Tenant’s Contractors shall be allowed to utilize power within the Premises and the freight dock and freight elevator (subject to Landlord’s reasonable approval of scheduling thereof), as necessary and required in connection with Tenant’s Work in the Premises at no charge.

2.6 Final Plans. Upon substantial completion of Tenant’s Work, Tenant shall deliver to Landlord one set of the as-built plans and specifications for the Premises in AutoCAD or compatible format.

2.7 Unused Allowance. Tenant may apply any unused portion of the Finish Allowance (but not to exceed, in the aggregate, $2.50 per square foot of Agreed Rentable Area within the Premises) to reduce Basic Rent payable under the terms of the Lease beginning in the 7th Lease Month. Additionally, any unused portion of the Finish Allowance not applied to reduce Basic Rent in accordance with the preceding sentence shall remain available to Tenant for application to any Permitted Costs associated with any expansion of the Premises pursuant to Rider 2 to the Lease so long as such Permitted Costs are incurred within twelve (12) months following Substantial Completion of Tenant’s Improvements hereunder (with any unused portion of the Finish Allowance thereafter remaining being forfeited).

2.8 VAV Boxes. All existing VAV boxes serving the Premises will comply with applicable legal requirements and be in good working order and condition upon Landlord’s delivery of the Premises to Tenant. Landlord, at Landlord’s sole expense and not to be deducted from the Finish Allowance, shall perform any repairs required to bring such existing VAV boxes into the foregoing specified condition upon such delivery.

2.9 ASHRAE 62.1-2004. If prior to commencement of Tenant’s Work Tenant’s MEP contractor, Schmidt & Stacy, or such replacement MEP contractor as Tenant shall select and shall be reasonably acceptable to Landlord, reasonably determines that the existing duct bringing outside air to the Premises is insufficient to comply with ASHRAE 62.1-2004, then Landlord shall, in addition to the Finish Allowance, contribute up to $20,000 toward the reasonable cost of modifying such duct and/or adding a duct to achieve compliance with ASHRAE 62.1-2004. Such Landlord contribution shall be a one-time contribution with respect to the initial Premises only, and no contribution of any kind shall be made by Landlord for such purposes in connection with any future expansions, whether pursuant to Rider 2 or otherwise.

2.10 Test Fit. Landlord has paid Corgan Associates $0.10 per Agreed Rentable Area of the Premises in connection with Tenant’s preliminary test plan of the Premises. Further, Landlord will reimburse Tenant for up to $2,500 of the cost of the engineering study performed by Corgan Associates and Schmidt & Stacy following the Effective Date and Landlord’s receipt of third-party invoices and paid receipts for such costs incurred by Tenant.

2.11 Multi-Tenant Corridor. To the extent required by the City of Dallas in connection with Tenant’s construction of Tenant’s Improvements, Landlord shall, at Landlord’s sole expense and not to be deducted from the Finish Allowance, construct such demising walls as are necessary to construct a public corridor so as to convert the 5th floor to a multi-tenant floor.

3. Tenant’s Contractors.

Tenant’s construction of Tenant’s Improvements shall be done in accordance with, and subject to, the following:

(a)	Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld, conditioned or delayed; and

(b)	Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, “Tenant’s Contractors”), work in harmony with and do not in any way disturb or interfere with Landlord’s space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, “Landlord’s Contractors”), it being understood and agreed that if entry of Tenant or Tenant’s Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord’s Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant’s Contractors causing such disturbance; and

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(c)	Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant’s Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker’s Compensation, public liability and property damage insurance and shall comply with the Building’s Contractor Rules and Regulations, in accordance with the requirements of Schedule 4 to this Exhibit C.

Notwithstanding anything in Section 3(b) above or any other provisions of the Lease to the contrary, Tenant’s Contractors shall not be deemed to be working in disharmony with, or disturbing or interfering with, Landlord’s Contractors solely by virtue of the fact that one or more of Tenant’s Contractors or their employees, agents, contractors, subcontractors or representatives do not belong to a national or local union or other employee organization. Landlord shall not be liable for any injury, loss or damage to any of Tenant’s installations or decorations made prior to the Commencement Date and not installed by Landlord unless resulting from the gross negligence, recklessness or intentional misconduct of Landlord or its employees, agents or contractors (subject to Section 7.4 of the Lease Supplement Provisions). Tenant shall indemnify and hold harmless Landlord and Landlord’s Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord’s Contractors) unless and to the extent resulting from the gross negligence, recklessness or intentional misconduct of Landlord or its employees, agents, contractors or representatives. Such entry by Tenant and Tenant’s Contractors pursuant to this Section 3 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

4. Construction Representatives.

Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD’S REPRESENTATIVE:
Steve Echols
CB Richard Ellis
222 W Las Colinas Blvd., Suite 165
Irving, TX 75039
972/830-3205 (Phone)
972/501-9019 (Fax)
steve.echols@cbre.com

TENANT’S REPRESENTATIVE:

Matt McGeath, LEED AP
Cushman & Wakefield of Texas, Inc.
2101 Cedar Springs, Suite 900
Dallas, TX 75201
972/663-9602 (Phone)
972/663-9999 (Fax)
matt.mcgeath@cushwake.com

Renaissance Tower/ Priority Fulfillment Services, Inc.

Schedule 4

Contractor Rules and Regulations and Insurance Requirements

Renaissance Tower/ Priority Fulfillment Services, Inc.

Renaissance Tower

RULES AND REGULATIONS

GOVERNING WORK DONE BY CONTRACTORS

The following are the rules and regulations governing the work of all firms working at or in Renaissance Tower, 1201 Elm Street, Dallas, Texas. These rules and regulations apply to general construction, tenant lease space construction, retail space construction, and vendors providing services to the Property. No deviation or exceptions will be permitted without written approval from Property Management Personnel. All questions or comments should be directed to: Roy Smith at (214) 571.(5254, roy.smith@cbre.com. or Robert Harris at (214) 571.6250, rharris4@cbre.com. These rules and regulations are subject to revisions and updating from time to time and it is the Contractor’s responsibility to be aware of and comply with the most current rules and regulations.

1. Access to the Property

All Contractors must provide a current Certificate of Insurance per the Landlords requirements to the Property Management Office, Tenant Services Coordinator, prior to requesting entry onto the Property. All Contractors must register with Property Security at the Security Control Center prior to entering the Property. Property Security will confirm that the Contractor has received approval to enter the Property to perform work Property Security will provide each of the Contractor’s personnel with a badge, which shall be visibly displayed at all times while on Property and returned to Property Security prior to leaving the Property. All Contractors will provide an updated list of authorized personnel to Property Security and will notify Security of any changes. All personnel shall enter and exit the building through the service dock area only and shall sign in at the Security Control Center. The Service Dock is for loading and unloading only. No Contractor parking is permitted in this area. The Contractor is responsible for their own parking. The Contractor is responsible for the supervision of all of their personnel.

2. Work Hours

Property hours of operation are Monday through Friday from 7:00 am until 6:00 pm, and Saturday from 8:00 am until 1:00 pm Contractors may schedule certain work to occur during these hours of operation. Any work interrupting the normal operation of the Property must be scheduled after-hours. A Contractor performing work that causes a Tenant complaint will be asked to discontinue such work until after-hours.

There are certain operations that must be performed after-hours to prevent the interruption of business operations. These include but are not limited to:

•	Drilling or cutting of the concrete floor-slab

•	Drilling or cutting of any concrete or metal structural member

•	Any work where machine noise or vibration my distrupt normal office procedures.

•	Any work that causes unpleasant or unhealthy odors such as the use of cutting oils, paints, etc.

All work performed after-hours must be approved by Properly Management and scheduled through Property Security.

3. After-hour’s Access

Contractors shall contact Property Management before 3:00 p.m. weekdays to request access clearance for work performed before or after normal working hours. Access to the building will be controlled by Property Security located at the loading dock and follow procedures for normal Access to the Property. Property access on Saturday and Sunday will be handled in the same manner as After-hours Access.

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4. Deliveries

All deliveries must be scheduled and coordinated through Property Security.

5. Service Elevator

Contractors are to move all personnel, supplies and materials via the service elevator. No construction materials or personnel are to utilize any of the passenger elevators. No exceptions, Violators will be removed from the Propertv and forbidden from returning to the Property, Any damage caused to the passenger elevators by this action will be billed to the Contractor.

A prior notification of at least 24 hours is required to schedule service elevator time,

6. Permits

All construction work (“Work”) performed on the Property requires permitting and licenses necessaiy for the execution of the Work The Contractor shall secure and pay for permits and licenses prior to the start of the Work. The Building Pemit(s) shall be properly posted on-site. The Contractor shall provide Property Management with a copy of the Permit(s).

7. Hot Work Permits

All construction that requires hot work (i.e. sweating of plumbing lines, soldering, welding, etc.) must be permitted by Property Management. The Contractor shall coordinate with Property Management to obtain the Permit. The Permit must be posted in the Work Area prior to performing any such work.

8. Common Areas

The Contractor shall carefully protect walls, carpets, ceiling tiles, floors, furniture and fixtures in the Property’s Common Areas or areas open to the public, and shall pay for repairs or replacement of all damaged property therein (whether caused by Contractor, its agents or subcontractors).

A walk-through with Property Management of these areas will be conducted prior to commencement of the Work to document the existing conditions. A final walk-through with Property Management will take place to document the finished condition of the areas prior to the Contractor receiving final payment for the Work.

9. Workman Conduct

No loud or abusive language will be tolerated. Use of radios and the playing of music is prohibited. It is the responsibility of the Contractor to enforce this regulation on a day-to-day basis, and/or in response to specific complaints from other tenants or from Property Management.

10. Smoking

Renaissance Tower is a “No Smoking” facility and Contractors are prohibited from smoking in the building. Smoking is only allowed in the designated smoking section outside of the building in the West side courtyard. No smoking is allowed at the Dock area of the building.

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11. Carrying of Firearms

The carrying of firearms of any kind in any leased premises, the building in which such premises, are situated, or any related connected retail mall of which the foregoing are a part, is prohibited except in the case of unconcealed firearms carried by licensed security personnel hired or contracted for by tenants for security of their premises as permitted by such tenants’ leases or otherwise consented to by Management in writing.

12. Sanitary Facilities

Sanitary Facilities will be designated for the Contractor’s use by Property Management. The Contractor shall use only the facilities specifically provided or designated by Property Management. Charges associated with clean-up or damage of any kind shall be the responsibility of the General Contractor.

Under no circumstances will restroom facilities be used by workmen to clean construction materials or tools. Water will be provided for the cleaning of tools OFF-SITE.

13. Office Equipment

There will be absolutely no use of tenant and/or Building property to include, but not limited to telephones, dollies, vending machines, copiers, and tools on tenant occupied floors to include the Lower Level of the Property.

14. Non-Compliance

Non-compliance with these regulations will result in the possible barring of the Contractor from current or future activities in the Building. Any costs incurred by Owner in cleaning the Building or Work Area or repairing damage resulting from the General Contractor’s activities (including the activities of any of the General Contractor’s employees or subcontractors) will be billed to the General Contractor or set off against future payment to the General Contactor.

15. Clean Up

The Contractor shall at all times, on a day-to-day basis, keep the Work Area and other areas of the Property free from accumulations of waste material, debris or rubbish caused by or incidental to the Work. The Contractor is not permitted to use the Property’s waste containers, dumpsters or compactors. Upon completion of the Work, the Contractor shall promptly remove all waste material, debris, rubbish, equipment, and excess construction material from the Work Area.

16. Disposition of Materials

The Contractor is responsible for removing all waste or unwanted material from the Property. The property does not have space available for the placement of dumpster or waste storage containers. The Contractor is responsible for complying with all local. State and Federal regulations related to the disposal of waste materials. Property Management may require documentation from the Contractor verifying that waste materials have been properly disposed of per these regulations.

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17. Storage

No material storage or trash will be allowed in the service dock area. No storage of flammable, toxic or hazardous materials or supplies will be allowed on the Property unless approved in writing by Property Management and in accordance with approved building codes and regulations. Electric, telephone, janitor and other closets are not to be used for contractor storage or office use without prior written approval by Property Management.

18. Fire Alarm System

Prior to performing any work that may interfere with the fire alarm system wiring, or otherwise activate or affect the fire alarm system, the Contractor must contact Property Management. The Contractor shall take any and all reasonable steps to prevent accidental activation of the fire and smoke detection devices within or adjacent to the Work Area. Such steps shall not include disconnecting any such devices.

All smoke device covers must be removed on a daily basis.

19. Fire Sprinkler System

The Contractor must provide 24 hour notice to Property Management prior to performing any work that will involve the draining of a fire sprinkler line, or otherwise affect the Property’s fire sprinkler system. De-energizing of the fire pump related to filling of the fire sprinkler lines will be confirmed by the Contractor with Property Management prior to any work.

In no case shall the fire sprinkler system be Left inoperable overnight.

20. Electrical Panel Changes

All electrical circuits added to existing electrical panels or any new circuits added to new electrical panels will be properly labeled. Included in this labeling will be the area and/or equipment serviced by the circuit(s), as provided for in specifications. All electrical panels which have covers removed for any reason (e.g., so as to allow the addition of new circuits) or any new electrical panels which are installed shall be left at the end of each day with all panel covers properly in place and all panels securely closed. Under no circumstances will power serving other tenants’ premises or other areas of the Building be shut off without the advance approval of Property Management and notification to the affected tenant(s).

24 hour notice is required, with prior written approval, for any scheduled power interruption,

21. Paint and Combustibles

All paint and other flammable materials will be stored in approved sealed containers. A fire extinguisher will be placed in the area where flammables are used or stored. All rags will be stored in approved containers. which prevent combustion.

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22. Use of Varnishes/Lacquer and Solvent Based Coatings in the Building

No use of varnishes/lacquer, solvent-based coatings or any volatile organic compounds (VOC) are to be sprayed or used in the Building without the prior written approval of Property Management. Contractor shall provide material data sheet(s), MSDS, for all building materials containing VOC. This type of work should be conducted off-site when at all possible. Anyone found using these compounds in or around the Building without the approval of Property Management will be required to cease such work and be subject to removal from the Property.

23. Asbestos-Containing Materials

No asbestos-containing materials shall be allowed on the Property. Contractor shall verify that no material used in the Work contains asbestos fibers. An MSDS sheet must be submitted to Property Management and kept on file on-site for all products used to perform the Work.

I have reviewed and understand the Rules and Regulations governing Work performed at Renaissance Tower. I will abide by these rules and regulations in the performance of my work. Any deviation from this will be reported to Property Management.

Date:

Signature:

Print Name:

Company Name:

Acknowledged and accepted by General Contractor

Please return this sheet to Property Management, attention Roy Smith.

Renaissance Tower/ Priority Fulfillment Services, Inc.

SAMPLE CERTIFICATE OF INSURANCE

ISSUE DATE:

PRODUCER: Name of Insurance Agency Insurance Agency Address City, State, Zip	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. **COMPANIES AFFORDING COVERAGE** Company Letter: A
INSURED Name of Tenant or Contractor Tenant or Contractor Address City, State, Zip	Company Letter: B Company Letter: C Company Letter: D Company Letter: E

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFEC. DATE	POLICY EXPIRATION DATE	LIMITS	
GENERAL LIABILITY _X_ COMMERCIAL GENERAL LIABILITY ____ CLAIMS MADE _X_ OCCUR ____ OWNER'S & CONTRACTOR'S PROT				General Aggregate	$ 2,000,000.00
				Products-Comp/OP Agg	$ 1,000,000.00
				Personal & Adv. Injury	$ 1,000,000.00
				Each Occurrence	$ 1,000,000.00
				Fire Damage (Any one fire)	$ 2,000,000.00
				Med. Expense (Any 1 person)	$ 5,000.00
AUTOMOBILE LIABILITY ____ ANY AUTO ____ ALL OWNED AUTOS _X_ SCHEDULED AUTOS _X_ HIRED AUTOS _X_ NON-OWNED AUTOS ____ GARAGE LIABILITY				Combined Single Limit	$ 1,000,000.00
				Bodily Injury (Per Person)	$
				Bodily Injury (Per Accident)	$
				Property Damage	$
EXCESS LIABILITY _X_ UMBRELLA FORM ____ OTHER THAN UMBRELLA FORM				Each Occurrence	$ 4,000,000.00
				Aggregate	$ 4,000,000.00
WORKER'S COMPENSATION AND EMPLOYERS' LIABILITY				____ STATUTORY LIMITS	
				Each Accident	$ 1,000,000.00
				Disease-Policy Limit	$ 1,000,000.00
				Disease-Each Employee	$ 1,000,000.00
OTHER					

Binyan Realty LP, CB Richard Ellis, Inc.
shall be named as "additionally insured parties"

CERTIFICATE HOLDER	CANCELLATION
Binyan Realty LP **1201 Elm Street** **Suite 2550** **Dallas, Texas 75270**	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE (REPRESENTATIVE'S SIGNATURE)

Please use exact verbiage as shown in example for Certificate Holder and Additionally Insured Party.

SAMPLE CERTIFICATE OF INSURANCE ISSUE DATE: PRODUCER: Name of insurance Agency Insurance- Agency AddressCity, State, 2p THIS CERTIFICATE IS IS3UEC- AS A LIAFJER Cf rj/OKPXAflON CflLY AND COHFEHS NO R CEFTFICATE MULUEPJ TUB CERTIFICATE DOES NCfT AME.ND. EXTE># OR ALTER TrltC flf THE f CXlCIFB KLCVW OHTS UPON THE SVeRAdE AFFORDED COMPANIES AFFORDING COVERAGE Company Lol:cr A INSURED Naine ofTenant DrCpnlractor Tenant or ConhradrK Address City. Slate. Zip Company Letter 6 Company Loiter C Compary Leiter D Company Laller: E COVERAGES THIS LS TO CE*T# V THAT the POLICIES OP IHCURANCE LASTED BELOW HAl/E BEEN ISSUED TO THE HiLlSE D UVJI ? AByvE rye TI’E. FCAJCV PEEICO HDCATEO. HDTWIHETAND1UG. AnV REQUIREMENT TERM OB tint TlCrj t* *m *4«th«; r O” DTM5» DOCUUENT WTH RESPECT TD WHICH THIS CERTIFICATE MAY EE IE£uE£ OR HAT PEftTAIhL the inSlAahCE ff PC*CtO ItY the PQLCIE5 CE5CR«D HEREIN IE EUBJECT TO ALL THE TERUS. EXmSOHS AMJ CONtHTKJNS Of SUCH. pOUCES LWnflSHOVPmAT HAVE SEEN flBOUCEO BY PAID CLAMB. TYPE OF PlEURANCE policy 4l^nrn POLICY1 BF’EC oat[ POLICY EXPIRATION DATE UHTB ;., ?., ;> , .-.I- ? r CCHWIERCIAL CCkElM. UAflLlTY CJW! W^DE J_ OCCUR , c™E*S ? LXnTBAfiTOR-iPWT iSsn^a- Ajfftipia $2,000,000 00 P-tJ^J!i.Ci-jJC”P Acri 3 1.000.000 00 WefK*-al4 Adv ?hj’y S 1 OOQ.G’JO.OO t1000.000 00 i-re Ua--js< iflnp nnc 1«) $2.000 000.00 ALFTQWCQIUE U ABILITY AflYAuYO ALLCVJhEDAJUTOa SCHEDULED AUT05 x_ HnKDAyrc* XKluJWED AUTOS -54RA5E UABLITY Cor£fTi*3’3tf^lc Urn* i 1.00D.DOQ.GO 3«%nAJy ;Pw Fars:ni t P’cpril* Danlag* i tra.-,-.. ‘? v JC_ UMBRELLA FOHM Ft-1- F:i> 1.11 hi:h $4,000.000.00 * H.oao.aoo.oo OlHlR miKUULTKELLAnoRM WOTKEPri COMPENSATION mo ENFuOVER* LIABILITY STATUTORY LHTE- t1,00000000 ri«riill| 1 bll $1,000,000.00 SmkE«(iEi”p«ihi t1.000.000 00 Bi nyan Really LP, C B Richard El lis. Inc. shall be named1 as “additionally insured parties” INCLUDES WAIVER OF SUBROGATION WITH REGARD TO WORKER’S COMPENSATION. C ERT IF ICATE HOLDERCANCELLATION Binyan Realty LP 1201 Elm Street Suile 25 W Dailas, Texas 75270 EHCHAD any OF THE *BOW DESCRISED BOUCE5 BE CANCELLED EEFOHE THE EXPIRATION Q*TE TMEBEOF. The MUttMCCMMW d*fJWOB TO mail ‘dOayS’AhiTTCnmOTiCE TO IhE««T*iCaTE KittR UAMED TO THE LEFT. BUT FAILURE TO UAIL 5UCH NOTICE SHALL IMPOSE NO oeb.K3AT10N OR D/ABHTTY OF AhfY klhh yprjw rHh ^^*HPAtn. its agchts rjn nrpni- n-atvci AUTHORIZED REPRESENTATIVE |pe PRESENTATM= s 9IOHATURE| Pleasa use axact verbiage as shown in example for Certificate Holder and Additionally Insured Party.

Renaissance Tower/ Priority Fulfillment Services, Inc.

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

This Commencement Date Memorandum is being executed pursuant to that certain Lease Agreement (the “Lease”) dated this             day of             , 20            between BINYAN REALTY LP, a Delaware limited partnership (hereinafter called “Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (hereinafter called “Tenant”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 1201 Elm Street, in Dallas, Texas (the “Building”). Landlord and Tenant hereby agree that:

1. Landlord has fully completed any construction work required under the terms of the Work Letter attached to the Lease.

2. The Commencement Date of the Lease is             , 20            . If the date set forth in Item 9 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 9 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

3. The Expiration Date of the Lease is             , 20            . If the date set forth in Item 10 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 10 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

4. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

5. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and executed this             day of             , 20            .

LANDLORD:		TENANT:

BINYAN REALTY LP, a Delaware limited partnership		PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation

By:	Binyan Realty GP, LLC, its general partner

	By:	By:
	Name:	Name:
	Title:	Title:

Renaissance Tower/ Priority Fulfillment Services, Inc.

EXHIBIT E

PARKING

1.	Parking Spaces.

A. Tenant shall have the right and option, but not the obligation, to rent during the Term of the Lease (i) up to five (5) parking spaces in the Garage on a reserved basis (the “Reserved Spaces”), and (ii) up to fifteen (15) parking spaces in the Garage on an unreserved and non-exclusive basis (the “Unreserved Spaces”). Tenant’s election to rent any or all of the Reserved Spaces shall be made in writing to Landlord no later than forty-five (45) days prior to the date on which Tenant desires to rent same, and Tenant’s election to rent any or all of the Unreserved Spaces shall be made in writing to Landlord no later than thirty (30) days prior to the date on which Tenant desires to rent same. Similarly, Tenant may elect to discontinue renting any Reserved Space or Unreserved Space (but only after Tenant has rented such space for at least six months) by giving Landlord thirty (30) days prior written notice. Notwithstanding the foregoing, (i) following any election by Tenant to discontinue renting any of such Reserved Spaces or Unreserved Spaces, Landlord shall have no further obligations, and Tenant shall have no further rights, with respect to such Reserved Spaces or Unreserved Spaces that Tenant elects to discontinue renting, except that if Tenant later gives Landlord written notice that it desires to rent some or all of the discontinued Reserved Spaces or Unreserved Spaces and some or all of such spaces are then available for rent, Landlord shall make available and rent the available spaces to Tenant (up to the amount requested by Tenant), and (ii) as of the first day of the 25th Lease Month, Landlord shall have no further obligations, and Tenant shall have no further rights, with respect to any such spaces that Tenant has not elected to rent prior to such date, provided that if Tenant thereafter gives Landlord notice that it desires to rent some or all of such spaces and some or all of such spaces are then available for rent, Landlord shall make available and rent the available spaces to Tenant (up to the amount requested by Tenant). In determining whether any parking space is “available for rent,” as used in this Exhibit, Landlord shall be entitled to consider both its current and anticipated parking needs for the Building.

B. In addition to the Reserved Spaces and the Unreserved Spaces, Tenant shall have the right and option, but not the obligation, to rent during the Term of the Lease, on an unreserved and non-exclusive basis, one parking space in the Garage per each 1,600 square feet of Adjusted Agreed Rentable Area in the Premises (such additional parking spaces, the “Discretionary Spaces”). The term “Adjusted Agreed Rentable Area in the Premises” shall mean the Agreed Rentable Area in the Premises, less 32,000 square feet (as determined from time to time). Tenant’s election to rent any or all of the Discretionary Spaces shall be made in writing to Landlord no later than thirty (30) days prior to the date on which Tenant desires to rent same. Similarly, Tenant may elect to discontinue renting any Discretionary Space (but only after Tenant has rented such Discretionary Space for at least six months) by giving Landlord thirty (30) days prior written notice. Notwithstanding the foregoing, (i) following any election by Tenant to discontinue renting any of such Discretionary Spaces, Landlord shall have no further obligations, and Tenant shall have no further rights, with respect to such Discretionary Spaces that Tenant elects to discontinue renting, except that if Tenant later gives Landlord written notice that it desires to rent some or all of the discontinued Discretionary Spaces and some or all of such spaces are then available for rent, Landlord shall make available and rent the available spaces to Tenant (up to the amount requested by Tenant), and (ii) as of the first day of the 25th Lease Month, Landlord shall have no further obligations, and Tenant shall have no further rights, with respect to any Discretionary Spaces that Tenant has not elected to rent prior to such date, provided that if Tenant thereafter gives Landlord notice that it desires to rent some or all of such spaces and some or all of such spaces are then available for rent, Landlord shall make available and rent the available spaces to Tenant (up to the amount requested by Tenant).

C. In addition to the Reserved Spaces, the Unreserved Spaces and the Discretionary Spaces, Tenant shall have the right and option, but not the obligation, to rent during the Term of the Lease, on an unreserved and non-exclusive basis, up to 150 permits for parking spaces in the Garage available solely for Late Night Use (the “Late Night Permits”). The term “Late Night Use” shall mean use permitted only during the period beginning at 10:00 p.m. each evening and ending at 7:30 a.m. the following morning. Use of the Late Night Permits shall be restricted to parking spaces located on the top five levels of the Garage. Landlord

Renaissance Tower/ Priority Fulfillment Services, Inc.

shall be entitled to require that any person using a Late Night Permit display a vehicle window sticker or other identification supplied by Landlord in order to permit Landlord to monitor the use of the Late Night Permits. Tenant’s election to rent any Late Night Permits shall be made in writing to Landlord no later than thirty (30) days prior to the date on which Tenant desires to rent same. Similarly, Tenant may elect to discontinue renting any of such Late Night Permits (but only after Tenant has rented such Late Night Permit for at least six months) by giving Landlord thirty (30) days prior written notice.

2.	Parking Rental. The rent for such parking spaces shall be the rate from time to time designated by Landlord or Landlord’s garage operator as standard for the Building. On the execution date of the Lease, the monthly parking rental rates in the Garage are as follows: $160 (plus applicable taxes) for each unreserved parking space, and $250 (plus applicable taxes) for each reserved parking space. Landlord or Landlord’s garage operator shall provide Tenant at least thirty (30) days notice of any change in the parking rates at the Garage and the giving of such notice shall be deemed an amendment to this Exhibit and Tenant shall thereafter pay the adjusted rent. All payments of rent for parking spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time. Notwithstanding the foregoing, provided Tenant is not in monetary default under the Lease beyond the expiration of any applicable notice and cure period, (i) 50% of the rent for the Reserved Spaces shall be abated for the first eighteen (18) Lease Months, (ii) 50% of the rent for the Unreserved Spaces shall be abated for the first six (6) Lease Months, and (iii) rent for each Late Night Permit shall be at 50% of the then-standard Building rate for unreserved parking spaces. Notwithstanding anything to the contrary set forth herein, if the vehicle of any Late Night Permit holder (i) is present in the Garage at any time between the hours of 7:31 a.m. and 9:59 p.m., or (ii) is parked in a parking space located below the top five levels of the Garage, then, for each such permit for the month in which such violation occurs, Tenant shall be charged 125% of the then-standard monthly charge for unreserved parking in the Garage. Tenant shall pay Landlord for any such increased parking charges within thirty (30) days after receiving a written demand therefor accompanied by reasonable proof of such violation.

3.	Parking Cards/Devices. Landlord will provide Tenant with an access card or other form of access device for each parking space to which Tenant is entitled. Parking cards or any other access device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a reasonable replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any parking card or other form of access device issued by Landlord.

4.	Validation. Tenant may validate visitor parking, by such method or methods as Landlord or the operator of the Garage may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord shall invoice Tenant for the parking rent generated through Tenant’s validations, and Tenant shall pay same by the date on which its next Basic Monthly Rent payment is due (provided that if Tenant receives Landlord’s invoice less than thirty (30) days before such payment is due, then Tenant’s payment for such charges shall be due on the date on which the following Basic Monthly Rent payment is due). Landlord expressly reserves the right to reasonably redesignate parking areas and to modify the parking structure for other uses or to any extent.

5.	Damage to or Condemnation of Garage. If Landlord fails or is unable to provide any parking space to Tenant in the Garage because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant’s obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space. In no event shall Landlord reduce the number of Reserved Spaces available to Tenant unless the damage or condemnation shall reduce the available parking spaces in the Garage to a number that is below the total number of reserved spaces provided to tenants in the Building. In such event, Landlord shall reduce Tenant’s access to Reserved Spaces in such percentage as is equivalent to the percentage reduction in each other Building tenant’s access to its previously leased reserved spaces.

Renaissance Tower/ Priority Fulfillment Services, Inc.

6.	Rules and Regulations. A condition of any parking shall be compliance by the parker with Landlord’s reasonable rules and regulations, including any sticker or other identification system reasonably established by Landlord. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Garage as it reasonably deems necessary for the operation of the Garage; provided, however, that in no event may Landlord enact or enforce such rules and regulations against Tenant in a discriminatory manner.

(a)	Cars must be parked entirely within the stall lines painted on the floor.

(b)	All directional signs and arrows must be observed.

(c)	The speed limit shall be five (5) miles per hour.

(d)	Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s) including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Exhibit.

(e)	Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

(f)	Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

7.	Default. Failure to promptly pay the rent required hereunder shall constitute a default under the Lease. Landlord may refuse to permit any person who routinely violates the rules to park in the Garage, as evidenced by notes of such violations, copies of which shall be promptly submitted to Tenant, and any violation of the rules shall subject the car to removal at the car owner’s expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of the Premises.

Renaissance Tower/ Priority Fulfillment Services, Inc.

EXHIBIT F

RULES AND REGULATIONS

1.	Except as expressly permitted in the Lease, Tenant shall not use the Premises, the Building or any other part of the Property to sell any items or services at retail price or cost to the public present in the Premises, the Building or any other part of the Property without prior written approval of Landlord. The sale of services for stenography, typewriting, and blueprinting, duplicating and similar businesses shall not be conducted within the Premises, the Building or any other part of the Property for the service or accommodation of occupants of the Building (excluding Tenant and its subtenants and assigns) or users of any other part of the Property without prior written consent of Landlord. Tenant shall not conduct any auction on the Premises or any other part of the Property nor store goods, wares or merchandise on the Premises (except for Tenant’s own personal use) or any other part of the Property.

2.	Sidewalks, halls, doorways, vestibule, passageways, stairwells, and other similar areas shall not be obstructed or used by Tenant for a purpose other than normal ingress and egress to and from the Premises and Building.

3.	Fire Arms, weapons, flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building or on the Property without the prior written consent of Landlord, except as may be expressly permitted in the Lease.

4.	Except as expressly permitted in the Lease, (i) Tenant shall not make any alterations or improvements to the Premises without the prior written consent of Landlord and (ii) all improvements and the methods of installing and constructing such improvements must be approved in writing by Landlord prior to commencement of installation and/or construction. Should Tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electrician as to where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord reasonably shall direct. Except as expressly permitted in the Lease, all contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work.

5.	Movement into or out of the Building of freight, furniture, office equipment or other material for dispatch or receipt by or on behalf of Tenant that requires movement through public corridors or lobbies or entrances to the Building shall be done at hours and in a manner reasonably approved in writing by Landlord for such purposes from time to time. Only licensed commercial movers shall be used for moving freight, furniture, or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards. Tenant shall be responsible for all damage to the Building inflicted by Tenant’s agents and employees in moving equipment or furniture into or out of the Building.

6.	Request by Tenant for building services, maintenance or repair shall be made in writing to the office of the Building Manager. The Angus Online Request System is equivalent to submitting a request in writing.

7.	Except as expressly permitted in the Lease, Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed. All keys to the Premises and combinations to vaults shall be surrendered to Landlord upon tenancy termination.

8.

Tenant shall give prompt notice to the office of the Building Manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment which become known to Tenant. Liquids, or other materials or substances which may cause damage to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by Tenant, its agents, employees or invitees. Damages resulting to such fixtures or appliances from misuse by Tenant or Tenant’s agents, employees or invitees shall be paid by Tenant, and Landlord shall not in any case be liable therefore. The water closets and other water fixtures

Renaissance Tower/ Priority Fulfillment Services, Inc.

shall not be used for any purpose other than those for which they were constructed and any damage resulting to them from misuse shall be borne by the Tenant. Tenant shall not waste water by interfering with the faucets.

9.	Except as expressly permitted in the Lease, no food shall be prepared in or distributed from the Premises without prior written approval of the Building manager. Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant unless prior written approval has been obtained from Landlord or unless same are reserved solely for use by the employees, agents and contractors of Tenant and its subtenants and assigns.

10.	Landlord shall have the power to reasonably prescribe the weight and position of safes, filing cabinets or other heavy equipment that may overstress any portion of the floor. Any damage done to the Building by the improper placement of heavy items that overstress the floor will be repaired at the sole expense of Tenant. Tenant shall notify the Building Manager when safes or other heavy equipment brought into or out of the Building, and the moving shall be done under the supervision of the Building Manager, after prior written permission from Landlord, not to be unreasonably withheld, conditioned or delayed. Persons employed to move such property must be pre-approved by Landlord.

11.	Tenant shall cooperate with Building employees in keeping the Premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. Trash shall only be disposed of in appropriate receptacles approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

12.	Tenant, its employees, or agents, or anyone else who desire to enter the Building after normal working hours, will be required to identify themselves and to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure. The Building will normally be open for business from 7:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. until 1:00 p.m. on Saturdays, the following holidays excepted: January 1st (New Year’s Day); Last Monday in May (Memorial Day); July 4th (Independence Day); First Monday in September (Labor Day); Fourth Thursday in November (Thanksgiving Day) and the day after Thanksgiving; December 24th (Christmas Eve), December 25th (Christmas Day) and any other day on which tenants in other buildings comparable to the Building are generally closed. The foregoing shall not be deemed to limit Tenant’s access rights expressly set forth in the Lease.

13.	Tenant shall not install any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever, without Landlord’s prior written consent. Tenant shall not maintain any non-Building standard lighting, signage and furnishings (excluding typical office task lighting and furnishings) that may be visible from the exterior of the Building or Common Areas and shall promptly change any unapproved item upon written notice by Landlord, at Tenant’s expense.

14.	No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant, its employees or agents, on, about or from any part of the Premises or from any other part of the Property without the prior written consent of Landlord.

15.	Tenant shall not permit any improper, objectionable or unpleasant noises or odors in (or to be emitted from) the Premises or the Building, nor shall Tenant permit the operation of any machinery or equipment in the Premises that could in any way annoy any other tenant in the Building, nor shall Tenant otherwise interfere in any way with other tenants in the Building or adjoining landowners or persons having business with such other tenants or adjoining landowners.

16.	Tenant shall keep all corridor doors, when not in use, closed.

17.	Tenant shall not use, or permit the use of, the Premises or any portion thereof as sleeping or lodging quarters.

Renaissance Tower/ Priority Fulfillment Services, Inc.

18.	Tenant shall place solid pads under all rolling chairs.

19.	Tenant agrees to cooperate and assist Landlord (at no expense to Tenant) in the prevention of canvassing, soliciting and peddling within the Building and on the Property.

20.	Tenant shall not sell lottery tickets or conduct any other form of gambling from or within the Premises or any other part of the Property. Only the Renaissance Convenience Store may sell lottery tickets.

21.	Except for Seeing Eye dogs assisting the disabled, Tenant shall not keep any animals or birds in or about the Premises or the Building.

22.	Tenant shall comply with all reasonable parking rules and regulations as may be posted and distributed from time to time.

23.	Unless otherwise expressly provided in the Lease, Landlord will not be responsible for personal property, equipment, money, or jewelry lost or stolen from the Premises.

24.	Tenant shall not allow space heaters to be used in their space or any electric appliance that are reasonably deemed to be an electric hazard or over load of the breaker or electric panel.

25.	Tenant shall comply with the Dallas City Ordinance 27440 or any like ordinance currently in force at the time. Smoking is prohibited within 15 feet of any entrance to an indoor or enclosed area, in any area designated as nonsmoking and marked with a no smoking sign. Smoking is allowed in an unenclosed outdoor seating area. The building patio is located outside the west exit doors. All other areas are designated as no smoking areas.

26.	Tenant will at all times cooperate with Landlord in preserving a first class image for the Building as a premier multi-tenant office building in the Dallas Central Business District (the “CBD”). Toward that end, Tenant shall ensure that its employees and agents are appropriately attired at all times while at the Building or the Property. During the Building’s normal business hours, such attire shall reflect a professional appearance, comporting with the standard of “business attire” or “business casual,” as such terms are generally used in the CBD business community. At all times other than the Building’s normal business hours, such attire may also include more casual attire, such as shorts, but shall remain within the generally accepted standards for after-hours attire as is customary in first class multi-tenant office buildings in the CBD. At no time shall any of the following be permitted attire at the Building or the Property: swimwear or sleepwear; slippers, “flip-flops” or similar loose-fitting footwear; clothing made of “see-through” materials or that is otherwise revealing in any unprofessional manner; excessively baggy or sagging pants or shorts; torn, frayed, ripped or dirty garments; or any clothing containing profanity, obscenities or pornographic or other obscene images.

27.	At times other than the Building’s normal business hours, the Common Areas of the Building and Property shall be available for use by tenants and their employees and agents solely for the purpose of ingress and egress to their leased premises and for the use of restroom facilities (for tenants on multi-tenant floors). The Common Areas shall not be available for other purposes outside of the Building’s normal business hours, and neither tenants nor their employees or agents shall be permitted to loiter or congregate in any Common Areas for any purpose during such time.

Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further reasonable Rules and Regulations as in its reasonable judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building or any other portion of the Property, the orderly management of the Building and/or the protection and comfort of the tenants and their agents, employees and invitees and, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed. These Rules and Regulations and no amendments hereto shall ever be constructed to create any obligations on Landlord. In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the Lease shall control.

Renaissance Tower/ Priority Fulfillment Services, Inc.

EXHIBIT G

SNDA

Renaissance Tower/ Priority Fulfillment Services, Inc.

EXHIBIT H

JANITORIAL SPECIFICATIONS

CLEANING STANDARDS AND FREQUENCY

FOR

RENAISSANCE TOWER

CLEANING STANDARDS AND FREQUENCY

FOR

RENAISSANCE TOWER

I.	CLEANING PERFORMANCE STANDARDS

A.	LOBBY

1.	Sweeping and Dusting

a.	Lobby and entrance floors will be clean and free of dirt streaks and there will be no dirt remaining in corners, behind doors, or where the dirt is picked up with the dustpan after the sweeping operation.

b.	Wads of gum, tar, and other sticky substances will be removed from the area.

c.	Grills and woodwork will be dust-free after dusting. Dust will have been removed rather than merely pushed around.

d.	There will not be any spots or smudges on the wall surfaces, caused by touching the wall with a treated dust cloth, mop or scrubber.

e.	All glass surfaces will be free of spots, streaks, and smudges both inside and outside the Building.

2.	Polishing and Wall Spotting

a.	Doorknobs, push bars, kick plates, railings, doors and other surfaces will be cleaned and polished to an acceptable luster.

b.	Drinking fountains will be cleaned, disinfected, and free of stains. The wall surfaces around the drinking fountains will be free of water spots and streaks.

3.	Mopping

a.	Lobby and entrance floors will be free of loose and/or caked dirt particles and will present an overall appearance of cleanliness after the mopping operation.

b.	Marble floors should be maintained by thoroughly dust mopping and cleaning any spills or spots with a damp mop using clean clear water.

Renaissance Tower/ Priority Fulfillment Services, Inc.

c.	Walls, baseboards, and other surfaces will be free of watermarks, scars from the cleaning equipment striking the surfaces, and splashings from the cleaning solution and rinse water.

d.	All surfaces will be dry and the corners and crevices clean after mopping.

e.	Entrance and rain mats will be free of dust, dirt and other debris. Mats will be vacuumed as needed during the day and again each night and shampooed once a week.

B.	ROOM CLEANING

1.	Trash Removal

a.	Recycling guidelines will be adhered to as outlined in the current program.

b.	All wastepaper baskets will be empty and in place, clean and ready for use. Liners will be replaced nightly.

c.	Cleaners’ trash bags, when filled, will be disposed of quickly.

2.	Sweeping or Vacuum Cleaning

a.	All carpeting will be vacuumed and spot cleaned using commercial grade equipment.

b.	Baseboards, furniture, and equipment will not be disfigured or damaged during the cleaning operation.

c.	Furniture and equipment moved during sweeping will be replaced.

d.	Chairs shall be checked monthly to see if vacuuming is required.

3.	Dusting

a.	Desktop dusting will be performed nightly. (Exposed horizontal surfaces only to be dusted.)

b.	Corners and crevices will be free from any dust.

c.	Windowsills, door ledges, doorframes, door louvers, window frames, wainscoting, baseboards, columns, and partitions will be free of dust.

d.	Mirrors, ashtrays, door glass, and all other glass will be clean and free of dirt, dust, streaks, and spots. (this does not include building exterior windows).

4.	Rugs/Carpets

a.	Rugs will be clean and free from dust, dirt and other debris.

b.	There will be no trash or foreign matter under desks, tables or chairs.

c.	Any furniture moved during rug cleaning will be replaced.

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5.	Drinking Fountains

a.	Drinking fountains will be clean and free of stains.

b.	All other surfaces of the fountain will be free of spots, and streaks.

C.	STAIRWAY CLEANING

1.	Sweeping and Dusting

a.	Stair landings, steps and all corners of stair treads will be free of loose dirt or dust streaks at all times.

b.	Stair railings, door moldings, ledges, and grills will be dust free at all times.

2.	Cleaning, Polishing and Wall Spotting

a.	Glass surfaces will be clean and free of any smudges, finger marks, and dirt.

b.	Handrails, doorknobs, and other surfaces will be clean.

c.	Walls will be free of dirt spots of any kind.

d.	Fire extinguisher cabinets and glass door fronts, as well as inside surfaces shall be clean and free of any dirt.

3.	Mopping and Scrubbing

a.	Stair landings and steps will be free of loose and/or caked dirt particles.

b.	Walls, baseboards, and stair risers will be free of loose and/or caked dirt particles.

c.	All surfaces will be dry and the corners and cracks clean after dry mopping.

D.	ELEVATOR CLEANING

1.	Floor Cleaning and Dusting

a.	Interior surfaces of elevator will be free of loose dirt and dust streaks.

b.	Carpets shall be spot cleaned, as necessary and proper maintenance shall be kept to ensure they remain fresh and unsoiled looking.

2.	Cleaning, Polishing, and Wall Spotting

a.	Handrails, controls, and other surfaces will be clean and polished.

b.	Walls will be free of finger marks and other smudges.

c.	All elevator tracks will be carefully and thoroughly cleaned and shined weekly.

d.	Ceilings shall be free of dust and fingerprints.

3.	Mopping Waxing and Polishing

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a.	Elevator walls will be free of splash marks, floor will be clean, and base plates and thresholds polished.

E.	RESTROOM CLEANING

1.	Replenish Supplies

a.	All dispensers of supplies will be clean and filled with the proper supplies (towels, soap, napkins, etc.), in the standard quantities provided for in the Building janitorial contract. Above standard usage or specialty requirements such as seat covers, private restrooms and kitchens supplies will be billed accordingly for Landlord’s actual, reasonable out-of-pocket cost.

b.	Trash containers will be emptied and clean liners inserted.

c.	Extra supplies will not be left on countertops, toilet backs or other non-dispenser locations.

2.	Clean Sanitary Receptacles

a.	All sanitary receptacles will be clean, both inside and outside, and contain a new wax liner.

b.	All sanitary receptacles will be free of spots, stains and finger marks.

c.	All sanitary receptacles will be free of odors.

3.	Clean Toilet Room Fixtures

a.	All porcelain and Corian surfaces of wash basins, toilets, and urinals will be free of dust, dirt, spots.

b.	The wall surfaces will be free of spots and smears.

c.	All toilet seats will be left in raised position after cleaning. They will be free of spots and the seat hinges will be free of mold.

d.	The plumbing fixtures will be free of mold and water stains.

4.	Clean Supply Dispensers, Tile Walls, Stall Partitions, Doors, Shelves, Mirrors and Floors.

a.	All supply dispensers will be clean and free of finger marks and water spots.

b.	All shelves and shelf brackets will be free of gum, dust, fingerprints, water stains, smudges and other soil.

c.	All mirrors should be free of streaks, smudges, water spots, dust; lipstick smudges.

d.	Walls, stall partitions and doors will be free of hand marks, dust, pencil marks, lipstick smudges, water streaks and mold.

e.	Floors will be free of dirt and dust, rust, gum, grease, black marks, loose paper, water, mop stains, and strings.

F.	WALL CLEANING

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1.	Wall Cleaning

a.	There will be no streaks or spots remaining on walls or signs of overlapping.

b.	Wall will be uniformly clean all over.

c.	Woodwork on doors, windows and moldings will be clean.

G.	FLOOR CLEANING

1.	Preparation for Mopping

a.	Cleaning solutions, where used, will have been mixed thoroughly and in the proportions specified without undue spillage of either solution or rinse water.

b.	Proper precautions will have been taken to advise building occupants of wet and/or slippery floor conditions. Yellow caution signs will be set up on any wet floor.

2.	Floor Mopping

a.	The mopping work will have been performed in such manner as to properly clean the floor surface. Proper extraction methods will be used to eliminate residue buildup in seams and discoloring of grout.

b.	All mopped areas will be clean and free from dirt, streaks, mop marks, and strands, etc.; properly rinsed, if required, and dry-mopped to present an overall appearance of cleanliness.

c.	Walls, baseboards and other surfaces will be free of watermarks, scars, or marks from the cleaning equipment striking the surfaces and splashings from the cleaning solutions and rinse water.

d.	Care will have been taken throughout the mopping operation to prevent the liquids and equipment from coming into contact with electric outlets located in the floor areas or baseboards.

3.	Preparation of Floor Areas for Waxing

a.	The floor area will be free of dirt and dissolved wax particles, cleaning material residue, streaks, mop strands and otherwise be thoroughly cleaned.

b.	Walls, baseboards, furniture bases, and other surfaces will be free of watermarks, marks from the cleaning equipment and splashings from the floor cleaning solutions.

c.	All cleaned surfaces will be wiped dry and the floor ready for application of wax.

4.	Waxing

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a.	The surface waxed will have had the proper type of wax applied in accordance with the best operating practices.

b.	The wax will be applied thinly, uniformly and evenly in such a manner as to avoid skipping of areas, and will be allowed to properly dry before being polished.

c.	Walls, baseboards, furniture and other surfaces will be free of wax residue and marks from the equipment. Covering for wall protection will be used in areas where paneling or cloth fabric is found.

d.	The waxed area will be free of streaks, mop strand marks, skipped areas, and other evidence of improper wax application.

5.	Buffing

a.	The waxed or damp-mopped surface shall have dried to the touch after being buffed.

b.	Baseboards, furniture and equipment will not be disfigured or damaged during the buffing work.

c.	The finished area will be polished to an acceptable, uniform luster.

6.	Furniture Arrangements in Waxed Areas

a.	All rug edges will be replaced to their proper position.

b.	Care will have been exercised to avoid damage to building and/or office equipment during waxing process.

7.	Preparation for Floor Scrubbing

a.	The machine and other equipment will be checked and readied for work in careful and thorough manner.

b.	Cleaning solutions will be mixed thoroughly and in proportions specified without undue spillage of either solution or rinse water.

8.	Operation of Machinery

a.	The mechanized equipment will be operated only by authorized personnel having sufficient instructions as to its proper and efficient operation.

b.	The scrubbing machine will be started and operated in a safe and reasonable manner.

c.	Care of the mechanical equipment will be exercised at all times during its operation to avoid damage to personnel, the building, and equipment.

9.	Floor Scrubbing and Rinsing

a.	Proper precautions will be utilized to inform the building occupants of wet and/or slippery conditions during the scrubbing operation.

b.	The scrubbing work will be performed in such manner as to properly clean the floor surface with care taken to see that the proper cleaning solution is used.

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c.	All areas, including areas inaccessible to the machine and which are cleaned by means of deck scrubbing brushes and/or mops, will be clean and free of dirt, water streaks, mop marks and string; properly rinsed; and dry-mopped to present an overall appearance of cleanliness.

d.	Walls, baseboards and other surfaces will be free of watermarks, scars from the cleaning equipment striking the surfaces and splashing from the cleaning solution and rinse water.

H.	WASTE DISPOSAL

1.	Paper and Trash Collection, Removal and Disposal

a.	Recycling guidelines will be followed as set forth in the recycling program.

b.	Bagged trash will be delivered in leak proof containers to a designated trash area before being removed to the proper dumpsters nightly.

c.	All unused waste collection bags will be in the proper storage location.

d.	Cardboard boxes will be broken down and disposed of properly.

e.	Any paper and trash spilled (including liquids) during the collection process will have been cleaned up.

II.	CLEANING FREQUENCY

A.	GENERAL CLEANING—FIVE DAYS PER WEEK (Nightly Sunday – Thursday)

1.	All carpeting will be vacuumed.

2.	Empty and clean all wastebaskets, sand urns, replacing sand as required, receptacles, ash trays, etc, damp dust or wet wipe and dry polish as necessary. (Liners will be placed in receptacles and wastebaskets and replaced as needed.)

3.	Remove all trash and wastepaper to designated collection points. All trash will be placed in designated area and either removed nightly or placed in trash compactor.

4.	All surfaces of desks, enclosures, and horizontal surfaces of all other furniture, file cabinets, lockers, woodwork, window sills, etc. should be damp dusted with clean dry cloth. (Exposed horizontal surfaces only to be dusted.)

5.	Drinking fountains will be cleaned and disinfected, and all exposed metal shall be polished and kept free of foreign matter. All walls/vinyl areas around drinking fountains will be kept free of fingerprints and other matter.

6.	All glass doors and including bright metal finishes and handrails will be dusted on interior and exterior.

7.	All tenant’s entrance doors, frames, glass and adjacent metal will be dusted. Partition glass will be spot cleaned to remove smudges and fingerprints.

8.	Vacuum entrance mats nightly.

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9.	All thresholds shall be cleaned nightly.

10.	Clean restroom mirrors, powder shelves, bright work, dispensers, etc.

11.	Clean and sanitize all restroom fixtures. Toilet, wash basins, urinals, shower walls, and floors are to be kept free of scale and mildew. Wash and sanitize top and underside of toilet seats.

12.	Refill soap, towel and tissue containers and holders.

13.	Wipe down toilet partitions and counters and walls around wash basins.

14.	Mop all restroom floors.

15.	Mop all hard surfaced floors.

16.	Mop outside main lobby entrances.

17.	Mop and sweep loading dock and service elevator area.

18.	Wipe clean accessible horizontal surfaces.

19.	Empty and sanitize all receptacles and sanitary disposals.

20.	All counter tops of wet bar areas will be wiped down nightly and sinks will be cleaned if free of dishes.

21.	Clean all lobby furniture; remove fingerprints and smudges from metal and glass trim on furniture.

B.	GENERAL CLEANING—WEEKLY

1.	Vacuum upholstery in executive areas.

2.	Dust hanging pictures, frames and picture glass.

3.	Restroom air supply and return grills will be thoroughly cleaned.

4.	All building vacant suites are to be vacuumed and cleaned.

(a)	C. GENERAL CLEANING—MONTHLY

1.	Dust exterior of lighting fixtures and air conditioning grills.

2.	Window blinds are to be dusted or vacuumed.

3.	Engineering to mop machine, electrical., telephone rooms and clean inside fire extinguisher cabinets.

D.	GENERAL CLEANING—QUARTERLY

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1.	Dust and spot clean where necessary all vertical surfaces such as walls, partitions, ventilating louvers and other surfaces not reached in nightly or monthly cleaning.

2.	Thoroughly sweep and mop tile flooring in basement corridors as needed.

E.	ELEVATORS AND ESCALATORS

1.	Elevator carpet will be vacuumed daily, spot cleaned as required.

2.	Exterior doors and trim will be dusted and fingerprint and smudges removed daily.

3.	Fingerprints and smudges will be removed daily from the interior metal doors and panels.

4.	Ceiling will be dusted daily and wiped down monthly.

5.	Elevator thresholds will be brushed clean and polished daily.

6.	Escalator skirts and trim will be dusted nightly and polished washed monthly.

7.	Escalator treads will be cleaned weekly with a specialized escalator machine.

F.	FLOOR CLEANING

1.	Hard surface (marble not included)

a.	Common areas: sweep and wet mop nightly, spray buff monthly, scrub and refinish bi-annually.

b.	Tenant areas: dust mop and mop nightly, spray buff monthly, scrub and refinish bi-annually.

c.	Restroom floors: power scrubbed monthly.

d.	Scrub and clean door thresholds daily.

2.	Concrete floors

a.	Damp mop weekly and scrub quarterly.

b.	Police building stairwells weekly and wet mop quarterly.

3.	Wood Floors

a.	Dust mop daily.

b.	Spot damp mop for spillage daily.

4.	Carpet Floors

a.	Vacuum all walkways and common areas nightly and all remaining areas weekly.

b.	Spot removal as required.

5.	Marble Floors

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a.	Common Building areas to be maintained on a monthly basis following marble/granite care instructions.

b.	Tenant areas to be dust mopped nightly and damp mop spills/ spots cleaned as needed using clean clear water only.

G.	BUILDING EXTERIOR

1.	Thoroughly sweep, pick up trash and completely hose down (i.e. water broom) all sidewalks, corridors and entrance areas and areas around the sidewalks, corridors and entrance areas and areas around the planters daily.

H.	GARAGE

1.	Nightly

a.	Clean garage elevator lobbies.

b.	Spot check and clean or wash walls as needed.

c.	Spot check stairwells and remove any debris. Sweep as necessary.

d.	Empty all trash receptacles and replace liners.

2.	Weekly

a.	Replace sand in ash urns.

b.	Dust and wipe down exterior light fixtures.

4.	Monthly

a.	Mop all landings and steps in stairwells.

b.	Shampoo carpet in elevator cabs

I.	DAILY JANITORIAL SERVICES

(occurring between 7:30 a.m. and 5:30 p.m. Monday through Friday)

1.	Cleaning garage elevator lobbies of trash and debris including daily cleaning of elevator cabs.

2.	Checking all stairwells in Renaissance Tower and the Renaissance Tower Parking Garage.

3.	Putting out rain mats and umbrella sleeves in lobby when necessary.

4.	Re-stocking according to Section I.E.1(a) above and touch-up cleaning of restrooms on all occupied floors, twice per day with one time occurring in the morning and again in the afternoon. Additional stocking or touch-ups requested outside the normal rotation will be billed accordingly for Landlord’s actual, reasonable out-of-pocket cost.

5.	Cleaning chrome inside building.

6.	Cleaning elevator lobbies throughout building.

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7.	Cleaning security and fire control areas.

8.	Spot cleaning all glass building entrances.

9.	Picking up trash, sweeping or mopping, and cleaning glass in garage lobbies. Cleaning lobby and elevator cab floors as necessary. Pick up trash outside facility.

10.	Vacuuming lobby and elevator carpets as needed daily during low traffic periods.

11.	Cleaning around Building exterior, including tree pits and lights at least twice per day. Remove trash from flowerbeds. Smoking area in the Plaza shall be cleaned as needed throughout the day.

12.	Dry mopping (with treated mop) lobby floors as needed.

13.	Performing other janitorial services as requested by Building Management.

J.	DAILY JANITORIAL SPECIFICATIONS FOR THE CRYSTAL COURT

1.	Remove all trays and trash from tables.
2.	Damp wipe all tables and chairs after patrons leave.
3.	Return all trays to retail tenant areas.
4.	Damp mop floors where spillage occurs, sweep when necessary.
5.	Empty and sanitize all receptacles, remove wastepaper and trash from premises; replace trashcan liners.
6.	Remove all finger marks and smudges from all vertical surfaces, including doors, door frames and around light switches.

K.	WINDOW WASHING

1.	Exterior of exterior windows: twice per year.

2.	Interior of exterior windows: once per year (interior tenant glass excluded)

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EXHIBIT I

GENERATOR LOCATION

OFFICE BUILDING BELOW
LEVEL
SLOPE UP
LEVEL
SLOPE UP
LEVEL
LEVEL
SLOPE UP
LEVEL
SLOPE UP
LEVEL
COOLING TOWER ABOVE
proposed Generator Location

01 LEVEL L12

FIGURE TWO

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RIDER 1

RENEWAL OPTION

A.	If, and only if, on the date Tenant notifies Landlord of its intention to renew the term of the Lease (as provided below), (i) Tenant is not in default under the Lease beyond applicable notice and curative periods, and (ii) the Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant (other than an assignee that is an Affiliate), shall have and may exercise an option to renew the Lease for one (1) additional term of five (5) years (the “Renewal Term”) upon the same terms and conditions contained in the Lease with the exceptions that (x) the Lease shall not be further available for renewal, and (y) the rental for the Renewal Term shall be the “Renewal Rental Rate”. The Renewal Rental Rate is hereby defined to mean the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (i.e., a renewal in comparable space and in a comparable building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, for the uses permitted hereunder if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Renewal Rental Rate, all relevant factors will be taken into account, including without limitation the location and quality of the Building, lease term, amenities of the Property, condition of the space, and finish allowances and base year applicable to the Renewal Rental Rate as set forth above, rent being charged in other first-class office buildings located in Dallas for leases then being entered into for space comparable to the Premises; location, quality, amenities, age and reputation of the buildings in which the space being compared is located; use and size of the space under comparison; location and/or floor level of the subject space and any comparison space within their respective buildings, including view, elevator lobby exposure, etc.; extent of services provided or to be provided; extent and condition of leasehold improvements in the subject space and in any comparison space; abatements pertaining to the subject space and to any comparison space; inclusion of parking charges in rental, if applicable; lease takeovers/assumptions by the landlord of the comparison space, if applicable; moving allowances granted, if any in connection with the subject space and with respect to any comparison space; relocation allowances granted, if any in connection with the subject space and with respect to any comparison space; construction, refurbishment and repainting allowances granted, if any in connection with the subject space and with respect to any comparison space; any other concessions or inducements in connection with the subject space and with respect to any comparison space; and differences, if any, between the brokerage commissions payable for a renewal of the Premises as compared to the brokerage commissions or the comparison premises.

B.

If Tenant desires to renew the Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord’s determination of the Renewal Rental Rate (“Landlord’s Initial Determination”) and Tenant shall, within the next thirty (30) days following receipt of Landlord’s Initial Determination, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s Initial Determination. If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s Initial Determination, the Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to the Lease to reflect the extension of the term and changes in Rent in accordance with this Rider 1. If Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s Initial Determination, then Landlord and Tenant may agree to meet within the thirty (30) day period following Landlord’s receipt of Tenant’s rejection notice in an attempt to reach agreement on the Renewal Rental Rate. If Landlord and Tenant fail to reach agreement on the Renewal Rental Rate within such thirty (30) day period, then Tenant shall, by written notice to Landlord given prior to the expiration of such thirty (30) day period, elect either to (x) rescind its election to renew the Lease, in which case the Lease shall end on the then-current Expiration Date and neither Landlord nor Tenant shall have any further obligation or liability under this Rider, or (y) submit the determination of the Renewal Rental Rate to arbitration in accordance with Section C below (with Tenant’s failure to (i) specifically elect arbitration or (ii) timely provide notice of its election to be construed as its election to rescind its election to renew). If Tenant fails to timely notify Landlord of Tenant’s acceptance or rejection of Landlord’s Initial Determination, then Tenant shall be deemed to have rejected Landlord’s Initial Determination and elected to rescind its election to renew. Any purported acceptance by Tenant of Landlord’s Initial Determination that contains any conditions or qualifications shall be deemed to constitute Tenant’s rejection of Landlord’s

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Initial Determination. Furthermore, if Tenant is in default beyond the expiration of all applicable cure periods under the Lease as of the Expiration Date of the then-current term, then Tenant’s rights and Landlord’s obligations under this Rider shall be voidable at the option of Landlord.

C.	Within fifteen (15) days following receipt of a notice of the submission for determination of the Renewal Rental Rate through arbitration, Landlord and Tenant shall each appoint an arbitrator (collectively, the “Arbitrators”) and notify the other party of such appointment. Within twenty (20) days following such notice of the Arbitrators, Landlord and Tenant shall submit to the Arbitrators their respective assessments of the Renewal Rental Rate for the Renewal Term, together with the supporting data that was used to calculate such assessments (provided that the assessment submitted to the Arbitrators by Landlord shall not exceed Landlord’s Initial Determination). Within twenty (20) days after such submission to the Arbitrators, each of the Arbitrators shall select the assessment (i.e., either Landlord’s assessment or Tenant’s assessment) which is closest to such Arbitrator’s determination of the Renewal Rental Rate for the Renewal Term, which assessment shall be binding on Landlord and Tenant. If the Arbitrators are unable to agree upon an assessment within such time period, then they shall, within another ten (10) days, select a third Arbitrator (or if they cannot agree on the selection of a third Arbitrator, the American Arbitration Association shall so select). The third Arbitrator, using all of the information provided to the initial Arbitrators, as well as any additional analyses or data compiled or prepared by the initial Arbitrators, shall then select the assessment (i.e., either Landlord’s assessment or Tenant’s assessment) which is closest to such Arbitrator’s determination of the Renewal Rental Rate for the Renewal Term, which assessment shall be binding on Landlord and Tenant. The cost of the Arbitrator selected by Landlord shall be paid by Landlord, the cost of the Arbitrator selected by Tenant shall be paid by Tenant, and the cost of third Arbitrator shall be borne by the party whose assessment is not selected. If Tenant has exercised the right to extend the Term and the Renewal Rental Rate for the Renewal Term has not been determined by the time Rent for the Renewal Term is scheduled to begin, then Tenant shall pay Rent for the Renewal Term in accordance with the Rent in effect immediately prior to the Renewal Term until such time as the Renewal Rental Rate for the Renewal Term has been determined, at which time appropriate cash payments shall be promptly made by Landlord or Tenant such that Tenant is charged Rent based on the Renewal Rental Rate for the Renewal Term during the interval in question. Each Arbitrator shall (i) be a real estate broker or leasing agent licensed under the laws of the State of Texas, (ii) have been actively engaged in leasing transactions involving in the aggregate more than 500,000 square feet of rentable area of office space in Dallas, Texas (of which at least 250,000 shall have been in the Dallas central business district) over the immediately preceding fifteen (15) year period, and (iii) have general experience and competence in determining market rates for office space comparable to the Premises. In addition, the third Arbitrator shall have not represented either Landlord or Tenant during the preceding fifteen year period. In no event shall any of the Arbitrators have an economic interest in the final determination of the Renewal Rental Rate. The decision of the arbitrator(s) shall be final and non-appealable, shall be binding on both Landlord and Tenant, and may be enforced in any court of competent jurisdiction in Dallas County, Texas. All information produced by the parties in arbitration shall remain confidential and shall not be made part of any public record. Neither party shall make any public announcement of the outcome of arbitration until both parties have agreed upon the terms of such press release or other public announcement. Within twenty (20) days after the Arbitrators’ determination of the Renewal Rental Rate, Landlord and Tenant will enter into an amendment to the Lease prepared by Landlord, in form reasonably acceptable to Tenant, to reflect the extension of the term and Renewal Rental Rate determined in accordance with this Rider.

D.	Time is of the essence in any exercise by Tenant of its rights under this Rider.

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RIDER 2

EXPANSION OPTION

A. FIRST EXPANSION OPTION – HEADWAY SPACE

1. Subject to the terms of this Rider, Tenant shall have the option (the “First Expansion Option”) to lease that portion of the 5th floor of the Building containing 14,826 square feet of Agreed Rentable Area, as more particularly identified on Schedule 1 attached hereto (the “Headway Space”). Tenant shall exercise the First Expansion Option, if at all, by delivering written notice of such exercise on or before the last day of the 22nd Lease Month (such notice, the “First Expansion Notice”). Tenant shall be required to lease all of the Headway Space if it elects to exercise the First Expansion Option. If Tenant fails to exercise the First Expansion Option in the manner set forth in this Rider, the First Expansion Option shall expire and be of no further force or effect.

2. The Headway Space shall be leased to Tenant upon all terms and conditions of the Lease with the following exceptions:

(a) The Basic Annual Rent for the applicable Headway Space will be equal to the product of the Basic Annual Rent per square foot of Agreed Rentable Area applicable to the Premises (at the then applicable Basic Annual Rent rate) under Item 3 of the Basic Lease Provisions, multiplied by the Agreed Rentable Area of the Headway Space as set forth above, with such Basic Rent increasing from time to time in accordance with the increases in Basic Rent applicable to the remainder of the Premises.

(b) The Headway Space shall be delivered to Tenant in “as is” condition. Tenant shall be entitled to a finish allowance equal to the product of (i) $42.00, multiplied by (ii) the number of square feet of Agreed Rentable Area in the Headway Space, multiplied by (iii) a fraction, the numerator of which is the number of full Lease Months that remain in the initial Term from and after the date Basic Rent commences with respect to the Applicable Expansion Space and the denominator of which is 126.3 Such finish allowance shall be disbursed by Landlord substantially in accordance with the disbursement procedures applicable to the Refurbishment Allowance as set forth in Section 15.27 of the Lease.

(c) Basic Monthly Rent for the Headway Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the Headway Space.

(d) Basic Rent and Additional Rent for the Headway Space shall commence (the “Headway Space Commencement Date”) on the earliest to occur of (i) the date on which the leasehold improvements to be constructed in the Headway Space are substantially completed, (ii) the date that Tenant commences occupancy of the Headway Space for its Permitted Use, or (iii) sixty (60) days after Landlord delivers the Headway Space to Tenant.

(e) Tenant’s Pro Rata Share Percentage shall each be recalculated based on the Agreed Rentable Area of the Premises as of the Headway Space Commencement Date.

(f) Except as may be necessary to complete improvements in the Headway Space, Tenant shall have no right to occupy any portion of the Headway Space, and in no event shall Tenant occupy the Headway Space, prior to (i) substantial completion of Tenant’s leasehold improvements in the Headway Space, and (ii) issuance of a certificate of completion or other document o r permit issued by the applicable governmental authority authorizing Tenant’s occupancy of the Headway Space. Tenant’s improvements to the Headway Space shall be deemed to be substantially completed on the date that (i) such improvements have been completed other than for minor finish details or mechanical adjustment, the incompletion of which shall not interfere with Tenant’s use and occupancy of the Headway Space for the Permitted Use and (ii) Tenant shall have obtained all permits and approvals of governmental authorities exercising jurisdiction required for Tenant to lawfully occupy and use the Headway Space for the Permitted Use.

[3]

The caps set forth in Sections 2.1 and 2.6 of the Work Letter with respect to the portion of the Finish Allowance that shall be available for Cabling Costs, Moving Costs and FF&E Costs or that may be applied to reduce Basic Rent shall also apply to the finish allowance to be provided for the Headway Space, provided that such caps shall be proportionately reduced commensurate with the proportionate reduction in the Finish Allowance.

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3. Within thirty (30) days after Landlord’s receipt of a First Expansion Notice, Landlord and Tenant will enter into an amendment to the Lease prepared by Landlord, in form reasonably acceptable to Tenant, which amendment shall reflect (i) the addition of the Headway Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under the Lease, (iii) the increase in Tenant’s Pro Rata Share Percentage, and (iv) such other amendments as are reasonably necessary. Such lease amendment shall include a work letter substantially in the form of Exhibit C attached to the Lease, provided that such form shall be amended to (i) set forth appropriate dates, (ii) amend the finish allowance to be the amount of finish allowance calculated in accordance with this Rider, and (iii) provide for such other matters as are necessary to reflect the agreements of the parties as set forth in this Rider or otherwise respecting the finish out of the Headway Space. Pursuant to such work letter, Tenant shall construct or cause to be constructed improvements in the Headway Space in accordance with construction plans agreed to by Landlord and Tenant pursuant to the terms of such work letter.

4. Upon substantial completion of the Headway Space improvements, Landlord and Tenant shall execute a Commencement Date Memorandum with respect to the Headway Space in substantially the form of Exhibit D attached to the Lease.

5. In the event Tenant fails to timely exercise the First Expansion Option, then as of the first day of the 25th Lease Month: (i) the portion of the Premises located on the 5th floor of the Building shall be as identified on Exhibit B-1 attached to the Supplemental Lease Provisions (the Agreed Rentable Area of which 5th floor space shall be deemed to be 16,156 square feet for all purposes under the Lease); and (ii) Tenant shall, at Tenant’s expense, perform the following work in compliance with applicable Law, which work must be completed prior to the first day of the 28th Lease Month: (1) all work necessary to separate the Headway Space from the portion of the Premises located on the 5th floor of the Building (including the construction of demising walls using Building standard materials and methods); and (2) construction of a multi-tenant layout using Building standard materials and methods (including, without limitation, creating Service Corridors with respect thereto). In the alternative, at Landlord’s election, Tenant shall pay to Landlord, within thirty (30) days after written demand, all costs Landlord reasonably estimates will be incurred by Landlord in performing such work, in which event Landlord shall be responsible for performance of any such work (which Landlord shall do at its election unless otherwise required by applicable Law); provided that (i) at any time following the last day of the 24th Lease Month that no demising wall separates the Premises on the 5th floor of the Building from the Headway Space, Tenant shall not encroach into or otherwise use any portion of the Headway Space other than as may be required for reasonable ingress and egress to the Common Areas located on the floor, and (ii) at such time as Landlord deems appropriate, Landlord shall have the right to install a demising wall and common corridor using Building standard materials and methods and in compliance with applicable Law, and Tenant shall cooperate with Landlord as may be reasonably required in connection with any such construction.

B. SECOND EXPANSION OPTION

1. Subject to the terms of this Rider, and provided Tenant has previously exercised the First Expansion Option, Tenant shall have the option (the “Second Expansion Option”) to lease space on the 6th and 7th floors of the Building (the “Expansion Space”). Tenant may exercise the Second Expansion Option via a single exercise for the entirety of the Expansion Space or Tenant may exercise the Second Expansion Option via multiple exercises for portions of the Expansion Space as Tenant’s space needs are determined or increase. Tenant shall exercise the Second Expansion Option, if at all, by delivering one or more written notices of such exercise(s) on or before the Outside Exercise Date (each such notice, a “Second Expansion Notice”). Tenant shall specify in any such Expansion Notice (i) the amount of additional space (in rentable area) required by Tenant (which amount shall be at least 15,000 square feet but shall not exceed the Agreed Rentable Area of the then remaining Expansion Space), (ii) Tenant’s desired location of such additional space (provided that all such space shall be contiguous and no such additional space shall be located on the 7th floor prior to the incorporation of the entire 6th floor into the Premises), and (iii) the date on which Tenant desires Landlord to deliver the additional space to Tenant (which date shall be no later than the day immediately following the Outside Exercise Date). Within fifteen (15) days after Landlord’s receipt an Expansion Notice, Landlord shall deliver written notice (any such notice, an “Expansion Response”) to Tenant either approving or objecting to the location of the additional space. Landlord shall be entitled to object to such location only if the incorporation of such additional space into the Premises would leave any vacant space remaining on the applicable floor not Reasonably Leasable (as

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defined below), in Landlord’s reasonable opinion (in which event Tenant shall be required to revise the configuration of the additional space and the foregoing notice and approval process shall be repeated as required). The additional space ultimately selected by Tenant and approved by Landlord shall be the “Applicable Expansion Space”. The date on which Landlord shall deliver such Applicable Expansion Space to Tenant shall be no later than one month after the date on which the Applicable Expansion Space is approved by Landlord. If Tenant fails to exercise the Second Expansion Option in the manner set forth in this Rider, the Second Expansion Option shall expire and be of no further force or effect. The term “Outside Exercise Date” shall mean the last day of the 24th Lease Month; provided, however, that if Tenant has exercised the First Expansion Option, then the Outside Exercise Date shall mean the last day of the 48th Lease Month.

The term “Reasonably Leasable” as used herein means that the space is of such size and is configured in such a manner as to be reasonably marketable to third parties at non-discounted rates. For purposes of this Rider, space shall not be deemed to be Reasonably Leasable unless such space: (a) provides any potential occupant of such space reasonable access to all Building services, and allows Landlord to provide such services in an efficient manner (e.g., considering the manner in which utilities and HVAC services are split on the floor), (b) includes a pro rata amount of exterior windows and exterior exposure on such floor, (c) is configured so as to be in compliance with all applicable codes to permit leasing to third parties, (d) is configured in a manner which will maximize the amount of contiguous space available for lease to other tenants on the applicable floor, and (e) has exposure to the elevator lobby of the applicable floor, if such space comprises at least one-fourth of such floor.

2. The Applicable Expansion Space shall be leased to Tenant upon all terms and conditions of the Lease with the following exceptions:

(a) The Basic Annual Rent for the Applicable Expansion Space will be equal to the product of the Basic Annual Rent per square foot of Agreed Rentable Area applicable to the Premises (at the time such Basic Annual Rent is calculated) under Item 3 of the Basic Lease Provisions, multiplied by the Agreed Rentable Area of the Applicable Expansion Space as set forth above, with such Basic Rent increasing from time to time in accordance with the increases in Basic Rent applicable to the remainder of the Premises.

(b) The Applicable Expansion Space shall be delivered to Tenant in “as is” condition. Tenant shall be entitled to a finish allowance equal to the product of (i) $42.00, multiplied by (ii) the number of square feet of Agreed Rentable Area in the Applicable Expansion Space, multiplied by (iii) a fraction, the numerator of which is the number of full Lease Months that remain in the initial Term from and after the date Basic Rent commences with respect to the Applicable Expansion Space and the denominator of which is 126.4 Such finish allowance shall be disbursed by Landlord substantially in accordance with the disbursement procedures applicable to the Refurbishment Allowance as set forth in Section 15.27 of the Lease.

(c) Basic Monthly Rent for the Applicable Expansion Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the Applicable Expansion Space.

(d) Basic Rent and Additional Rent for the Applicable Expansion Space shall commence (the “Expansion Space Commencement Date”) on the earliest to occur of (i) the date that Tenant commences occupancy of the Applicable Expansion Space for its Permitted Use, (ii) sixty (60) days after Landlord delivers the Applicable Expansion Space to Tenant, or (iii) the day immediately following the Outside Exercise Date. Tenant’s improvements to the Applicable Expansion Space shall be deemed to be substantially completed on the date that (i) such improvements have been completed other than for minor finish details or mechanical adjustment, the incompletion of which shall not interfere with Tenant’s use and occupancy of the Applicable Expansion Space for the Permitted Use and (ii) Tenant shall have obtained all permits and approvals of governmental authorities exercising jurisdiction required for Tenant to lawfully occupy and use the Applicable Expansion Space for the Permitted Use.

[4]

The caps set forth in Sections 2.1 and 2.6 of the Work Letter with respect to the portion of the Finish Allowance that shall be available for Cabling Costs, Moving Costs and FF&E Costs or that may be applied to reduce Basic Rent shall also apply to the finish allowance to be provided for any Expansion Space, provided that such caps shall be proportionately reduced commensurate with the proportionate reduction in the Finish Allowance.

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(e) Tenant’s Pro Rata Share Percentage shall be recalculated based on the Agreed Rentable Area of the Premises as of the Expansion Space Commencement Date for the Applicable Expansion Space.

(f) Except as may be necessary to complete improvements in the Applicable Expansion Space, Tenant shall have no right to occupy any portion of the Applicable Expansion Space, and in no event shall Tenant occupy the Applicable Expansion Space, prior to (i) substantial completion of the leasehold improvements to be constructed in the Applicable Expansion Space, and (ii) issuance of a certificate of completion or other document or permit issued by the applicable governmental authority authorizing Tenant’s occupancy of the Applicable Expansion Space.

(g) If any of the Expansion Space shall include less than all of the rentable area on the applicable floor of the Building and such Expansion Space shall not be then separately demised, with all common corridors required by applicable Law installed, then Landlord at its sole cost and expense shall construct all such demising walls and common corridors prior to delivering possession of the Expansion Space to Tenant (i) if there are other tenants and occupants on the floor, (ii) if such installation is otherwise required by applicable Law in order for Tenant to obtain any permit or other authorization of governmental authorities required in connection with Tenant’s initial alterations and improvements to the Expansion Space and/or in order for Tenant to lawfully occupy and use the Expansion Space for the Permitted Use, or (iii) if Landlord otherwise elects. If such demising walls and common corridors are not required by applicable Law when the Expansion Space is delivered to Tenant but are thereafter required to be installed by applicable Law, whether due to Landlord’s leasing other premises on the floor or for any other reason, Landlord shall promptly construct such demising walls and common corridors at its sole cost and expense and with a minimum of disturbance to Tenant. To the extent Tenant occupies any such Expansion Space without same being separately demised, then Tenant shall be permitted reasonable access (i) to utility closets in such Expansion Space, and (ii) over space adjacent to such Expansion Space to the extent necessary for ingress and egress between such Expansion Space and the floor’s Common Areas.

3. Within thirty (30) days after Landlord’s receipt of a Second Expansion Notice, Landlord and Tenant will enter into an amendment to the Lease prepared by Landlord, and in form reasonably acceptable to Tenant, which amendment shall reflect (i) the addition of the Applicable Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under the Lease, (iii) the increase in Tenant’s Pro Rata Share Percentage, and (iv) such other amendments as are reasonably necessary. Such lease amendment shall include a work letter substantially in the form of Exhibit C attached to the Lease, provided that such form shall be amended to (i) set forth appropriate dates, (ii) amend the finish allowance to be the amount of finish allowance calculated in accordance with this Rider, and (iii) provide for such other matters as are necessary to reflect the agreements of the parties as set forth in this Rider or otherwise respecting the finish out of the Applicable Expansion Space. Pursuant to such work letter, Tenant shall construct or cause to be constructed improvements in the Applicable Expansion Space in accordance with construction plans agreed to by Landlord and Tenant pursuant to the terms of such work letter.

4. Upon substantial completion of the Applicable Expansion Space improvements, Landlord and Tenant shall execute a Commencement Date Memorandum with respect to the Applicable Expansion Space in substantially the form of Exhibit D attached to the Lease.

5. Tenant understands and acknowledges that its rights under this Rider with respect to the Expansion Space located on the 7th floor are subject and subordinate to the rights of an existing tenant under its lease agreement in effect as of the date hereof. In the event Tenant is prevented from exercising its rights under this Rider with respect to any of the Expansion Space located on the 7th floor due to such existing tenant’s election to exercise its superior right to such space, Landlord agrees to use its commercially reasonable efforts to substitute other space in the Building to satisfy Tenant’s additional space requirements (provided that Landlord shall not be required to substitute space on a floor that is not already configured for multi-tenant use if Tenant requires less than a full floor).

C. GENERAL

1. Notwithstanding any other provision or inference herein to the contrary, Tenant’s rights and Landlord’s obligations under this Rider shall expire and be of no further force or effect on the earliest of (i) the expiration or earlier termination of the Term of the Lease, or (ii) an assignment of the Lease by Tenant to any other party (excluding an Affiliate). Furthermore, Tenant shall have no rights, and Landlord shall have no obligations, under this Rider at any time there exists a default by Tenant under the Lease beyond the expiration of any applicable notice and cure period.

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2. Time is of the essence in any exercise by Tenant of its rights under this Rider.

3. Landlord acknowledges and agrees that nothing set forth in Rider 3 below shall permit Landlord to market any of the Headway Space or the Expansion Space for lease during any period in which Tenant has the right to lease same pursuant to pursuant to the provisions of this Rider; provided that during such period Landlord shall be entitled to lease any of the Expansion Space (but not the Headway Space) on a short-term basis without regard to Tenant’s rights under this Rider, as long as any such short-term lease does not prevent or impair Landlord’s ability to meet its obligations under this Rider.

4. Notwithstanding anything in this Lease to the contrary, with respect to any Expansion Space leased by Tenant which is less a full floor, (i) if such Expansion Space includes the bathrooms and those areas on the floor which would be required for use as common area corridors if the floor were a multi-tenant floor (collectively, the “Multi-Tenant Common Areas”), then the Agreed Rentable Area of such Expansion Space shall be measured using the 5% add-on factor applicable to full floors in the Building, and (ii) if such Expansion Space does not include any Multi-Tenant Common Areas, then the Agreed Rentable Area of such Expansion Space shall be measured using a multi-tenant factor which is the greater of (i) 15%, or (ii) the lesser of the Building’s then-standard modified multi-tenant factor or the multi-tenant add-on factor as determined in accordance with BOMA.

5. Notwithstanding Section 15.5, Rule 27 or any other provisions of the Lease to the contrary (but subject to Section 4.5 of the Lease), so long as Tenant is the sole occupant on any floor in the Building on which any portion of the Premises is located, Tenant shall have the right to control access to the floor (which right shall include, but not be limited to, installing keyed entry doors immediately off of the elevator lobby for any such floor) and may operate the floor as if it were a single tenant floor.

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SCHEDULE 1

HEADWAY SPACE

The leasable area on 5th Floor of the Building not included in the Premises as described in Exhibit B to the Lease

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RIDER 3

RIGHT OF REFUSAL

1.

Prior to leasing to a third party any of the Refusal Space (as defined below), Landlord shall first deliver to Tenant a written statement (“Statement”) to Tenant notifying Tenant that Landlord has entered into negotiations with a bona fide prospect (as evidenced by the exchange of written correspondence with a such prospect relating to proposed lease terms) and specifying the amount and location of such space, the anticipated date of tender of possession, the rental rate (including any projected rate increases over the applicable term), and any other principal economic terms. Tenant shall have fourteen (14) days after receipt of the Statement within which to notify Landlord in writing that it elects to lease the applicable Refusal Space (each such written notice is herein referred to as a “Notice”). If Tenant elects to lease the applicable Refusal Space within such fourteen (14) day period, then Tenant’s election shall be irrevocable. If Tenant elects not to lease the applicable Refusal Space, Landlord shall have the right to lease such space to any other party; provided, however, that if such space is not leased within 180 days after the date of the Statement, or if the economic benefit derived from any such lease with any prospective tenant is less than 95% of the economic benefit of the lease expansion proposed in the Statement, then Landlord shall again be required to comply with the terms of this Rider prior to leasing all or any portion of the Refusal Space to other parties. Tenant understands and acknowledges that its rights under this Rider with respect to the Refusal Space located on the 7th floor are subject and subordinate to the rights of an existing tenant under its lease agreement in effect as of the date hereof. Failure by Tenant to notify Landlord within such fourteen (14) day period, or any purported election by Tenant to lease any Refusal Space that contains any qualification or condition, shall be deemed an election by Tenant not to lease the applicable Refusal Space. Notwithstanding anything to the contrary set forth herein, in the event the Statement describes a proposed transaction that contemplates the leasing of any space in addition to the Refusal Space, Tenant must agree to lease all such space in order to exercise its rights under this Rider with respect to the Refusal Space. The term “Refusal Space” as used herein shall mean the Headway Space and the Expansion Space (excluding any such space leased by Tenant, whether pursuant to Rider 2 or otherwise).

2.	If Tenant elects to lease the applicable Refusal Space, then such space shall be leased to Tenant upon the terms and conditions set forth in the Statement; provided, however, that if (i) the lease term proposed in the Statement exceeds the then-remaining Term, and (ii) the rentable area of the applicable Refusal Space identified in the Statement is less than 30,000 square feet, then Tenant may elect to make the lease term applicable to such Refusal Space coterminous with the Term. Such election shall be made in the Notice, if at all, and shall be irrevocable. If Tenant makes such election, then (i) the rental rate structure as set forth in the Statement shall be adjusted, as reasonably determined by Landlord, so that the average effective rental rate over the coterminous term is the same as the average effective rental rate over the lease expansion term proposed in the Statement, (ii) any finish allowance or other allowances or concessions provided under the terms and conditions set forth in the Statement shall be reduced to equal the product of (a) such finish allowance or other allowances or concessions to be provided by Landlord pursuant to the terms and conditions set forth in the Statement, multiplied by (b) a fraction, the numerator of which is the number of full Lease Months that remain in the then-remaining Term from and after the date Basic Rent commences with respect to the applicable Refusal Space and the denominator of which is the number of Lease Months in the transaction reflected the Statement, and (iii) Tenant’s rights under Rider 4 to this Lease (Termination Option) shall be deemed void and of no further force or effect. Tenant shall execute and return a lease amendment (prepared by Landlord and in form reasonably acceptable to Tenant) adding the Refusal Space to the Premises for all purposes under the Lease (including any extensions or renewals) and confirming the rent and other applicable terms specified in the Statement. If Tenant, within 30 days after Landlord provides Tenant with such document, fails to execute and return the required lease amendment (or, in lieu thereof, offer reasonable objections to Landlord’s form of same), then Tenant’s rights and Landlord’s obligations under this Rider shall be voidable at the option of Landlord. Time is of the essence in any exercise by Tenant of its rights under this Rider.

3.

Notwithstanding any other provision or inference herein to the contrary, Tenant’s rights and Landlord’s obligations under this Rider shall expire and be of no further force or effect on the earliest of (i) the expiration or earlier termination of the Term of the Lease, (ii) an assignment of the Lease to any other party (excluding an

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Affiliate), or (iii) the last day of the 66th Lease Month. Furthermore, Tenant shall have no rights, and Landlord shall have no obligations, under this Rider (i) prior to the expiration of the First Expansion Option and the Second Expansion Option, or (ii) at any time there exists a default by Tenant under the Lease beyond the expiration of any applicable notice and cure period.

4.	Tenant shall not disclose any information set forth in the Statement or otherwise provided to Tenant by Landlord in connection with Tenant’s exercise of its rights under this Rider (collectively, the “Statement Information”) to any person or party without the prior written consent of Landlord. This obligation of confidentiality shall not apply to (a) disclosure pursuant to lawful subpoena or order of court of competent jurisdiction (in which event the disclosing party shall notify the other party prior to disclosure to allow sufficient time to seek a protective order if such other party desires), or (b) disclosure to the respective partners (including all partners, directors, officers, employees and agents of such partners), directors, officers, and employees of each party, nor each party’s attorneys, accountants, financing sources or other similar third party professions working on behalf such party who need to know the Statement Information for the purpose of performing their duties (provided that all such persons to whom Statement Information is disclosed likewise keep the Statement Information confidential).

5.	Landlord acknowledges and agrees that nothing set forth in this Rider shall permit Landlord to market any of the Headway Space or the Expansion Space for lease during any period in which Tenant has the right to lease same pursuant to pursuant to the provisions of Rider 2 above; provided that during such period Landlord shall be entitled to lease any of the Expansion Space (but not the Headway Space) on a short-term basis without regard to Tenant’s rights under this Rider, as long as any such short-term lease does not prevent or impair Landlord’s ability to meet its obligations under Rider 2.

6.	Notwithstanding anything to the contrary set forth herein, during any period in which Tenant’s rights under this Rider are in effect, Landlord shall use its commercially reasonable efforts to offer to lease other available space in the Building prior to negotiating with any prospective third party tenant for any of the Refusal Space. However, in no event shall such commercially reasonable efforts be deemed to impair Landlord’s ability to offer any of the Refusal Space to a prospective third party tenant where such prospective tenant expresses a preference for the Refusal Space for any reason, including without limitation (i) cost savings resulting from Landlord’s willingness to offer lower rates for the Refusal Space than for space higher in the Building, (ii) the proximity of the Refusal Space to other space leased by such prospective tenant in the Building, (iii) the location of the Refusal Space in the same elevator bank as other space leased by such prospective tenant in the Building, or (iv) the views available from the Refusal Space.

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RIDER 4

TERMINATION OPTION

Tenant shall have a one-time right to terminate the Lease as of the Termination Date (as defined below) pursuant to the following terms and conditions:

(a) Tenant shall exercise such termination right, if at all, by delivering Landlord written notice (the “Termination Notice”) on or before the Termination Notice Date, specifying that Tenant elects to terminate the Lease. The “Termination Notice Date” shall be the date that is 270 days prior to the Termination Date (as defined below).

(b) Tenant shall not be in default under the Lease beyond any applicable notice and curative periods on the date that Landlord receives the Termination Notice, nor shall Tenant have requested a Refurbishment Allowance as provided in Section 15.27 of the Lease.

(c) The “Termination Date” shall be the last day of the 60th Lease Month; provided, however, that if Tenant has exercised the Second Expansion Option and any Expansion Space Commencement Date related thereto occurs after the last day of the 24th Lease Month, then the Termination Date shall be extended to the last day of the Extended Termination Period. The term “Extended Termination Period” shall mean the period commencing on the latest applicable Expansion Space Commencement Date and ending on the last day of the calendar month thereafter in which Landlord has received 36 full payments of Basic Monthly Rent, excluding any months in which Basic Monthly Rent is $0 (e.g., Lease Months 61-66).

(d) Tenant shall pay to Landlord a “Termination Payment” (herein so called) equal to the unamortized portion of the Finish Allowance and any other allowances paid to Tenant under the Lease (each a “Permitted Amortized Expense”). Notwithstanding anything herein to the contrary, Landlord shall structure all commission agreements with the Broker, any such other broker representing Tenant, the Property Manager and any such other agent or representative of Landlord such that no commission shall be earned or otherwise due with respect to any portion of the Term from and after the Termination Date unless and until Tenant shall waive in writing its termination right pursuant to this Rider 4 or such termination right shall expire of its terms, and as a result no commission shall be a Permitted Amortized Expense. For the purpose of determining the unamortized portion of any Permitted Amortized Expense, such expense shall be amortized on a straight line basis over the period commencing on the later of the Commencement Date or the date that such expense is incurred by Landlord, and continuing through the Expiration Date (exclusive of any renewal terms or other extensions of the Term), using an interest rate of 10% per annum.

(e) The Termination Payment shall be paid to Landlord as follows: 20% contemporaneously with Tenant’s delivery of the Termination Notice to Landlord, 40% within 180 days prior to the Termination Date, and 40% within 30 days prior to the Termination Date.

(f) Tenant’s rights under this Rider shall be voidable at the option of Landlord if (i) Tenant assigns the Lease to any other party (excluding an Affiliate), (ii) a default by Tenant occurs under the Lease beyond the expiration of any applicable notice and cure period following Landlord’s receipt of the Termination Notice but prior to the Termination Date, (iii) Tenant fails to send the Termination Notice as, when and in the manner required by this Rider, or (iv) Tenant fails to pay the Termination Payment to Landlord as, when and in the manner required under this Rider.

Time is of the essence in any exercise by Tenant of its rights under this Rider.

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RIDER 5

CONTRACTION OPTION

Provided the Premises at all times during the Term contain at least the entire 3rd and 4th floors of the Building (containing 61,904 square feet of Agreed Rentable Area), Tenant shall have the one-time right to reduce the Agreed Rentable Area of the Premises in an amount not to exceed the rentable area of a full floor of space within the Premises (provided that the Premises remaining after such space reduction will contain the entire 3rd and 4th floors of the Building and at least 61,904 square feet of Agreed Rentable Area), subject to the following terms and conditions:

(a) Tenant shall exercise such contraction right, if at all, by delivering Landlord written notice (a “Contraction Notice”) designating (i) the amount of space (in rentable area) that Tenant desires to give back (not to exceed 30,000 square feet of Agreed Rentable Area, and provided that the remainder of the Premises following such space reduction will contain at least 61,904 square feet of Agreed Rentable Area), (ii) the effective date of such contraction (the “Contraction Date”), and (iii) Tenant’s desired location of such give-back space; provided that the location of the give-back space shall be determined in the following order of priority: (1) Tenant shall not be entitled to exclude any space on any full floors contained within the Premises unless it has excluded all portions of the Premises located on any multi-tenant floors; (2) such give-back space shall be located on the highest floor on which Tenant then leases space; (3) such give-back space shall be a single block of contiguous space on each floor on which such space is located; and (4) such contraction shall not cause any space remaining within the Premises to become non-contiguous to any other remaining space on the affected floor. The Contraction Date shall be at least nine (9) months after the date on which Landlord receives the Contraction Notice, but in no event shall the Contraction Date occur prior to the last day of the 36th Lease Month; provided, however, that if Tenant has exercised the Second Expansion Option and any Expansion Space Commencement Date related thereto occurs after the last day of the 24th Lease Month, then the Contraction Date shall not occur prior to the last day of the Extended Contraction Period. The term “Extended Contraction Period” shall mean the period commencing on the latest applicable Expansion Space Commencement Date and ending on the last day of the calendar month thereafter in which Landlord has received 36 full payments of Basic Monthly Rent, excluding any months in which Basic Monthly Rent is $0 (e.g., Lease Months 61-66). Within fifteen (15) days after Landlord’s receipt a Contraction Notice, Landlord shall deliver written notice (any such notice, a “Contraction Response”) to Tenant either approving or objecting to the location of the give-back space as identified by Tenant. Landlord shall be entitled to object to such location only if such give-back space is not Reasonably Leasable (as defined below), in Landlord’s reasonable opinion (in which event Tenant shall be required to revise the configuration of the give-back space and the foregoing notice and approval process shall be repeated as required). The space ultimately selected by Tenant and approved by Landlord for exclusion from the Premises shall be the “Contraction Space”.

The term “Reasonably Leasable” as used herein means that the space is of such size and is configured in such a manner as to be reasonably marketable to third parties at non-discounted rates. For purposes of this Rider, space shall not be deemed to be Reasonably Leasable unless such space: (a) provides any potential occupant of such space reasonable access to all Building services, and allows Landlord to provide such services in an efficient manner (e.g., considering the manner in which utilities and HVAC services are split on the floor); (b) includes a pro rata amount of exterior windows and exterior exposure on such floor; (c) is configured so as to be in compliance with all applicable codes to permit leasing to third parties; (d) is configured in a manner which will maximize the amount of contiguous space available for lease to other tenants on the applicable floor; (e) has exposure to the elevator lobby of the applicable floor, if such space comprises at least one-fourth of such floor; and (f) can be demolished and rebuilt without any material additional cost or premium in excess of customary demolition and construction costs unless Tenant agrees to pay such additional cost or premium.

(b) Once the location of the Contraction Space is determined, Tenant shall, at Tenant’s expense, perform the following work in compliance with applicable Law, which must be completed on or before the Contraction Date: (1) all work necessary to separate the Contraction Space from the remainder of the Premises (including the construction of demising walls using Building standard materials and methods); and (2) if (i) any of the Contraction Space shall be located on a floor which prior to the Contraction Date was solely leased to Tenant and (ii) Tenant shall retain Premises on such floor following the Contraction Date (i.e., the Contraction Space shall not include 100% of the leasable area on such floor), then such work shall include construction of a multi-tenant layout on any partial floor given back by Tenant using Building standard materials and methods (including, without limitation, creating corridors with respect thereto). In the alternative, at Landlord’s election, Tenant shall pay to Landlord, within

Renaissance Tower/ Priority Fulfillment Services, Inc.

thirty (30) days after written demand, all costs Landlord reasonably estimates will be incurred by Landlord in performing such work, in which event Landlord shall be responsible for performance of any such work (which Landlord shall do at its election unless otherwise required by applicable Law); provided that (i) at any time following the Contraction Date that no demising wall separates the Contraction Space from the adjacent portion of the Premises, Tenant shall not encroach into or otherwise use any portion of the Contraction Space other than as may be required for reasonable ingress and egress to the Common Areas located on the floor, and (ii) at such time as Landlord deems appropriate, Landlord shall have the right to install a demising wall and common corridor using Building standard materials and methods and in compliance with applicable Law, and Tenant shall cooperate with Landlord as may be reasonably required in connection with any such construction. Tenant may not be in default under the Lease beyond any applicable notice and curative periods on the effective date of delivery of the Contraction Notice, nor shall Tenant have elected to exercise its termination option pursuant to Rider 4 above.

(c) Tenant shall pay to Landlord a “Contraction Payment” (herein so called) equal to the unamortized portion of the following costs and expenses (each a “Permitted Amortized Contraction Expense”) as same are attributable to the Contraction Space on a pro rata basis: (i) the Finish Allowance and any other allowances provided to Tenant under the Lease in connection with any subsequent expansion of the Premises or modifications of the Lease; (ii) the leasing commission paid to Broker in connection with the execution of the Lease and any other brokerage commissions paid to a broker representing Tenant in connection with any subsequent expansion of the Premises or modifications of the Lease; and (iii) the leasing commission paid to any agent or representative of Landlord in connection with the execution of the Lease and any other leasing commissions paid to any agent or representative of Landlord in connection with any subsequent expansion of the Premises or modifications of the Lease. For the purpose of determining the unamortized portion of any Permitted Amortized Contraction Expense, such expense shall be amortized over the period commencing on the later of the Commencement Date or the date that such expense is incurred by Landlord, through and including the Expiration Date (exclusive of any renewal terms or other extensions of the Term), using an interest rate of 10% per annum. One-half of the Contraction Payment shall be paid contemporaneously with Tenant’s delivery of the Contraction Notice to Landlord, and the remainder of the Contraction Payment shall be paid no later than thirty (30) days prior to the Contraction Date.

(d) Tenant shall enter into an amendment to the Lease (prepared by Landlord and in form reasonably acceptable to Tenant) reflecting the exclusion of the Contraction Space from the Premises, including adjusting Basic Rent, Tenant’s Pro Rata Share Percentage, and Tenant’s parking allocations in proportion to the reduction in the Agreed Rentable Area of the Premises. Tenant shall execute such document within 30 days after Landlord provides Tenant with the form of same (or, in lieu thereof, offer reasonable objections to Landlord’s form of same). On or before the Contraction Date, Tenant shall surrender the Contraction Space in accordance with the terms and conditions set forth in Section 1.3 of the Lease for redelivery of the Premises.

(e) Tenant’s rights under this Rider shall be voidable at the option of Landlord at any time prior to the Contraction Date if (i) Tenant assigns the Lease to any other party (excluding an Affiliate), (ii) a default by Tenant occurs under the Lease beyond any applicable notice and cure period following Landlord’s receipt of the Contraction Notice but prior to the Contraction Date, (iii) Tenant fails to send the Contraction Notice as, when and in the manner required under this Rider, or (iv) Tenant fails to pay the Contraction Payment to Landlord as, when and in the manner required under this Rider. Time is of the essence in any exercise by Tenant of its rights under this Rider.

Renaissance Tower/ Priority Fulfillment Services, Inc.